      As filed with the Securities and Exchange Commission on May 9, 1997
                                                  Registration No. 333-6670
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                  PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
                            REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933
                             (INCLUDING EXHIBITS)

                            SECURITY BANCORP, INC.
       ----------------------------------------------------------------
             (Exact name of small business issuer in its charter)


         Tennessee                            6035               62-1682697
---------------------------------      -------------------   -------------------
(State or other jurisdiction of       (Primary SICC No.)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              306 W. Main Street
                         McMinnville, Tennessee 37110
                                (615) 473-4483
     --------------------------------------------------------------------
         (Address and telephone number of principal executive offices and place of business)

                         John F. Breyer, Jr., Esquire
                         Victor L. Cangelosi, Esquire
                               BREYER & AGUGGIA
                      1300 I Street, N.W., Suite 470 East
                            Washington, D.C.  20005
                                (202) 737-7900
       ------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

           As soon as practicable after this registration statement
                              becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

====================================================================================================================================

                                                  Calculation of Registration Fee
====================================================================================================================================

Title of Each Class of Securities        Proposed Maximum       Proposed Offering     Proposed Maximum          Amount of
Being Registered                         Amount Being           Price(1)              Aggregate Offering        Registration Fee
                                         Registered(1)                                Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 Par Value            436,425                $10.00               $4,364,250                   $1,323(2)

Participation Interests                  216,147                  --                     --                        --  (3)
====================================================================================================================================

(1)      Estimated solely for purposes of calculating the registration fee.
(2)      Previously paid.
(3) The securities of Security Bancorp, Inc. to be purchased by the Security Federal Savings Bank of McMinnville, TN 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.


         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT

                            SECURITY BANCORP, INC.

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                  EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

         This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Security Federal Savings Bank of McMinnville, TN Employees' Savings and Profit Sharing Plan (the "Plan" or the "401(k) Plan") of participation interests and shares of Security Bancorp, Inc. common stock, par value $.01 per share (the "Common Stock"), as set forth herein.

         In connection with the proposed conversion of Security Federal Savings Bank of McMinnville, TN (the "Savings Bank" or "Employer") from a federally chartered mutual savings bank to a federally chartered stock savings bank (and, thereafter, to a Tennessee-chartered commercial bank), a holding company, Security Bancorp, Inc. (the "Holding Company"), has been formed. The simultaneous conversion of the Savings Bank to stock form, the issuance of the Savings Bank's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan to permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

         The Prospectus dated ___________, 1997 of the Holding Company (the "Prospectus") which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

         A Participant's eligibility to purchase Common Stock in the Conversion through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan of Conversion. See "THE CONVERSION" and "-- Limitations on Purchases of Shares" in the Prospectus.

         For a discussion of certain factors that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT
        SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION
         ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES
          COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER
           AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


         The date of this Prospectus Supplement is ___________, 1997.

         No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS


                                                                                                               PAGE
The Offering
      Securities Offered.......................................................................................1
      Election to Purchase Common Stock in the Conversion......................................................1
      Value of Participation Interests.........................................................................1
      Method of Directing Transfer.............................................................................2
      Time for Directing Transfer..............................................................................2
      Irrevocability of Transfer Direction.....................................................................2
      Direction to Purchase Common Stock After the Conversion..................................................2
      Purchase Price of Common Stock...........................................................................2
      Nature of a Participant's Interest in the Holding Company Common Stock...................................3
      Voting and Tender Rights of Common Stock.................................................................3

Description of the Plan
      Introduction.............................................................................................3
      Eligibility and Participation............................................................................4
      Contributions Under the Plan.............................................................................4
      Limitations on Contributions.............................................................................5
      Investment of Contributions..............................................................................7
      The Employer Stock Fund..................................................................................8
      Benefits Under the Plan..................................................................................9
      Withdrawals and Distributions from the Plan..............................................................9
      Administration of the Plan..............................................................................10
      Reports to Plan Participants............................................................................11
      Plan Administrator......................................................................................11
      Amendment and Termination...............................................................................11
      Merger, Consolidation or Transfer.......................................................................11
      Federal Income Tax Consequences.........................................................................12
      Restrictions on Resale..................................................................................15

Legal Opinions................................................................................................15

Investment Form...............................................................................................16

                                 THE OFFERING


Securities Offered

         The securities offered hereby are participation interests in the Plan and up to _________ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is 306 W. Main Street, McMinnville, Tennessee 37110. The Savings Bank's telephone number is
(615) 473-4483.

Election to Purchase Common Stock in the Conversion

         In connection with the Savings Bank's Conversion, each Participant in the 401(k) plan may direct the trustees of the Plan ("Trustee") to transfer up to 100% of a Participant's beneficial interest in the assets of the Plan to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred will include salary deferral, Employer matching and profit sharing contributions. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will be invested at the Participant's discretion in the other investment options available under the Plan. See "Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion. For general information as to the ability of the Participants to purchase shares in the Conversion, see "THE CONVERSION - - The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

         The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a monthly basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from the Savings Fund.

Method of Directing Transfer

         The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is ____________, 1997. The Investment Form should be returned to ____________ at the Savings Bank no later than the close of business on such date.

Irrevocability of Transfer Direction

         A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Direction to Purchase Common Stock After the Conversion

         After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of Participant's interest in the Employer Stock Fund may be changed by the Participant on a monthly basis. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

Purchase Price of Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

Nature of a Participant's Interest in the Holding Company Stock

         The Holding Company Stock purchased for an account of a Participant will be held in the name of the Trustee of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Holding Company Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

Voting and Tender Rights of Common Stock

         The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.


                            DESCRIPTION OF THE PLAN

Introduction

         The Savings Bank adopted the Plan effective March 1, 1997 as an amendment and restatement of the Savings Bank's prior retirement plan. The Plan is a cash or deferred arrangement established in accordance with the requirement under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Savings Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

         Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV

(Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.


         Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.


Eligibility and Participation

         Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of a minimum of 1,000 hours of service with the Savings Bank within a consecutive 12 month period of employment and the attainment of age 21. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

         During 1996, approximately __ employees participated in the Plan.

Contributions Under the Plan

         Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted as permitted by the Code). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan

Year. Deferral contributions are generally transferred by the Savings Bank to the Trustee of the Plan on a periodic basis.

         Employer Contributions. The Savings Bank currently matches employee deferral contributions in an amount equal to 100% of such contributions to a maximum of 3% of Compensation.

Limitations on Contributions

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted periodically as permitted by the Code). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

         Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $9,500 (as adjusted periodically as permitted by the Code). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

         Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e.,
                                                                        ----
the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the
                                                                 ----
average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

         In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or
 ----
stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted periodically as permitted by the Code) and, if elected by the Savings Bank, was in the top paid group of employees for such Plan Year.

         In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Savings Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Savings Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

         Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

         In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan

Year or any other the four preceding Plan Years, if (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e., owns
                                                                  ----
directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.

Investment of Contributions

         All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his Accounts in various managed investment portfolios, as described below, A Participant may periodically elect to change his investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives.

         Under the Plan, prior to the effective date of the Conversion, the Accounts of Participant held in the Trust will be invested by the Trustee at the direction of the Participant in the following managed portfolios:


Investment Fund A - A passively managed, diversified equity portfolio with the objective of simulating the performance of the Standard & Poor's Composite Index of 500 stocks, managed by Mellon Bank, N.A., as Trustee. An investment in Fund A provides an opportunity for investment growth generally consistent with that of widely traded common stocks, but with a corresponding risk of decline in value.

Investment Fund B - A portfolio of fixed income contracts primarily managed by
                    Mellon Bank, N.A., with the objective of maximizing income at minimum risk of capital. Contributions are invested in fixed income instruments including but not limited to group annuity contracts issued by insurance companies.

Investment Fund C - A passively managed, diversified portfolio of stock with the objective of replicating the performance of the S & P MidCap Index, managed by Mellon Bank, N.A. An investment return generally consistent with that of smaller to medium sized company stocks, with an above average potential for increase or decrease in value.

Investment Fund D - A government instrument fund with the objective of maximizing income at minimum risk of capital with underlying investments in obligations issued or guaranteed by the United States government or agencies or instrumentalities thereof, selected by Mellon Bank, N.A., as Trustee.

Investment Fund E -  A portfolio of high quality treasury, agency, corporate and asset/mortgage- backed securities managed by Mellon Bank, N.A. with the objective of replicating the total performance of the Lehman Brothers Aggregate Bond index.

         Effective upon the Conversion, a Participant may invest all or a portion of his or her Accounts in the portfolios described above and in Fund F, described below:

Investment Fund F -  The Employer Stock Fund which invests in common stock of the Holding Company.

         A Participant may elect, to have both past and future contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other managed portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in Investment Fund D.

         The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined monthly on a quarterly basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

The Employer Stock Fund

         The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

         When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

         To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Following the conversion, the Board of the Holding Company may consider a policy of paying dividends on the Common

Stock, however, no decision has been made by the Board of the Holding Company regarding the amount or timing of dividends, if any.

         As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

         Investments in the Employer Stock Fund may involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" on pages 1 through 6 in the Prospectus.

Benefits Under the Plan

         Vesting. A Participant, has at all times a fully vested, nonforfeitable interest in all of his or her deferred contributions and the earnings thereon under the Plan. A Participant is 100% vested in his or her matching contributions account and employer discretionary contributions after the completion of five years of service under the Plan's vesting schedule (20% per year beginning with the completion of two years of service).

Withdrawals and Distributions from the Plan

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE
59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK.

         Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payments, to be paid in annual installments over a period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary. Benefits payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special restrictions may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

         Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

         Trustee. The Trustee with respect to Plan assets, other than the Employer Stock Fund, is currently Mellon Bank, N.A. Mellon Bank also serves as custodian of the Employer Stock Fund assets. __________________________________ serves as trustees with respect to the Employer Stock Fund. References in this Prospectus Supplement to the Trustee refer to Mellon Bank.

         Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

         The Trustee has full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

         The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Savings Bank.

         The Trustee must render at least annual reports to the Savings Bank and to the Participants in such form and containing information that the Trustee deems necessary.

Reports to Plan Participants

         The administrator will furnish to each Participant a statement at least semiannually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

         The Savings Bank currently serves as the Plan Administrator. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

         The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

         The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

         The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

         Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

         (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

         (b) Income earned on assets held by the Trust will not be taxable to the Trust.

         Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

         Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the
       ----
distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the
             ----
nonrecognition of net unrealized appreciation, discussed earlier.

         Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled or onto an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

         THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

         Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank of the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan, or otherwise.

                                LEGAL OPINIONS

         The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Savings Bank's Conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent formation of the Holding Company.

                                Investment Form
                             (Employer Stock Fund)

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                                  401(k) PLAN



Name of Participant:
                      ---------------------------------

Social Security Number:
                        -------------------------------


         1. Instructions. In connection with the proposed conversion of Security Federal Savings Bank of McMinnville, TN (the "Savings Bank") to a stock savings bank and the simultaneous formation of a holding company (the "Conversion"), participants in the Security Federal Savings Bank of McMinnville, TN Employees' Savings and Profit Sharing Plan (the "Plan") may make elect to direct the investment of up to 100% of their ___________, 1997 account balances into the Employer Stock Fund (the "Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of Security Bancorp, Inc. (the "Common Stock"), the proposed holding company for the Savings Bank. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan Conversion. See the Prospectus for additional information.

         You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to ______ _____ at the Savings Bank, no later than the close of business on ____________, 1997. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact ____________.

         2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) from my Plan account to the Employer Stock Fund. Please transfer this amount from the following investments in the amounts indicated:
                   ------------------------------------------------------------
                                                                               .
--------------------------------------------------------------------------------

         3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


-----------------------------------      ---------------------------------------
          Signature                                     Date

                             *    *    *    *    *

         4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.



-----------------------------------      ---------------------------------------
       Plan Administrator                               Date

PROSPECTUS
                            SECURITY BANCORP, INC.
(Proposed Holding Company for Security Federal Savings Bank of McMinnville, TN)
                     Up to 379,500 Shares of Common Stock
                        $10.00 Purchase Price Per Share

     Security Bancorp, Inc. ("Holding Company"), a Tennessee corporation, is offering between 280,500 and 379,500 shares of its common stock, $0.01 par value per share ("Common Stock"), in connection with the conversion of Security Federal Savings Bank of McMinnville, TN ("Savings Bank") from a federally chartered mutual savings bank to a federally chartered capital stock savings bank, and the issuance of the Savings Bank's capital stock to the Holding Company pursuant to the Savings Bank's plan of conversion, as amended ("Plan of Conversion"). The conversion of the Savings Bank to a federally chartered capital stock savings bank and its acquisition by the Holding Company are collectively referred to herein as the "Stock Conversion." Following the completion of the Stock Conversion, the Savings Bank may convert from a federally chartered capital stock savings bank to a Tennessee chartered commercial bank as a subsidiary of the Holding Company ("Bank Conversion"). All references to the "Savings Bank" shall include its operation as a federally chartered mutual savings bank, a federally chartered capital stock savings bank or a Tennessee chartered commercial bank, as indicated by the context. The Stock Conversion and the Bank Conversion are collectively referred to herein as the "Conversion." As of the date of this Prospectus, neither the Holding Company nor the Savings Bank has filed any of the applicable regulatory applications necessary to undertake the Bank Conversion. Under the Plan of Conversion, the decision whether or not to undertake the Bank Conversion is in the sole discretion of the Savings Bank's Board of Directors. The Board of Directors does not expect to make this decision until after the consummation of the Stock Conversion. No assurance can be given that the Bank Conversion will be undertaken. The decision whether or not to undertake the Bank Conversion will depend on the economic and regulatory climate at that time, among other factors. See "PROSPECTUS SUMMARY -- The Conversion -- Bank Conversion."

     Nontransferable rights to subscribe for the Common Stock ("Subscription Rights") have been given to (i) depositors with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 ("Eligible Account Holders"), (ii) the Savings Bank's employee stock ownership plan ("ESOP"), a tax qualified employee benefit plan, (iii) depositors with $50.00 or more on deposit at the Savings Bank as of March 31, 1997 ("Supplemental Eligible Account Holders") and (iv) depositors and borrowers of the Savings Bank as of April 30, 1997 ("Voting Record Date") and borrowers of the Savings Bank with loans outstanding as of January 18, 1995 which continue to be outstanding as of the Voting Record Date ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription Offering"). Subscription Rights are nontransferrable. Persons selling or otherwise transferring their Subscription Rights or subscribing for Common Stock on behalf of another person will be subject to forfeiture of their Subscription Rights and possible further sanctions and penalties imposed by the Office of Thrift Supervision ("OTS") or another agency of the U.S. Government. The Subscription Offering will expire at 12:00 Noon, Central Time, on _______ __, 1997 ("Expiration Date"), unless extended by the Savings Bank and the Holding Company for up to __ days to ____________, 1997. Such extension may be granted without additional notice to subscribers. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" and "-- Limitations on Purchases of Shares."

   FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK, CALL THE
                  STOCK INFORMATION CENTER AT (615) ___-____.

          FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED
    BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS"  BEGINNING ON PAGE 1.

 THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE
                                    FEDERAL
   DEPOSIT INSURANCE CORPORATION ("FDIC"), THE SAVINGS ASSOCIATION INSURANCE
                FUND ("SAIF") OR ANY OTHER GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                                   EXCHANGE
  COMMISSION ("SEC"), THE OTS, OR THE FDIC OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, OTS, FDIC OR OTHER AGENCY OR
     ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           TRIDENT SECURITIES, INC.

                 The date of this Prospectus is May __, 1997.

-------------------------------------------------------------------------------------------------------------
                                                              Estimated Underwriting
                                                   Purchase       Commissions and         Estimated Net
                                                   Price(1)      Other Expenses(2)     Proceeds to Issuer(3)
-------------------------------------------------------------------------------------------------------------
Minimum Price Per Share........................  $    10.00         $   1.07                $     8.93
-------------------------------------------------------------------------------------------------------------
Midpoint Price Per Share.......................  $    10.00         $   0.91                $     9.09
-------------------------------------------------------------------------------------------------------------
Maximum Price Per Share........................  $    10.00         $   0.79                $     9.21
-------------------------------------------------------------------------------------------------------------
Maximum Price Per Share, as adjusted(4)........  $    10.00         $   0.69                $     9.31
-------------------------------------------------------------------------------------------------------------
Minimum Total(5)...............................  $2,805,000         $300,000                $2,505,000
-------------------------------------------------------------------------------------------------------------
Midpoint Total(6)..............................  $3,300,000         $300,000                $3,000,000
-------------------------------------------------------------------------------------------------------------
Maximum Total(7)...............................  $3,795,000         $300,000                $3,495,000
-------------------------------------------------------------------------------------------------------------
Maximum Total, as adjusted(4)..................  $4,364,250         $300,000                $4,064,250
-------------------------------------------------------------------------------------------------------------

     (1) Determined in accordance with an independent appraisal prepared by Feldman Financial Advisors, Inc. ("Feldman Financial") as of March 14, 1997, which states that the estimated aggregate pro forma market value of the Holding Company and the Savings Bank as converted ranged from $2,805,000 to $3,795,000, with a midpoint of $3,300,000 ("Estimated
          Valuation Range"). See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

     (2) Includes estimated costs to the Holding Company and the Savings Bank arising from the Conversion, including fees to be paid to Trident Securities in connection with the Offerings. Such fees may be deemed to be underwriting fees and Trident Securities may be deemed to be an underwriter. The Holding Company and the Savings Bank have agreed to indemnify Trident Securities against certain liabilities, including liabilities that may arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE
          CONVERSION --Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

     (3) Actual net proceeds may vary substantially from the estimated amounts depending upon the relative number of shares sold in the Offerings. See "USE OF PROCEEDS" and "PRO FORMA DATA."

     (4) Gives effect to the sale of an additional 56,925 shares in the Conversion, either in the Subscription, Direct Community or Syndicated Community Offerings. In the event of an oversubscription in the Subscription, Direct Community or Syndicated Community Offerings, such additional number of shares may be issued to cover an increase in the appraised value of the Common Stock or additional subscriptions, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination of the Savings Bank's independent appraiser that such issuance is compatible with its determination of the estimated pro forma market value of the Common Stock. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

     (5)  Assumes the issuance of 280,500 shares at $10.00 per share.

     (6)  Assumes the issuance of 330,000 shares at $10.00 per share.

     (7)  Assumes the issuance of 379,500 shares at $10.00 per share.

          Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale to members of the general public through a direct community offering ("Direct Community Offering") with preference being given to natural persons and trusts of natural persons who are permanent residents of Warren County, Tennessee ("Local Community"), subject to the right of the Holding Company to accept or reject these orders in whole or in part. The Direct Community Offering, if held, is expected to begin immediately after the Expiration Date, but may begin and end at any time during the Subscription Offering. It is anticipated that shares of Common Stock not subscribed for in the Subscription Offering and the Direct Community Offering will be offered to certain members of the general public as part of the Direct Community Offering on a best efforts basis by a selling group of broker dealers managed by Trident Securities, Inc. ("Trident Securities") in a syndicated offering ("Syndicated Community Offering"). The Subscription Offering, Direct Community Offering and the Syndicated Community Offering are referred to collectively as the "Offerings."

          With the exception of the ESOP, which is expected to purchase 8.0% of the Common Stock issued in the Stock Conversion, no person or entity, including all persons or entities on a joint account, may purchase shares with an aggregate purchase price of more than $75,000 (or 7,500 shares based on the purchase price of $10.00 per share ("Purchase Price")); and no person or entity, including all persons or entities on a joint account, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate shares with an aggregate purchase price of more than $150,000 (or 15,000 shares based on the Purchase Price). The maximum purchase limitation may be increased or decreased at the sole discretion of the Savings Bank and the Holding Company subject to any required regulatory approval. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" and "-- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings" for other purchase and sale limitations. The minimum subscription is 25 shares.

          The Holding Company must receive a properly completed and signed stock order form and certification ("Order Form")(including the signed certification appearing on the reverse side of the Order Form) along with full payment at the Purchase Price of $10.00 per share (or appropriate instructions authorizing a withdrawal of the full payment from a deposit account at the Savings Bank) for all shares subscribed for or ordered. Funds so received will be placed in a segregated account created for this purpose at the Savings Bank, and interest will be paid at the Savings Bank's passbook rate from the date payment is received until the Stock Conversion is consummated or terminated; these funds will be otherwise unavailable to the depositor until such time. Payments authorized by withdrawals from deposit accounts will continue to earn interest at the contractual rate until the Stock Conversion is consummated or terminated, although such funds will be unavailable for withdrawal until the Stock Conversion is consummated or terminated. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY. The Holding Company will not accept orders submitted on photocopied or telecopied Order Forms. If the Stock Conversion is not consummated within 45 days after the last day of the Subscription Offering (which date will be no later than ________ __, 1997) and the OTS consents to an extension of time, subscribers will be given the right to increase, decrease or rescind their orders. Such extensions may not go beyond ________ __, 1999.

          The Savings Bank and the Holding Company have engaged Trident Securities as their financial advisor and sales agent to assist the Holding Company in the sale of the Common Stock in the Offerings. In addition, if the Common Stock is not fully subscribed for in the Subscription Offering and the Direct Community Offering, Trident Securities will manage the Syndicated Community Offering. Neither Trident Securities nor any other registered broker-dealer is obligated to take or purchase any shares of Common Stock in the Offerings. The Holding Company and the Savings Bank reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community Offering or Syndicated Community Offering either at the time of receipt of an order or as soon as practicable following the termination of the Offerings. See "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

          Prior to the Offerings, the Holding Company has not issued any capital stock and accordingly there has been no market for the shares offered hereby. Due to the relatively small size of the Offerings, it is unlikely that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. Following the completion of the Offerings, the Holding Company anticipates that the Common Stock will be traded on the over-the-counter market through the OTC "Electronic Bulletin Board," under the symbol "______." Trident Securities intends to make a market in the Common Stock. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. There can be no assurance that an active and liquid market for the Common Stock will develop in the foreseeable future or, once developed, will continue. See "RISK FACTORS -- Absence of Prior Market for Common Stock" and "MARKET FOR COMMON STOCK."

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN



         [Map of Tennessee showing location of McMinnville and Warren County between the cities of Nashville and Knoxville, Tennessee]



     THE STOCK CONVERSION IS CONTINGENT UPON, AMONG OTHER THINGS, APPROVAL OF THE SAVINGS BANK'S PLAN OF CONVERSION BY AT LEAST A MAJORITY OF ITS ELIGIBLE VOTING MEMBERS, THE SALE OF AT LEAST 280,500 SHARES OF COMMON STOCK PURSUANT TO THE PLAN OF CONVERSION, AND THE RECEIPT OF ALL APPLICABLE REGULATORY APPROVALS.

--------------------------------------------------------------------------------
THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

                              PROSPECTUS SUMMARY

     The information set forth below should be read in connection with and is qualified in its entirety by the more detailed information and the Financial Statements (including Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS."

     Security Bancorp, Inc.

          The Holding Company was organized on March 18, 1997 under Tennessee law at the direction of the Savings Bank to acquire all of the capital stock that the Savings Bank will issue upon its conversion from the mutual to stock form of ownership. The Holding Company has only engaged in organizational activities to date. The Holding Company has received conditional OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Savings Bank. Immediately following the Stock Conversion, the only significant assets of the Holding Company will be the outstanding capital stock of the Savings Bank, 10% of the net proceeds of the Offerings as permitted by the OTS to be retained by it, and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Common Stock issued in the Stock Conversion. Funds retained by the Holding Company will be used for general business activities. See "USE OF PROCEEDS." Upon consummation of the Stock Conversion, the Holding Company will be classified as a unitary savings and loan holding company and will be subject to OTS regulation.
     See "REGULATION -- Savings and Loan Holding Company Regulations." If the Bank Conversion is undertaken, the Holding Company's principal business would become the business of the Savings Bank as a Tennessee-chartered commercial bank and it would register with the Board of Governors of the Federal Reserve System ("Federal Reserve") as a bank holding company under the Bank Holding Company Act, as amended ("BHCA"). See "-- The Conversion -- Bank Conversion" and "REGULATION -- Bank Holding Company Regulation." Management believes that the holding company structure and retention of proceeds could facilitate possible geographic expansion and diversification through future acquisitions of other financial institutions and also enable the Holding Company to diversify, should it decide to do so, into a variety of commercial banking-related activities. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such acquisitions or activities. The holding company structure will also facilitate the repurchase of shares in the open market, subject to the discretion of the Holding Company's Board of Directors, regulatory restrictions and market conditions. The Holding Company's main office is located at 306 West Main Street, McMinnville, Tennessee 37110 and its telephone number is (615) 473-4483.

     Security Federal Savings Bank of McMinnville, TN

          The Savings Bank is a federally chartered mutual savings bank located in McMinnville, Tennessee. The Savings Bank was founded in 1960 as a federally chartered mutual savings and loan association under the name "Security Federal Savings and Loan Association." In January 1995, the Savings Bank adopted a federal mutual savings bank charter and changed its name to its current title. The Savings Bank is regulated by the OTS, its primary federal regulator, and the FDIC, the insurer of its deposits. The Savings Bank's deposits have been federally insured since 1960 and are currently insured by the FDIC under the SAIF. The Savings Bank has been a member of the Federal Home Loan Bank ("FHLB") System since 1960. At December 31, 1996, the Savings Bank had total assets of $44.1 million, total deposits of $35.8 million and total equity of $2.5 million.


          The Savings Bank is a community-oriented financial institution engaged primarily in the business of attracting deposits from the general public and using those funds to originate one- to four-family mortgage loans within its primary market area. The Saving Bank considers Warren County and contiguous counties as its primary

                                      (i)
     market area because a substantial number of its depositors reside in, and a substantial number of its loans are secured by properties located in, those counties. At December 31, 1996, one- to four-family residential mortgage loans totaled $24.4 million, or 64.4% of total loans receivable. The Savings Bank generally sells the fixed-rate residential mortgage loans that it originates. At December 31, 1996, the Savings Bank serviced $8.2 million of loans for others.

          During the year ended December 31, 1996, the Savings Bank began to actively originate construction loans, commercial real estate loans, acquisition and development loans, commercial business loans and consumer loans (collectively "construction and non-residential mortgage loans"). In February 1996, the Savings Bank's Executive Vice President in charge of commercial lending was hired to supervise the expansion of these lending activities. Between December 31, 1995 and 1996, construction loans increased by $2.3 million (136.3%), commercial real estate loans by $2.1 million (164.7%), acquisition and development loans by $156,000 (there were no acquisition and development loans outstanding at December 31, 1995), commercial business loans by $1.6 million (263.2%) and consumer loans by $913,000 (35.0%). At December 31, 1996, construction loans, commercial real estate loans, acquisition and development loans, commercial business loans and consumer loans amounted to $4.0 million, $3.3 million, $156,000, $2.3 million and $3.5 million or 10.4%, 8.9%, 0.4% 6.0% and 9.3% of total loans receivable, respectively. While such lending generally provides greater yields than permanent loans secured by residential properties, they involve a significantly higher degree of credit risk. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending" and "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

          The Savings Bank operates from its main office located at 306 West Main Street, McMinnville, Tennessee 37110, and from a recently opened branch office located at 1017 New Smithville Highway, McMinnville, Tennessee. The main office's telephone number is (615) 473-4483. See "BUSINESS OF THE SAVINGS BANK -- Properties."

          McMinnville, Tennessee, known as the "Plant Nursery Capital of the World," is located in the middle of Tennessee on the Highland Rim of the Cumberland Mountains midway between Chattanooga and Nashville. Warren County, where McMinnville is located, has a population of 32,992 persons according to the 1990 census. In addition to numerous nurseries, there are over 50 industries located in Warren County that produce products ranging from truck parts, electric motors, valves, and air conditioners to hardwood flooring, furniture, power woodworking tools and fire proof clothing. See "BUSINESS OF THE SAVINGS BANK -- Market Area."

     The Conversion

          Stock Conversion. Pursuant to the Stock Conversion, the Savings Bank is converting from a federally chartered mutual savings bank to a federally chartered capital stock savings bank as a wholly owned subsidiary of the Holding Company. Upon consummation of the Stock Conversion, the Savings Bank will issue all of its outstanding capital stock to the Holding Company in exchange for the 90% of the net investable proceeds (as defined under "PRO FORMA DATA") raised by the Holding Company in the Offering, which would increase the Savings Bank's pro forma tangible capital to assets ratio to 9.20%, 9.95%, 10.69% and 11.53% at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. At December 31, 1996, the Savings Bank's tangible capital to assets ratio was 5.2%. See "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE."

          The Plan of Conversion has been conditionally approved by the OTS, subject to the approval of the Plan of Conversion by the Savings Bank's members and the satisfaction of any and all conditions of the OTS' approval. The Holding Company has received conditional OTS approval to become a unitary savings and loan holding company by acquiring all of the capital stock of the Savings Bank.

          The Plan of Conversion requires that the aggregate Purchase Price of the Common Stock to be issued in the Stock Conversion be based upon an independent appraisal of the estimated pro forma market value of the Holding Company and the Savings Bank

                                     (ii)
     as converted. Feldman Financial has advised the Savings Bank that in its opinion, at March 14, 1997, the estimated pro forma market value of the Holding Company and the Savings Bank as converted ranged from $2,805,000 to $3,795,000 or from 280,500 shares to 379,500 shares, assuming a $10.00 per share Purchase Price. The appraisal of the pro forma market value of the Common Stock is based on a number of factors and should not be considered a recommendation to buy shares of the Common Stock or any assurance that the shares of Common Stock will be able to be resold at or above the Purchase Price after the Stock Conversion. The appraisal will be updated or confirmed prior to the completion of the Conversion.


          The Board of Directors and management believe that the Stock Conversion is in the best interests of the Savings Bank, its members and the communities it serves. The capital raised in the Stock Conversion is intended to support the Savings Bank's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The Stock Conversion is also expected to afford the Savings Bank's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank. The Stock Conversion will also enable the Holding Company and the Savings Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities. As a mutual institution, the Savings Bank is unable to raise equity capital or issue debt instruments (other than by accepting deposits). See "THE CONVERSION -- Purposes of Conversion."

          Bank Conversion. If the Bank Conversion is undertaken, the Savings Bank would operate as a Tennessee-chartered commercial bank and succeed to all of the assets and liabilities of the Savings Bank immediately prior to the Bank Conversion. The Bank Conversion would have to be approved by the Commissioner of the Department of Financial Institutions of the State of Tennessee ("Commissioner") and the OTS. The Holding Company would also have to file an application with the Federal Reserve to become the bank holding company for the Savings Bank upon consummation of the Bank Conversion. As of the date of this Prospectus, neither the Holding Company nor the Savings Bank has filed any of the required regulatory applications to undertake the Bank Conversion.

          Under the Plan of Conversion, the decision whether or not to undertake the Bank Conversion is in the sole discretion of the Savings Bank's Board of Directors. The Board of Directors does not expect to make this decision until after the consummation of the Stock Conversion, and no assurances can be given that the Bank Conversion will be undertaken. In deciding whether or not to undertake the Bank Conversion, the Board of Directors will consider, among other things, the economic and regulatory climate at the time, particularly the status of proposed federal legislation providing for a common "unified charter" for banks and thrifts. Although no assurances can be given whether or not such legislation will be passed; if passed, it would likely eliminate the banking and thrift industries as separate industries. See "RISK FACTORS -- Recent Legislation and the Future of the Thrift Industry." As a Tennessee-chartered commercial bank, the Savings Bank will have broader investment and lending authorities than it now has as a federally chartered savings bank, particularly in the areas of commercial real estate and commercial business lending. In light of the Savings Bank's recent business strategy to increase its non-residential mortgage loan portfolio, management believes that the Bank Conversion would be a natural progression of that strategy. See "REGULATION -- Regulation of the Savings Bank as a Tennessee Chartered Commercial Bank."

                                     (iii)

          If the Bank Conversion is undertaken, the Savings Bank would initially continue to conduct business in substantially the same manner; however, over time management anticipates, subject to market conditions, to continue to expand its non-residential mortgage loan portfolio and diversify its deposit mix to include non-interest bearing commercial demand deposit accounts. Even if the Bank Conversion is not undertaken, management believes that the continued diversification of the Savings Bank's asset and deposit bases is essential in order to compete successfully. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending" and "-- Competition."

          Upon consummation of the Bank Conversion, the deposits of the Savings Bank would continue to be insured by the FDIC under the SAIF and the Savings Bank would continue to be regulated and supervised by the FDIC. The Commissioner, however, would replace the OTS as the Savings Bank's primary regulator. The Bank Conversion would not result in any change in the Savings Bank's management, directors, employees or office locations.

     The Subscription, Direct Community and Syndicated Community Offerings

          The Holding Company is offering up to 379,500 shares of Common Stock at $10.00 per share to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders; (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members. In the event the number of shares offered in the Stock Conversion is increased above the maximum of the Estimated Valuation Range, the Savings Bank's ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock issued in the Offerings. Once tendered, subscription orders cannot be revoked or modified without the consent of the Savings Bank and the Holding Company. Any shares of Common Stock not subscribed for in the Subscription Offering may be offered in the Direct Community Offering to the general public with preference being given to natural persons and trusts of natural persons who are permanent residents of the Local Community. The Savings Bank has engaged Trident Securities to consult with and advise the Holding Company and the Savings Bank in the Offerings, and Trident Securities has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Trident Securities is not obligated to take or purchase any shares of Common Stock in the Offerings. If all shares of Common Stock to be issued in the Stock Conversion are not sold through the Subscription and Direct Community Offerings, then the Holding Company expects to offer the remaining shares in a Syndicated Community Offering managed by Trident Securities, which would occur as soon as practicable following the close of the Subscription and Direct Community Offerings. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Direct Community Offerings. See "USE OF PROCEEDS," "PRO FORMA DATA" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The Subscription Offering will expire at 12:00 Noon, Central Time, on the Expiration Date, unless extended by the Savings Bank and the Holding Company for up to __ days. The Direct Community Offering and Syndicated Community Offering, if any, may terminate on the Expiration Date or on any date thereafter, however, in no event later than 45 days after the expiration of the Subscription Offering, unless further extended with the consent of the OTS.

     Prospectus Delivery and Procedure for Purchasing Common Stock

          To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date, in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), no Prospectus will be mailed later than five days or hand delivered any later than two days prior to the Expiration Date. Execution of the Stock Order Form will confirm receipt or delivery of a Prospectus in accordance with Rule 15c2-8. Stock Order Forms will be distributed only with a Prospectus. Neither the Holding Company, the Savings Bank nor Trident Securities is obligated to deliver a Prospectus and a Stock Order Form by any means other than the U.S. Postal Service.

          To ensure that Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts, or in the case of

                                     (iv)

     Other Members who are only borrowers, loans held at the Savings Bank, on the Stock Order Form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date.

          Full payment by check, cash (except by mail), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original Stock Order Form (facsimile copies and photocopies will not be accepted). Orders cannot and will not be accepted without an executed Certification appearing on the reverse side of the Stock Order Form. See "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings."

     Purchase Limitations

          With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Stock Conversion, no person or entity, including all persons or entities on a joint account, may purchase shares with an aggregate purchase price of more than $75,000 (or 7,500 shares based on the Purchase Price); and no person or entity, including all persons or entities on a joint account, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate shares with an aggregate purchase price of more than $150,000 (or 15,000 shares based on the Purchase Price). This maximum purchase limitation may be increased or decreased as consistent with OTS regulations in the sole discretion of the Holding Company and the Savings Bank subject to any required regulatory approval. The minimum purchase is 25 shares.

          The term "associate" of a person is defined in the Plan of Conversion to mean: (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. The term "acting in concert" is defined in the Plan of Conversion to mean: (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Holding Company and the Savings Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

          Stock orders received either through the Direct Community Offering or the Syndicated Community Offering, if held, may be accepted or rejected, in whole or in part, at the discretion of the Holding Company and the Savings Bank. See "THE CONVERSION -- Limitations on Purchases of Shares." If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

     Stock Pricing and Number of Shares to be Issued in the Stock Conversion

          The Purchase Price in the Subscription Offering is a uniform price for all subscribers, including members of the Holding Company's and the Savings Bank's Boards of Directors, their management and tax-qualified employee plans, and was set by the Board of Directors. The number of shares to be offered at the Purchase Price is based upon an independent appraisal of the aggregate pro forma market value of the Holding Company and the Savings Bank as converted. The aggregate pro forma market value was estimated by Feldman Financial to range from $2,805,000 to $3,795,000 as of March 14, 1997. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The appraisal of the pro forma value of the Holding Company and the Savings Bank as converted will be updated or confirmed at the completion of the Offerings. The maximum of the Estimated Valuation Range

                                      (v)
     may be increased by up to 15% and the number of shares of Common Stock to be issued in the Stock Conversion may be increased to 436,425 shares due to material changes in the financial condition or performance of the Savings Bank or changes in market conditions or general financial and economic conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. The appraisal is not intended to be and should not be construed as a recommendation of any kind as to the advisability of purchasing Common Stock in the Offerings nor can assurance be given that purchasers of the Common Stock in the Offerings will be able to sell such shares after consummation of the Conversion at a price that is equal to or above the Purchase Price. Furthermore, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

     Use of Proceeds

          The net proceeds from the sale of the Common Stock are estimated to range from $2.5 million to $3.5 million, or to $4.1 million if the Estimated Valuation Range is increased by 15%, depending upon the number of shares sold and the total offering expenses. The Holding Company has received conditional OTS approval to become the Holding Company for the Savings Bank upon consummation of the Stock Conversion. The Holding Company intends to purchase all of the capital stock of the Savings Bank to be issued in the Stock Conversion in exchange for 90% of the net investable proceeds (as defined under "PRO FORMA DATA") of the Offerings. This will result in the Holding Company retaining (after funding the ESOP loan and the MRP) approximately $216,000 to $304,000 of the net proceeds, or up to $355,000 if the Estimated Valuation Range is increased by 15%, and the Savings Bank receiving the remainder.

          The net proceeds of the sale of Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including initially the repayment of up to $1.0 million of FHLB advances and investment in short-term securities of the type currently held by the Savings Bank. Subject to market conditions, the Savings Bank eventually intends to use the funds contributed to it to support its current core lending activities. Any net proceeds retained by the Holding Company initially will be invested primarily in U.S. Government and agency securities and mortgage-backed securities of the type currently held by the Savings Bank. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future acquisition and diversification activities, as a source of regular or periodic special cash dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Tennessee law and OTS regulations. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any of such activities. The Stock Conversion will also facilitate the Holding Company's access to the capital markets. See "USE OF PROCEEDS."

     Market for Common Stock

          The Holding Company has never issued stock before and, consequently, there is no established market for the Common Stock. Following the completion of the Offerings, the Holding Company anticipates that the Common Stock will be traded on the over-the-counter market through the OTC "Electronic Bulletin Board," under the symbol "______." Trident Securities intends to make a market in the Common Stock. However, due to the relatively small size of the Offerings, it is unlikely that an active and liquid trading market will develop or be maintained. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. Even if a market develops, there can be no assurance that stockholders will be able to sell their shares at or above the Purchase Price after the completion of the Offerings. Purchasers of Common Stock should consider the potentially illiquid and long-term nature of their investment in the shares being offered hereby. See "RISK FACTORS -- Absence of Prior Market for Common Stock" and "MARKET FOR COMMON STOCK."

                                     (vi)

     Dividends

          The Board of Directors of the Holding Company intends to adopt a policy of paying regular cash dividends following consummation of the Conversion. However, no decision has been made as to the amount or timing of such dividends. Declarations and payments of dividends by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Savings Bank's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions. In order to pay any cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the Offerings and retained by the Holding Company, dividends received from the Savings Bank or earnings on Holding Company assets.
     There are certain limitations on the payment of dividends from the Savings Bank to the Holding Company. See "REGULATION." In addition, from time to time in an effort to manage capital to a reasonable level, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. No assurances can be given that any dividends (regular or special) will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue. See "DIVIDEND POLICY."

     Common Stock Purchases by Officers and Directors

          Officers and directors of the Savings Bank (nine persons) are expected to subscribe for an aggregate of approximately $910,000 of Common Stock, or 23.98% of the shares based on the midpoint of the Estimated Valuation Range. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS." In addition, purchases by the ESOP, allocations under the Security Bancorp, Inc. 1997 Management Recognition Plan and Trust ("MRP"), and the exercise of stock options issued under the Security Bancorp, Inc. 1997 Stock Option Plan ("Stock Option Plan"), will increase the number of shares beneficially owned by officers, directors and employees. Allocations under the MRP will be at no cost to recipients. Stock options are valuable only to the extent that they are exercisable and to the extent that the market price for the underlying share of Common Stock exceeds the exercise price. An option effectively eliminates the market risk of holding the underlying security since the option holder pays no consideration for the option until it is exercised. Therefore, the option holder may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. Assuming (i) the receipt of stockholder approval for the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 22.9% and 22.5% of the Common Stock, based on the issuance of Common Stock at the minimum and maximum of the Estimated Valuation Range, respectively. See "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders." The MRP and Stock Option Plan are subject to approval by the stockholders of the Holding Company at a meeting to be held no earlier than six months following consummation of the Stock Conversion.

     Risk Factors

          See "RISK FACTORS" for a discussion of certain risks related to the Offerings that should be considered by all prospective investors.

                                     (vii)

            SELECTED FINANCIAL CONDITION, OPERATING AND OTHER DATA

          The following tables set forth certain information concerning the financial position and results of operations of the Savings Bank at the dates and for the periods indicated. This information is qualified in its entirety by reference to the detailed information and Financial Statements and Notes thereto appearing elsewhere in this Prospectus.


                                                    At December 31,
                                     -------------------------------------------
                                      1996      1995     1994     1993     1992
                                     -------  -------  -------  -------  -------
                                                (Dollars in thousands)

     SELECTED FINANCIAL CONDITION
      DATA:
     Total assets..................  $44,121  $36,065  $30,885  $30,081  $30,116
     Loans receivable, net.........   36,667   26,984   21,888   19,722   20,829
     Cash and cash equivalents.....    1,098      288      451    1,763      839
     Investment securities
      available-for-sale...........    1,743    1,191       --       --       --
     Investment securities
      held-to-maturity.............    1,250    3,950    5,071    5,554    5,082
     Mortgage-backed securities
      available-for-sale...........       --      645       --       --       --
     Mortgage-backed securities
      held-to-maturity.............    1,580    1,734    2,645    2,236    2,058
     Deposits......................   35,790   32,398   28,112   28,197   28,379
     FHLB advances.................    5,500    1,000      500       --       --
     Total equity, substantially
      restricted...................    2,450    2,284    1,922    1,665    1,516


                                                 Year Ended December 31,
                                     -------------------------------------------
                                       1996     1995     1994     1993     1992
                                     -------  -------  -------  -------  -------
     SELECTED OPERATING DATA:
     Interest income...............  $ 3,294  $ 2,696  $ 2,175  $ 2,084  $ 2,541
     Interest expense..............    1,840    1,513    1,178    1,277    1,633
                                     -------  -------  -------  -------  -------

     Net interest income...........    1,454    1,183      997      807      908
     Provision for loan losses.....      116       30       30       55       40
                                     -------  -------  -------  -------  -------

     Net interest income after
      provision for loan losses....    1,138    1,153      967      753      868
                                     -------  -------  -------  -------  -------

     Noninterest income............      158      125       73      172      194
     Other expenses(1).............    1,275      829      731      702      890
                                     -------  -------  -------  -------  -------

     Income before income tax
      expense......................      221      449      309      222      172
     Income tax expense............       83      148      108       73       61
                                     -------  -------  -------  -------  -------

     Net income                      $   138  $   301  $   201  $   149  $   111
                                     =======  =======  =======  =======  =======

                         (footnotes on following page)


                                    (viii)

SELECTED OPERATING RATIOS:


                                       At or For the Year Ended December 31,
                                    -------------------------------------------
                                     1996     1995     1994     1993     1992
                                    -------  -------  -------  -------  -------

     Performance Ratios:
     Return on average assets
      (net income divided
      by average assets)..........    0.34%    0.90%    0.66%    0.49%    0.36%
     Return on average equity
      (net income divided
      by average equity)..........    6.17    15.71    12.64     9.37     7.36
     Interest rate spread
      (difference between average
      yield on interest-earning
       assets and average
      cost of interest-bearing
       liabilities)...............    3.50     3.35     3.31     2.71     2.84
     Net interest margin (net
      interest income as a
      percentage of average
       interest-earning assets)...    3.79     3.64     3.41     2.83     3.01
     Noninterest expense as a
      percent of average assets...    3.18     2.48     2.40     2.33     2.75
     Average interest-earning
      assets to
      interest-bearing liabilities  106.03   106.08   102.95   100.96    98.67
     Efficiency ratio (other
      expenses divided by the sum
      of net interest income and
       noninterest income)........   79.09    50.61    68.32    71.66    67.21

     Capital Ratios:

     Average equity to average
      assets......................    5.90     6.28     5.89     5.28     5.42
     Tangible capital to assets...    5.24     6.03     6.22     5.54     5.08
     Core capital to assets.......    5.24     6.03     6.22     5.54     5.08
     Risked-based capital to risk
      adjusted assets.............    9.87    12.04    13.44    13.43    11.12

     Asset Quality Ratios:

     Allowance for loan losses to
      total loans at end of period    0.75     0.69     0.76     0.74     1.09
     Net charge offs to average
      outstanding
      loans during the period.....    0.06     0.04     0.04     0.70     0.08
     Ratio of nonperforming
      assets to total assets(2)...    0.11     0.14     0.47     0.81     2.45
     Ratio of allowance for loan
      loses to
      nonperforming assets(2).....  631.11   376.00   138.84    74.74   202.65


     SELECTED OTHER DATA:

                                                At December 31,
                                    ------------------------------------------
                                     1996     1995     1994     1993     1992
                                    ------   ------   ------   ------   ------
     Number of:
      Real estate loans
       outstanding................     610      579      587      603      586
      Deposit accounts............   3,036    2,604    2,344    2,377    2,269
      Full service offices(3).....       1        1        1        1        1
                                    ------   ------   ------   ------   ------

------------------------
     (1) Includes one-time special SAIF assessment of $193,000 in 1996. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS --Comparison of Operating Results for the Years Ended December 31, 1996 and 1995."

     (2) Nonperforming assets consists of nonaccruing loans, accruing loans contractually past due 90 days or more, and foreclosed property.

     (3) A branch office in McMinnville, Tennessee, was opened on March 10, 1997. See "BUSINESS OF THE SAVINGS BANK -- Properties."

                                     (ix)

                                  RISK FACTORS

          Before investing in shares of the Common Stock offered hereby, prospective investors should carefully consider the matters presented below, in addition to matters discussed elsewhere in this Prospectus.

     Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending

          The Savings Bank has increased recently its risk profile relative to traditional thrift institutions by significantly increasing its construction and non-residential mortgage lending activities during the year ended December 31, 1996. In February 1996, the Savings Bank hired Ray Talbert as an Executive Vice President and Commercial Loan Officer with the goal of augmenting its non-residential mortgage lending activities. With his 22 years of commercial lending experience in the Savings Bank's primary market area, he was instrumental in bringing several lending relationships to the Savings Bank. Consequently, between December 31, 1995 and 1996, construction loans increased by $2.3 million (136.3%), commercial real estate loans by $2.1 million (164.7%), acquisition and development loans by $156,000 (there were no acquisition and development loans outstanding at December 31, 1995), commercial business loans by $1.6 million (263.2%) and consumer loans by $913,000 (35.0%). Given the relatively low market interest rates and generally favorable economic conditions in the Savings Bank's primary market area during that time period, a substantial portion of these loans has not been subject to unfavorable economic conditions, although the borrowers are generally established persons and entities who have experienced less favorable economic conditions in the past. No assurances can be given that a downturn in the local economy will not have a material adverse effect on the quality of the commercial business loan portfolio, thereby resulting in material delinquencies and even losses to the Savings Bank. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Real Estate Lending," "-- Acquisition and Development Lending," "-- Commercial Business Lending" and "-- Consumer Lending."

          In addition to the unseasoned nature of the Savings Bank's construction and non-residential mortgage loans, such forms of lending generally involve a greater risk of loss than one- to four-family mortgage lending. Depreciating collateral values, difficulty in estimating collateral values accurately, greater sensitivity of borrowers to changing economic conditions, among other things, are major factors that contribute to this higher risk of loss. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Real Estate Lending," "-- Acquisition and Development Lending," "-- Commercial Business Lending" and "-- Consumer Lending." This risk is exacerbated in the case of construction loans, commercial real estate loans, acquisition and development loans and commercial business loans because they generally have higher individual loan balances than one- to four-family mortgage loans.

          Subject to market conditions, the Savings Bank intends to continue its non-residential mortgage lending activities. However, although no assurances can be given, management of the Savings Bank does not anticipate that future growth in non-residential mortgage lending activities will be in line with that experienced during the year ended December 31, 1996, as management attributes a substantial portion of that growth to lending relationships brought by Mr. Talbert when he joined the Savings Bank. See "--Dependence on Key Personnel. "See "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

     Concentration of Credit Risk

          At December 31, 1996, a substantial portion of the Savings Bank's loan portfolio consisted of loans made to borrowers and secured by real estate, either as primary or secondary collateral, located in Warren County and contiguous counties. This concentration of credit risk could be expected to have a material adverse effect on the Savings Bank's financial condition and results of operations to the extent there is a material deterioration in that county's economy and real estate values. This risk is further increased in the case of commercial real estate loans, acquisition and development loans and commercial business loan portfolios, which are generally more sensitive to economic downturns than the one- to four-family loan portfolio because their repayment often depends primarily on the successful operation of the underlying business entity. See "BUSINESS OF THE SAVINGS BANK --Lending Activities."

     Interest Rate Risk

          General. Like all financial institutions, the Savings Bank's financial condition and operations are affected significantly by general economic conditions, the related monetary and fiscal policies of the federal government and government regulations. Deposit flows and the cost of funds are influenced by interest rates of competing investments and general market interest rates. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and by other factors affecting the supply of housing and the availability of funds. The Savings Bank's profitability, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. To better control the impact of changes in interest rates, the Savings Bank has sought to improve the match between asset and liability maturities or repricing periods and rates by emphasizing the origination of adjustable-rate mortgage ("ARM") loans and shorter term construction, commercial real estate, acquisition and development, commercial business and consumer loans.

          Potential Adverse Impact on Results of Operations. The Savings Bank's results of operations would be adversely affected more by a material prolonged increase in market interest rates than by a material prolonged decrease in market interest rates. At December 31, 1996 , assuming, for example, an instantaneous 200 basis point increase in market interest rates, the Savings Bank's net portfolio value ("NPV") (the present value of expected cash flows from assets, liabilities and off-balance sheet contracts) would decrease by approximately $267,000, or 6.0%. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

          Potential Adverse Impact on Financial Condition. Changes in the level of interest rates also affect the volume of loans originated by the Savings Bank and, therefore, the amount of loan and commitment fees, as well as the market value of the Savings Bank's investment securities and other interest-earning assets. Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Savings Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

          At December 31, 1996, out of total loans of $36.7 million in the Savings Bank's portfolio, $15.7 million were ARM loans, the majority of which reprice every year. Furthermore, the Savings Bank's ARM loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. While management anticipates that ARM loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of ARM borrowers in a rising interest rate environment could potentially cause an increase in delinquencies and defaults. The Savings Bank has not historically had an increase in such delinquencies and defaults on ARM loans, but no assurance can be given that such delinquencies or defaults would not occur in the future. The marketability of the underlying property also may be adversely affected in a high interest rate environment. Moreover, the Savings Bank's ability to originate or purchase ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. In a relatively low interest rate environment, as currently exists, borrowers generally tend to favor fixed-rate loans over ARM loans to hedge against future increases in interest rates.

     Recent Legislation and the Future of the Thrift Industry

          The Savings Bank is, and the Holding Company will be, subject to extensive government regulation designed primarily to protect the federal deposit insurance fund and depositors. Such regulation often has a material impact on the Savings Bank's financial condition and results of operations. For example, recent legislation required the Savings Bank to pay a one-time assessment of $193,000 ($119,000, after-tax) to the FDIC to recapitalize the SAIF. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended December 31, 1996 and 1995."

          The U.S. Congress is expected to consider legislation that may eliminate the thrift industry as a separate industry. The Deposit Insurance Funds Act of 1996 ("DIF Act") provides that the SAIF will be merged with the Bank Insurance Fund ("BIF") on January 1, 1999, but only if there are no thrift institutions in existence. The DIF Act requires the Treasury Department to study the development of a common "unified charter" for banks and thrifts and to submit a report of its finding to Congress by March 31, 1997. The Savings Bank cannot predict what the attributes of such a charter would be or whether any legislation will result from this study. If developed, the unitary charter may not offer all the advantages that the Savings Bank now enjoys (e.g., unrestricted nationwide branching)
                                       ----
     or that the Holding Company, as a unitary savings and loan holding, will enjoy upon consummation of the Conversion (e.g., the absence of non-banking
                                                ----
     activities restrictions). If Congress fails to create a common charter, or does not act otherwise to end the thrift industry's separate existence, the merger of the SAIF and BIF contemplated by the DIF Act would likely not occur. Although the SAIF currently meets its statutory reserve ratios, there can be no assurance that it will continue to do so. The financial burden of any future recapitalization would likely fall on a smaller assessment base, potentially increasing the burden on individual institutions, including the Savings Bank. See "REGULATION."

          In deciding whether or not to undertake the Bank Conversion after the consummation of the Stock Conversion, the Savings Bank will consider the economic and regulatory climate at that time, among other factors. The status of Congressional legislation regarding the common "unified charter" is expected to be a significant factor in its decision making.

     Absence of Prior Market for Common Stock

          The Holding Company has never issued capital stock and consequently there is no established market for the Common Stock. Following the completion of the Offerings, the Holding Company anticipates that the Common Stock will be traded on the over-the-counter market through the OTC "Electronic Bulletin Board" under the symbol "_____." The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. Due to the size of the Offerings, it is highly unlikely that a stockholder base sufficiently large to create an active trading market will develop and be maintained. The absence of an active and liquid trading market for the Common Stock could affect the price and liquidity of the Common Stock. Consequently, investors in the Common Stock could have difficulty disposing of their shares and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that an investor will be able to sell the Common Stock purchased in the Conversion at prices at or above the Purchase Price. See "MARKET FOR COMMON STOCK."

     Dependence on Key Personnel

          The Holding Company's and the Savings Bank's future performance will depend significantly upon the performance of key executive officers in implementing future business strategy, the loss of one or more of whom could have a material adverse effect on the Holding Company's and the Savings Bank's operations. Since becoming the Savings Bank's Chief Executive Officer in 1991, Mr. Pugh has made significant policy decisions and has been instrumental in implementing the policies and procedures established by the Savings Bank's Board of Directors. Although the Board of Directors believes that the other officers of the Savings Bank are fully experienced and capable, the loss of Mr. Pugh's services could have a material adverse impact on the Holding Company and the

     Savings Bank. Furthermore, Mr. Talbert was instrumental in increasing the Savings Bank's non-residential mortgage lending activities upon his employment by bringing lending relationships to the Savings Bank. No assurances can be given that these relationships would remain with the Savings Bank should the Savings Bank lose his services. Neither the Holding Company nor the Savings Bank maintain or intend to obtain key man life insurance on Messrs. Pugh and Talbert. Management believes that the future success of the Holding Company and the Savings Bank will also depend significantly upon the ability to attract and retain qualified personnel. There can be no assurance that the Holding Company and the Savings Bank will be successful in attracting and retaining such personnel. See "MANAGEMENT OF THE SAVINGS BANK."

     Competition

          The Savings Bank has faced, and will continue to face, strong competition both in making loans and attracting deposits. Competition for loans principally comes from commercial banks, thrift institutions, credit unions, mortgage banking companies and insurance companies. Historically, commercial banks, thrift institutions and credit unions have been the Savings Bank's most direct competition for deposits. The Savings Bank also competes with short-term money market funds and with other financial institutions, such as brokerage firms, insurance companies and credit unions, for deposits. In competing for loans, the Savings Bank may be forced to offer lower loan interest rates. Conversely, in competing for deposits, the Savings Bank may be forced to offer higher deposit interest rates. Either case or both cases could adversely effect net interest income. See "BUSINESS OF THE SAVINGS BANK -- Competition."

     Return on Equity After Conversion

          Return on equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Savings Bank's return on equity for the year ended December 31, 1996 was, and the Holding Company's post-Conversion return on equity will be, less than the return on equity for publicly traded thrift institutions and their holding companies. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" for numerical information regarding the Savings Bank's historical return on equity and "CAPITALIZATION" for a discussion of the Holding Company's estimated pro forma consolidated capitalization as a result of the Conversion. In order for the Company to achieve a return on equity comparable to the historical levels of the Savings Bank, the Company would have to either increase net income or reduce stockholders' equity, or both, commensurate with the increase in equity resulting from the Stock Conversion. Reductions in equity could be achieved by, among other things, the payment of regular or special cash dividends (although no assurances can be given as to their payment or, if paid, their amount and frequency), the repurchase of shares of Common Stock subject to applicable regulatory restrictions, or the acquisition of branch offices, other financial institutions or related businesses (neither the Holding Company nor the Savings Bank has any present plans, arrangements, or understandings, written or oral, regarding any repurchase or acquisitions). See "DIVIDEND POLICY" and "USE OF PROCEEDS." Achievement of increased net income levels will depend on several important factors outside management's control, such as general economic conditions, including the level of market interest rates, competition and related factors, among others. In addition, the expenses associated with the ESOP and the MRP (see "PRO FORMA DATA"), along with other post-Conversion expenses, as well as operating expenses associated with the new branch office, are expected to contribute initially to reduced earnings levels. The Savings Bank intends to deploy the net proceeds of the Offerings to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity comparable to the average for publicly traded thrift institutions and their holding companies. This goal will likely take a number of years to achieve and no assurances can be given that this goal can be attained. Consequently, for the foreseeable future, investors should not expect a return on equity which will meet or exceed the average return on equity for publicly traded thrift institutions.

     New Expenses Associated With ESOP and MRP

          The Savings Bank will recognize additional material employee compensation and benefit expenses assuming the ESOP and the MRP are implemented. The actual aggregate amount of these new expenses cannot be currently predicted because applicable accounting practices require that they be based on the fair market value of the shares of Common Stock when the expenses are recognized, which would occur when shares are committed to be released in the case of the ESOP and over the vesting period of awards made to recipients in the case of the MRP. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the Purchase Price ($10.00 per share) as fair market value.
     Actual expenses, however, will be based on the fair market value of the Common Stock at the time of recognition, which may be higher or lower than the Purchase Price. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies -- Accounting for Employee Stock Ownership Plans," "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits --Management Recognition Plan."

     Anti-takeover Considerations

          Provisions in the Holding Company's Governing Instruments and Tennessee Law. Certain provisions included in the Holding Company's Charter and in the Tennessee Business Corporation Act, as amended ("TBCA") might discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with the Board of Directors. As a result, these provisions might preclude takeover attempts that certain stockholders may deem to be in their best interest and might tend to perpetuate existing management. These provisions include, among other things, a provision limiting voting rights of beneficial owners of more than 10% of the Common Stock, supermajority voting requirements for certain business combinations, staggered terms for directors, non-cumulative voting for directors, the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares, limitations on the calling of special meetings, and specific notice requirements for stockholder nominations and proposals. Certain provisions of the Holding Company's Charter cannot be amended by stockholders unless an 80% stockholder vote is obtained. The existence of these anti-takeover provisions could result in the Holding Company being less attractive to a potential acquiror and in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. Furthermore, federal regulations prohibit for three years after consummation of the Conversion the ownership of more than 10% of the Savings Bank or the Holding Company without prior OTS approval. Federal law also requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

          Voting Control by Insiders. Directors and officers of the Savings Bank and the Holding Company expect to purchase 91,000 shares of Common Stock, or 32.44% and 23.98% of the shares issued in the Offerings at the minimum and the maximum of the Estimated Valuation Range, respectively. Directors and officers are also expected to control indirectly the voting of approximately 8% of the shares of Common Stock issued in the Stock Conversion through the ESOP (assuming shares have been allocated under the ESOP). Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares. Directors of the Holding Company and the Savings Bank will serve as the ESOP trustees.

          At a meeting of stockholders to be held no earlier than six months following the consummation of the Stock Conversion, the Holding Company expects to seek approval of the Holding Company's MRP, which is a non-tax-qualified restricted stock plan for the benefit of key employees and directors of the Holding Company and the Savings Bank. The MRP expects to acquire a number of shares of Common Stock equal to 3% of the Common Stock issued in the Stock Conversion, if the Savings Bank's pro forma tangible capital ratio under OTS guidelines is less than 10% at the time the MRP is implemented, or 4% of the Common Stock issued in connection with the Stock Conversion, if the Savings Bank's pro forma tangible capital ratio under OTS guidelines is 10% or more at the time the MRP is implemented. See "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE." Accordingly, the MRP would expect to acquire 8,415 shares based on the issuance of 280,500 shares in the Stock Conversion at the minimum of the Estimated Valuation Range, 9,900 shares based on the issuance of 330,000 shares in the Stock Conversion at the midpoint of the Estimated Valuation Range, 15,180 shares based on the issuance of 379,500 shares in the Stock Conversion at the maximum of the Estimated Valuation Range, and 17,457 shares based on the issuance of 436,425 shares in the Stock Conversion at 15% above the maximum of the Estimated Valuation Range. These shares will be acquired either through open market purchases through a trust established in conjunction with the MRP or from authorized but unissued shares of Common Stock. Under the terms of the MRP, the MRP committee or the MRP trustees will have the power to vote unallocated and unvested shares. A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which would also serve as trustees of the MRP trust, if formed. The Holding Company also intends to seek approval of the Stock Option Plan at a meeting of stockholders to be held no earlier than six months following the consummation of the Stock Conversion. The Holding Company intends to reserve for future issuance pursuant to the Stock Option Plan a number of authorized shares of Common Stock equal to 10% of the Common Stock issued in the Conversion (28,050 and 37,950 shares at the maximum of the Estimated Valuation Range, respectively).

          Assuming (i) the receipt of stockholder approval for the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Stock Conversion, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 22.9% and 22.5% of the Common Stock, based on the issuance of the minimum and the maximum of the Estimated Valuation Range, respectively. Management's potential voting control alone, as well as together with additional stockholder support, may preclude or impede takeover attempts that certain stockholders deem to be in their best interest, and may tend to perpetuate existing management.

          Provisions of Employment and Severance Agreements. The employment agreement with Mr. Pugh and the severance agreements with two other executive officers of the Savings Bank provide for cash severance payments in the event of a change in control of the Holding Company or the Savings Bank. Such agreements also provide for the continuation of certain employee benefits for either a three-year or one-year period following the change in control. These provisions may have the effect of increasing the cost of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Savings Bank.

          See "MANAGEMENT OF THE SAVINGS BANK -- Benefits," "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     Possible Dilutive Effect of Benefit Programs

          If approved by the Holding Company's stockholders after the consummation of the Stock Conversion, the MRP intends to acquire an amount of Common Stock of the Holding Company equal to 4% of the shares issued in the Stock Conversion. Such shares of Common Stock of the Holding Company may be acquired by the Holding Company in the open market or from authorized but unissued shares of Common Stock of the Holding Company. In the event that the MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan."

          If approved by the Holding Company's stockholders after the consummation of the Conversion, the Stock Option Plan will provide for options for up to a number of shares of Common Stock of the Holding Company equal to 10% of the shares issued in the Conversion. Such shares may be authorized but unissued shares of Common Stock and, upon exercise of the options, will result in the dilution of the voting interests of existing stockholders and may decrease net income per share and stockholders' equity per share. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan."

          If the ESOP is not able to purchase 8% of the shares of Common Stock issued in the Offerings, the ESOP may purchase newly issued shares from the Holding Company. In such event, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."

     Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

          If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Savings Bank are deemed to have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income), which may be recognizable by all members or only by those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who exercise the Subscription Rights in an amount equal to such value. Additionally, the Savings Bank could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Savings Bank has been advised by Feldman Financial that such rights have no value; however, Feldman Financial's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Tax Effects."

                             SECURITY BANCORP, INC.

          The Holding Company has received OTS approval to become a savings and loan holding company and to acquire the Savings Bank. The Holding Company was organized as a Tennessee corporation at the direction of the Savings Bank on March 18, 1997 for the purpose of serving as the holding company of the Savings Bank upon the consummation of the Stock Conversion and, if undertaken the Bank Conversion. Prior to the Stock Conversion, the Holding Company will not engage in any material operations. Upon consummation of the Bank Conversion, the Holding Company's principal business would be the business of the Savings Bank as a Tennessee chartered commercial bank, and the Holding Company will register with the Federal Reserve as a bank holding company under the BHCA. See "BUSINESS OF THE HOLDING COMPANY."

          The holding company structure will permit the Holding Company to expand the financial services currently offered through the Savings Bank. Management believes that the holding company structure and retention of proceeds will, should it decide to do so, facilitate possible future acquisitions of other financial institutions such as other mutual or stock savings institutions and commercial banks and thereby further its expansion into existing and new market areas and also enable the Holding Company to diversify, should it decide to do so, into a variety of banking-related activities. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such acquisitions or activities. The holding company structure will also facilitate the repurchase of shares in the open market, subject to regulatory restrictions and market conditions. See "REGULATION -- Bank Holding Company Regulation" and "--Savings and Loan Holding Company Regulation."

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN

          In 1960, the Savings Bank was chartered as a federal mutual savings bank under the name "Security Federal Savings and Loan Association." In January 1995, the Savings Bank adopted a federal mutual savings bank charter and changed its name to its current title. The Savings Bank is regulated by the OTS and its deposits are insured up to applicable limits under the SAIF of the FDIC. The Savings Bank also is a member of the FHLB System. At December 31, 1996, the Savings Bank had total assets of $44.2 million, total deposits of $35.8 million and total equity of $2.5 million.

          The Savings Bank is primarily engaged in attracting deposits from the general public and using those and other available sources of funds to originate loans secured by single-family residences located in Warren County and surrounding counties. One- to four-family mortgage loans amounted to $24.6 million, or 65.0% of the total loan portfolio (before net items). However, between December 31, 1995 and 1996, construction loans increased by $2.3 million (136.3%), commercial real estate loans by $2.1 million (164.7%), acquisition and development loans by $156,000 (there were no acquisition and development loans outstanding at December 31, 1995), commercial business loans by $1.6 million (263.2%) and consumer loans by $913,000 (35.0%). See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending." The Savings Bank also invests in U.S. Government agency obligations and mortgage-backed securities insured by federal agencies. As of December 31, 1996, the amortized cost of U.S. Government agency securities was $2.8 million and the carrying value of its mortgage-backed securities portfolio, was $1.6 million.

          The Savings Bank is regulated by the OTS, its primary federal regulator, and by the FDIC, the insurer of its deposits. The Savings Bank is a member of the FHLB of Cincinnati and its deposits are insured under the SAIF, which is administered by the FDIC, up to applicable limits.

          If the Bank Conversion is undertaken, the Savings Bank, as a Tennessee chartered commercial bank, would succeed to all of the assets and liabilities of the Savings Bank (which, pursuant to the Stock Conversion will have succeeded to all of the assets and liabilities of the Savings
     Bank), and would initially continue to conduct business in substantially the same manner as the Savings Bank prior to the Bank Conversion. Over time, however, management anticipates an increase in the percentage of commercial loans in the Savings Bank's loan portfolio. It is anticipated that the Savings Bank will continue to diversify its loan and deposit mix and add other services in connection with the Bank Conversion.

          The deposits of the Savings Bank would continue to be insured by the FDIC under the SAIF upon consummation of the Bank Conversion. Accordingly, FDIC regulation and supervision would continue. However, the Commissioner would replace the OTS as the Savings Bank's primary regulator upon consummation of the Bank Conversion.

          The Savings Bank operates from its main office and one branch office. The Savings Bank's main office is located at 306 West Main Street, McMinnville, Tennessee 37110, telephone number (615) 473-4483. The branch office, also located in McMinnville, Tennessee, was opened on March 10, 1997. See "BUSINESS OF THE SAVINGS BANK -- Properties."

                                USE OF PROCEEDS

          The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $2.5 million to $3.5 million, or up to $4.1 million if the Estimated Valuation Range is increased by 15%. The Holding Company has applied to the OTS for approval to purchase all of the capital stock of the Savings Bank to be issued in the Stock Conversion in exchange 90% of the net proceeds of the Offerings. This would result in the Holding Company retaining (after funding the ESOP loan and the MRP) approximately $216,000 to $304,000 of net proceeds or up to $355,000 if the Estimated Valuation Range is increased by 15%, and the Savings Bank receiving the remainder.

          The net proceeds from the sale of the Common Stock will increase the Savings Bank's capital and could support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including initially the repayment of up to $1.0 million of FHLB advances and investment in short-term securities of the type currently held by the Savings Bank. Subject to market conditions, the Savings Bank eventually intends to use the funds contributed to it to support its current core lending activities. The net proceeds retained by the Holding Company initially will be invested primarily in U.S. Government and agency securities and mortgage-backed securities of the type currently held by the Savings Bank. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future acquisition and diversification activities, as a source of any regular cash and/or periodic special cash dividends to the stockholders of the Holding Company and for any future repurchases of Common Stock. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any of such activities. The Stock Conversion will also facilitate the Holding Company's access to the capital markets.

          Upon completion of the Stock Conversion, the Holding Company's Board of Directors will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there is currently insufficient information upon which an intention to repurchase stock could be based.
     The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future may include but are not limited to (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to the determination of the Board of Directors that both the Holding Company and the Savings Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate taking into account, among other things, the level of nonperforming and other risk assets, the Holding Company's and the Savings Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations.

                                DIVIDEND POLICY

     General

       The Board of Directors of the Holding Company intends to adopt a policy of paying regular cash dividends following consummation of the Conversion. However, no decision has been made as to the amount or timing of such dividends. Declarations or payments of dividends will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Savings Bank to the Holding Company discussed below. In addition, from time to time in an effort to manage capital to a reasonable level, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue. In order to pay any cash dividends (regular and special), however, the Holding Company must have available cash either from the net proceeds raised in the Offerings and retained by the Holding Company, dividends received from the Savings Bank or earnings on Holding Company assets.

     Regulatory Restrictions

       Dividends from the Holding Company may depend, in part, upon receipt of dividends from the Savings Bank because the Holding Company initially will have no source of income other than dividends from the Savings Bank and earnings from the investment of the net proceeds from the Offerings retained by the Holding Company. OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Savings Bank to the Holding Company which utilizes a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. At December 31, 1996, the Savings Bank currently was designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus

     50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, the Savings Bank may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Savings Bank below the amount required for the liquidation account to be established pursuant to the Plan of Conversion. See "REGULATION -- Federal Regulation of Savings Bank -- Limitations on Capital Distributions," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Liquidation Account" and Note 10 of Notes to the Financial Statements included elsewhere herein.

       Subsequent to the Bank Conversion, dividends from the Holding Company would continue to depend primarily upon the receipt of dividends from the Savings Bank and the payment of such dividends would be subject to the restrictions under Tennessee law, which generally limit dividend declarations to not more than once each calendar quarter from undivided profits, less any required transfers to surplus. See "REGULATION."

       Dividend payments by the Holding Company will be governed by Tennessee law, which prohibits dividend payments that would either render the Holding Company unable to pay its debts as they came due in the normal course of business or cause the Holding Company's total liabilities to exceed its total assets. If the Bank Conversion is undertaken, the Holding Company would also be subject to Federal Reserve policy governing dividend payments by bank holding companies. See "REGULATION -- Bank Holding Company Regulation -- Dividends."

       The Holding Company has committed to the OTS not to make any tax-free distributions to stockholders in the form of a return of capital, or take any action in contemplation of any such distributions, within the first year following the consummation of the Stock Conversion.

     Tax Considerations

       In addition to the foregoing, retained earnings of the Savings Bank appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Savings Bank to pay cash dividends to the Holding Company without the payment of federal income taxes by the Savings Bank at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "TAXATION -- Federal Taxation" and Note 9 of Notes to the Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Savings Bank that would result in a recapture of the Savings Bank's bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK

       The Holding Company has never issued capital stock and consequently there is no established market for the Common Stock. The Holding Company does not intend to list the Common Stock on a national securities exchange or apply to have the Common Stock quoted on any automated quotation system upon completion of the Stock Conversion. Following the completion of the Offerings, the Holding Company anticipates that the Common Stock will be traded on the over-the-counter market through the OTC "Electronic Bulletin Board" under the symbol "_____." Trident Securities intends to make a market in the Common Stock. It is anticipated that Trident Securities will use its best efforts to match offers to buy and offers to sell shares of Common Stock. Such efforts are expected to include solicitation of potential buyers and sellers in order to match buy and sell orders.

               The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. Due to the size of the Offerings, it is highly unlikely that a stockholder base sufficiently large to create an active trading market will develop and be maintained. The absence of an active and liquid trading market for the Common Stock could affect the price and liquidity of the Common Stock. Consequently, investors in the Common Stock could have difficulty disposing of their shares and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that an investor will be able to sell the Common Stock purchased in the Stock Conversion at prices at or above the Purchase Price. See "RISK FACTORS -- Absence of Prior Market for Common Stock."

                                 CAPITALIZATION

               The following table presents the historical capitalization of the Savings Bank at December 31, 1996, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of Common Stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt and OTS approval of an updated appraisal confirming such valuation. A change in the number of shares to be issued in the Conversion may materially affect pro forma consolidated capitalization.

                                                        Pro Forma Consolidated Capitalization
                                                        Based Upon the Sale of
                                                        -----------------------------------------------------
                                                       280,500       330,000       379,500       436,425
                                                       Shares at     Shares at     Shares at     Shares at
                                                       Price of      Price of      Price of      Price of
                                      Savings Bank     $10.00        $10.00        $10.00        $10.00
                                      Historical       Per Share(1)  Per Share(1)  Per Share(1)  Per Share(2)
                                      ------------     ------------  ------------  ------------  ------------
                                                                                   (In thousands)

Deposits(3).........................       $35,790      $ 35,790      $ 35,790      $ 35,790      $ 35,790
FHLB advances(4)....................         5,500         4,500         4,500         4,500         4,500
                                           -------      --------      --------      --------      --------
Total deposits and borrowed funds...       $41,290      $ 40,290      $ 40,290      $ 40,290      $ 40,290
                                           =======      ========      ========      ========      ========

Stockholders' equity:

Preferred stock:
  250,000 shares, $.01
  par value per share,
  authorized; none issued
  or outstanding....................       $    --            --            --            --            --

Common Stock:
  3,000,000 shares, $.01 par
  value per share, authorized;
  specified number of shares
  assumed to be issued and
  outstanding(5)....................            --             3             3             4             4

Additional paid-in capital..........            --         2,502         2,997         3,491         4,060
 Less:
  Common Stock acquired
   by ESOP(6).......................            --          (224)         (264)         (304)         (349)
  Common Stock acquired
   by MRP(7)........................            --          (112)         (132)         (152)         (175)

Total equity(8).....................         2,450         2,450         2,450         2,450         2,450
                                           -------      --------      --------      --------      --------

Total stockholders' equity..........       $ 2,450      $  4,619      $  5,054      $  5,489      $  5,990
                                           =======      ========      ========      ========      ========


                         (footnotes on following page)

_______________
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect changes in market or financial conditions or the issuance of additional shares under the Stock Option Plan.
(2)  This column represents the pro forma capitalization of the Holding
     Company in the event the aggregate number of shares of Common Stock issued in the Stock Conversion is 15% above the maximum of the Estimated Valuation Range as a result of changes in market or financial conditions. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of Common Stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
(4) Assumes that up to $1.0 million of net proceeds to the Savings Bank will be used to reduce FHLB advances. See "USE OF PROCEEDS."

(5) The Savings Bank's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the Stock Conversion.

(6) Assumes that 8% of the Common Stock sold in the Stock Conversion will be acquired by the ESOP in the Stock Conversion with funds borrowed from the Holding Company. In accordance with generally accepted accounting principles ("GAAP"), the amount of Common Stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As the principal balance of the borrowings is reduced, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing would not be separately reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."
(7) Assumes the purchase of MRP shares in the open market (not the issuance of authorized but unissued shares of Common Stock) of 4% of the shares of Common Stock issued in the Stock Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of Common Stock for the MRP from authorized but unissued shares of Common Stock would dilute the interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits --Management Recognition Plan." The MRP is subject to stockholder approval and is expected to be adopted by stockholders at the Holding Company's first annual meeting to be held no earlier than six months following the consummation of the Stock Conversion.
(8) Total equity, primarily retained earnings, is substantially restricted by applicable regulatory capital requirements. Additionally, the Savings Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Savings Bank's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the Stock Conversion and adjusted downward thereafter.

                  HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

           The following tables set forth as of December 31, 1996, in order of presentation, (i) the Savings Bank's historical and pro forma capital compliance under OTS regulatory capital requirements, (ii) the Savings Bank's historical and pro forma capital compliance under FDIC regulatory capital requirements that would apply upon consummation of the Bank Conversion, and (iii) the Holding Company's pro forma capital compliance under Federal Reserve regulatory capital requirements that would apply upon consummation of the Bank Conversion. For purposes of the following tables,
     (i) the amount of capital infused into the Savings Bank is 90% of the proceeds of the Offerings and (ii) the amount expected to be borrowed by the ESOP and the cost of the shares of Common Stock expected to be acquired by the MRP are deducted from pro forma regulatory capital. For additional information regarding the financial condition of the Savings Bank and the assumptions underlying the pro forma capital calculations set forth below, see "USE OF PROCEEDS," CAPITALIZATION" and "PRO FORMA DATA" and the Financial Statements and related Notes appearing elsewhere herein.

                                                     OTS Regulatory Capital Compliance

                                                      PRO FORMA AT DECEMBER 31, 1996
                                -------------------------------------------------------------------------------
                                                              Minimum of Estimated        Midpoint of Estimated
                                                               Valuation Range             Valuation Range
                                                            -----------------------     -----------------------
                                      Historical               280,500 Shares               330,000 Shares
                                  At December 31, 1996        at $10.00 Per Share          at $10.00 Per Share
                                -----------------------     -----------------------     -----------------------
                                             Percent of                Percent of                    Percent of
                                              Adjusted                  Adjusted                      Adjusted
                                               Total                     Total                         Total
                                Amount        Assets(1)     Amount      Assets(1)        Amount      Assets(1)
                                ------       ----------     ------     ----------        ------      ---------
                                                         (Dollars in thousands)
GAAP Capital...............     $2,450                      $4,369                       $4,754
                                ======                      ======                       ======

Tangible capital...........     $2,305          5.24%       $4,224        9.20%          $4,609         9.95%
Minimum required
 tangible capital..........        661          1.50           689        1.50              695         1.50
                                ------          ----        ------       -----           ------        -----
Excess.....................     $1,644          3.74%       $3,535        7.70%          $3,914         8.45%
                                ======          ====        ======       =====           ======        =====

Core capital...............     $2,305          5.24%       $4,224        9.20%          $4,609         9.95%
Minimum required core
 capital(2)................      1,321          3.00         1,378        3.00            1,390         3.00
                                ------          ----        ------       -----           ------        -----
Excess.....................     $  984          2.24%       $2,846        6.20%          $3,219         6.95%
                                ======          ====        ======       =====           ======        =====

Risk-based capital(3)......     $2,589          9.87%       $4,508       16.93%          $4,893        18.32%
Minimum risk-based
 capital requirement.......      2,099          8.00         2,130        8.00            2,137         8.00
                                ------          ----        ------       -----           ------        -----
Excess.....................     $  490          1.87%       $2,378        8.93%          $2,756        10.32%
                                ======          ====        ======       =====           ======        =====



                                          OTS Regulatory Capital Compliance

                                           PRO FORMA AT DECEMBER 31, 1996
                                ---------------------------------------------------
                                                                  15% above
                                   Maximum of Estimated      Maximum of Estimated
                                    Valuation Range           Valuation Range
                                -----------------------     -----------------------
                                      379,500 Shares             436,425 Shares
                                   at $10.00 Per Share        at $10.00 Per Share
                                -----------------------     -----------------------
                                            Percent of                   Percent of
                                             Adjusted                     Adjusted
                                              Total                        Total
                                Amount      Assets(1)        Amount      Assets(1)
                                ------     ----------        ------      ---------
                                             (Dollars in Thousands)
GAAP Capital...............     $5,140                       $5,584
                                ======                       ======

Tangible capital...........     $4,995        10.69%         $5,439       11.53%
Minimum required
 tangible capital..........        701         1.50             707        1.50
                                ------        -----          ------       -----
Excess.....................     $4,294         9.19%         $4,732       10.03%
                                ======        =====          ======       =====

Core capital...............     $4,995        10.69%         $5,439       11.53%
Minimum required core
 capital(2)................      1,402         3.00           1,415        3.00
                                ------        -----          ------       -----
Excess.....................     $3,593         7.69%         $4,024        8.53%
                                ======        =====          ======       =====

Risk-based capital(3)......     $5,279        19.71%         $5,723       21.30%
Minimum risk-based
 capital requirement.......      2,143         8.00           2,150        8.00
                                ------        -----          ------       -----
Excess.....................     $3,136        11.71%         $3,573       13.30%
                                ======        =====          ======       =====

                        (footnotes on following page)


                                                            FDIC Regulatory Capital Compliance

                                                                      PRO FORMA AT DECEMBER 31, 1996
                                                            ---------------------------------------------------
                                                              Minimum of Estimated        Midpoint of Estimated
                                                               Valuation Range             Valuation of Range
                                                            -----------------------     -----------------------
                                      Historical               280,500 Shares               330,000 Shares
                                  At December 31, 1996        at $10.00 Per Share          at $10.00 Per Share
                                -----------------------     -----------------------     -----------------------
                                             Percent of                Percent of                    Percent of
                                              Adjusted                  Adjusted                      Adjusted
                                               Total                     Total                         Total
                                Amount         Assets       Amount       Assets          Amount        Assets
                                ------       ----------     ------     ----------        ------      ---------
                                                          (Dollars in thousands)
GAAP capital...............     $2,450                     $4,369                        $4,754
                                ======                     ======                        ======

Tier 1 capital.............     $2,305         5.24%       $4,224        9.20%           $4,609        9.95%
Minimum Tier 1 (leverage)
 requirement...............      1,759         4.00         1,847        4.00             1,853        4.00
                                ------         ----        ------        ----            ------      ------

  Excess...................     $  546         1.24%       $2,377        5.20%           $2,756        5.95%
                                ======         ====        ======        ====            ======      ======



                               FDIC Regulatory Capital Compliance

                                         PRO FORMA AT DECEMBER 31, 1996
                               ---------------------------------------------------
                                                                15% above
                                  Maximum of Estimated      Maximum of Estimated
                                   Valuation Range           Valuation of Range
                               -----------------------     -----------------------
                                    379,500 Shares             436,425 Shares
                                 at $10.00 Per Share        at $10.00 Per Share
                               -----------------------     -----------------------
                                          Percent of                   Percent of
                                           Adjusted                     Adjusted
                                            Total                        Total
                               Amount      Assets           Amount      Assets
                               ------     ----------        ------     ---------
                                             (Dollars in Thousands)
GAAP capital...............     $5,140                      $5,584
                               =======                     =======

Tier 1 capital.............     $4,995      10.69%          $5,439       11.53%
Minimum Tier 1 (leverage)
 requirement...............      1,868       4.00            1,886        4.00
                               -------    -------          -------      ------

  Excess...................     $3,127       6.69%          $3,553        7.53%
                               =======    =======          =======      ======







                                     Federal Reserve Regulatory Capital Compliance(4)


                                               Historical
                                          At December 31, 1996            PRO FORMA AT DECEMBER 31, 1996
                                      --------------------------   ---------------------------------------------
                                                 Percent of               Percent of                Percent of
                                                Risk-weighted            Risk-weighted             Risk-weighted
                                      Amount       Assets      Amount       Assets       Amount       Assets
                                      ------     ----------    ------     ----------     ------     ----------
                                                               (Dollars in thousands)

Tier 1 capital......................  $2,305       8.78%       $4,224       15.86%       $4,609       17.26%
Tier 1 (risk weighted) requirement..   1,050       4.00         1,065        4.00         1,068        4.00
                                      ------       ----        ------       -----        ------       -----
Excess..............................  $1,255       4.78%       $3,159       11.86%       $3,541       13.26%
                                      ======       ====        ======       =====        ======       =====

Total capital.......................  $2,589       9.87%       $4,508       16.93%       $4,893       18.32%
Total (risk weighted) requirement...   2,099       8.00         2,130        8.00         2,137        8.00
                                      ------       ----        ------       -----        ------       -----
Excess..............................  $  490       1.87%       $2,378        8.93%       $2,756       10.32%
                                      ======       ====        ======       =====        ======       =====






                                      Federal Reserve Regulatory Capital Compliance

                                                PRO FORMA AT DECEMBER 31, 1996
                                      ----------------------------------------------

                                                 Percent of               Percent of
                                                Risk-weighted            Risk-weighted
                                      Amount       Assets      Amount       Assets
                                      ------     ----------    ------     ----------
                                            (Dollars in thousands)
Tier 1 capital......................  $4,995       18.65%      $5,439       20.24%
Tier 1 (risk weighted) requirement..   1,071        4.00        1,075        4.00
                                      ------       -----       ------       -----
Excess..............................  $3,924       14.65%      $4,364       16.24%
                                      ======       =====       ======       =====

Total capital.......................  $5,279       19.71%      $5,773       21.30%
Total (risk weighted) requirement...   2,143        8.00%       2,150        8.00
                                      ------       -----       ------       -----
Excess..............................  $3,136       11.71%      $3,573       13.30%
                                      ======       =====       ======       =====



---------------
(1) Based upon adjusted total assets for purposes of the tangible capital and core capital requirements, and risk-weighted assets for purposes of the risk-based capital requirement.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.
(4) Pursuant to Federal Reserve regulation, such calculations are on a Savings Bank-only basis because the Holding Company would have total consolidated assets of less than $150 million upon consummation of the Bank Conversion.

                                 PRO FORMA DATA

          Under the Plan of Conversion, the Common Stock must be sold at a price equal to the estimated pro forma market value of the Holding Company and the Savings Bank as converted, based upon an independent valuation. The Estimated Valuation Range as of March 14, 1997 is from a minimum of $2,805,000 to a maximum of $3,795,000 with a midpoint of $3,300,000 or, at a price per share of $10.00, a minimum number of shares of 280,500, a maximum number of shares of 379,500 and a midpoint number of shares of 330,000. The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) all of the Common Stock will be sold in the Subscription Offering; (ii) Trident Securities will receive fees of $50,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range; and (iii) Conversion expenses, excluding the fees paid to Trident Securities, will total approximately $250,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription, Direct Community and Syndicated Community Offerings and other factors.

          The pro forma consolidated net income of the Savings Bank for the year ended December 31, 1996 has been calculated as if the Conversion had been consummated at the beginning of the period and the estimated net proceeds received by the Holding Company and the Savings Bank had been invested at 6.69% at the beginning of the period, which represents the arithmetic average of the Savings Bank's yield on interest-earning assets and interest-bearing deposits as of December 31, 1996. As discussed under "USE OF PROCEEDS," the Holding Company expects to infuse into the Savings Bank the amount of net proceeds of the Offerings necessary to increase the Savings Bank's tangible capital to assets ratio to at least 10%, and the remainder will be retained by the Holding Company from which it will fund the ESOP loan. A pro forma after-tax return of 4.14% is used for both the Holding Company and the Savings Bank for the period presented, after giving effect to an incremental combined federal and state tax rate of 38.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the period or at December 31, 1996, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

          The following tables summarize the historical net income and equity of the Savings Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the period and at the date indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Stock Conversion;
     (ii) withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion; (iii) the issuance of shares from authorized but unissued shares to the MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits --1997 Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares Issued." Shares of Common Stock may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced by the amount of deposit withdrawals used to fund stock purchases.

          Stockholders' equity represents the difference between the stated amounts of consolidated assets and liabilities of the Holding Company computed in accordance with GAAP. Stockholders' equity has not been increased or decreased to reflect the difference between the carrying value of loans and other assets and market value. Stockholders' equity is not intended to represent fair market value nor does it represent amounts that would be available for distribution to stockholders in the event of liquidation.

                                At or For the Year Ended December 31, 1996
                             -------------------------------------------------
                                                                    15% Above
                             Minimum of  Midpoint of   Maximum of   Maximum of
                             Estimated   Estimated     Estimated    Estimated
                             Valuation   Valuation     Valuation    Valuation
                             Range       Range         Range        Range
                             ----------  ---------     ----------   ----------
                             280,500     330,000       379,500      436,425(1)
                             Shares      Shares        Shares       Shares
                             at $10.00   at $10.00     at $10.00    at $10.00
                             Per Share   Per Share     Per Share    Per Share
                             ---------   ---------     ---------    ---------
                                (In thousands, except per share amounts)

     Gross proceeds........   $2,805       $3,300       $3,795       $4,364
     Less: estimated
      expenses.............     (300)        (300)        (300)        (300)
                              ------       ------       ------       ------
     Estimated net proceeds    2,505        3,000        3,495        4,064
     Less: Common Stock
      acquired by ESOP.....     (224)        (264)        (304)        (349)
     Less: Common Stock to
      be acquired by MRP...     (112)        (132)        (152)        (175)
                              ------       ------       ------       ------
        Net investable
         proceeds..........   $2,169       $2,604       $3,039       $3,540
                              ======       ======       ======       ======

     Consolidated net
      income:
      Historical...........   $  138       $  138       $  138       $  138
      Pro forma income on
       net proceeds(2).....       90          108          126          147
      Pro forma ESOP
       adjustments(3)......      (14)         (16)         (19)         (22)
      Pro forma MRP
       adjustments(4)......      (14)         (16)         (19)         (22)
                              ------       ------       ------       ------
        Pro forma net
         income............   $  200       $  214       $  226       $  241
                              ======       ======       ======       ======

     Consolidated net
      income per share
      (5)(6):
      Historical...........   $ 0.53       $ 0.45       $ 0.39       $ 0.34
      Pro forma income on
       net proceeds........     0.35         0.35         0.36         0.36
      Pro forma ESOP
       adjustments(3)......    (0.05)       (0.05)       (0.05)       (0.05)
      Pro forma MRP
       adjustments(4)......    (0.05)       (0.05)       (0.05)       (0.05)
                              ------       ------       ------       ------
        Pro forma net
         income per share..   $ 0.78       $ 0.70       $ 0.65       $ 0.60
                              ======       ======       ======       ======

     Consolidated
      stockholders' equity
      (book value):
      Historical...........   $2,450       $2,450       $2,450       $2,450
      Estimated net
       proceeds............    2,505        3,000        3,495        4,064
      Less: Common Stock
       acquired by ESOP....     (224)        (264)        (304)        (349)
      Less: Common Stock
       to be acquired by
       MRP(4)..............     (112)        (132)        (152)        (175)
                              ------       ------       ------       ------
        Pro forma
         stockholders'
         equity(7).........   $4,619       $5,054       $5,489       $5,990
                              ======       ======       ======       ======

     Consolidated
      stockholders' equity
      per share(6)(8):
      Historical(6)........   $ 8.73       $ 7.42       $ 6.46       $ 5.61
      Estimated net
       proceeds............     8.93         9.09         9.21         9.31
      Less: Common Stock
       acquired by ESOP....    (0.80)       (0.80)       (0.80)       (0.80)
      Less: Common Stock
       to be acquired by
       MRP(4)..............    (0.40)       (0.40)       (0.40)       (0.40)
                              ------       ------       ------       ------
        Pro forma
         stockholders'
         equity per
         share(9)..........   $16.46       $15.31       $14.47       $13.72
                              ======       ======       ======       ======

     Purchase Price as a
      percentage of pro
      forma
      stockholders' equity
       per share...........    60.75%      65.32%        69.12%       72.89%
                              ======       ======       ======       ======

     Purchase Price as a
      multiple of pro forma
      net income per share.    13.02x      14.38x        15.58x       16.81x
                              ======      ======        ======       ======

                         (footnotes on following page)

___________________
(1) Gives effect to the sale of an additional 56,925 shares in the Stock Conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Savings Bank as converted, without the resolicitation of subscribers or any right of cancellation.
     The issuance of such additional shares will be conditioned on a determination of the independent appraiser that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Savings Bank as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Stock Conversion.
(3) It is assumed that 8% of the shares of Common Stock offered in the Stock Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the Stock Conversion, which rate is currently 8.25%) from the net proceeds from the Offerings retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Savings Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Savings Bank's payment of the ESOP debt is based upon equal installments of principal over a 10-year period, assuming a combined federal and state tax rate of 38.0%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Savings Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, which will require recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share Purchase Price. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."
(4) In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Common Stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.74, $0.67, $0.62 and $0.57 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended December 31, 1996, respectively, and pro forma stockholders' equity per share would be $15.83, $14.73, $13.91 and $13.20 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at December 31, 1996, respectively. Shares issued under the MRP vest 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date of stockholder approval of the MRP, total MRP expense would increase. The total estimated MRP expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax MRP expense of $22,440, $26,400, $30,360 and $34,914 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended December 31, 1996, respectively. No effect has been given to the shares reserved for issuance under the proposed Stock Option Plan. If stockholders approve the Stock Option Plan following the Stock Conversion, the Holding Company will have reserved for issuance under the Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the shares sold in the Stock Conversion. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired, the voting and ownership interests of existing stockholders would be diluted by approximately 9.09%. Assuming stockholder approval of the Stock Option Plan and that all options were exercised at the end of the year ended December 31, 1996, at an exercise price of $10.00 per share, pro forma net earnings per share would be $0.74, $0.67, $0.62 and $0.58, respectively, and pro forma stockholders' equity per share would be $15.88, $14.83, $14.06 and $13.39, respectively at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See

     "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan" and "-- Management Recognition Plan" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."
(5) Per share amounts are based upon shares outstanding of 260,304, 306,240, 352,176, 405,002 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended December 31, 1996, respectively, which includes the shares of Common Stock sold in the Stock Conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Stock Conversion.
(6) Historical per share amounts have been computed as if the shares of Common Stock expected to be issued in the Stock Conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Stock Conversion, the additional ESOP expense or the proposed MRP expense, as described above.
(7) "Book value" represents the difference between the stated amounts of the Savings Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Stock Conversion, or the federal income tax consequences of the restoration to income of the Savings Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.
(8) Per share amounts are based upon shares outstanding of 280,500, 330,000, 379,500 and 436,425 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.
(9) Does not represent possible future price appreciation or depreciation of the Common Stock.

      SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

          The following table sets forth certain information as to the approximate purchases of Common Stock by each director and executive officer of the Savings Bank, including their associates, as defined by applicable regulations, assuming that sufficient shares will be available to satisfy subscriptions in all categories. No individual has entered into a binding agreement with respect to such intended purchases and, therefore, actual purchases could be more or less than indicated below. Directors and officers of the Savings Bank and their associates may not purchase in excess of 35% of the shares sold in the Stock Conversion. Directors, officers and staff members will pay the same price for the shares for which they subscribe as the price that will be paid by all other subscribers.

                                                                     Percent of
                                                                     Shares at
                                Anticipated        Anticipated       Maximum of
Name and                         Number of           Dollar          Estimated
Position with                   Shares to be       Amount to be      Valuation
the Savings Bank                Purchased(1)       Purchased(1)       Range(1)
---------------------------  ------------------  -----------------  ----------
Earl H. Barr                       15,000            $150,000          3.95%
 Chairman of the Board

Joe H. Pugh                        15,000             150,000          3.95
 President, Chief
 Executive Officer
 and Director

Ray Talbert                         7,500              75,000          1.98
 Executive Vice President

John W. Duncan                      7,500              75,000          1.98
 Vice President

Dr. R. Neil Schultz                15,000             150,000          3.95
 Director

Robert W. Newman                   15,000             150,000          3.95
 Director

Donald R. Collette                  5,000              50,000          1.32
 Director

Dr. John T. Mason, III              3,500              35,000          0.92
 Director

Dr. Franklin J. Noblin              7,500              75,000          1.98
 Director

-----------------
(1) Excludes any shares to be awarded pursuant to the ESOP and MRP and options to acquire shares pursuant to the Stock Option Plan. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits --Employee Stock Ownership Plan," "-- Benefits -- 1997 Stock Option Plan" and "-- Benefits -- Management Recognition Plan."

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                              STATEMENTS OF INCOME

          The following Statements of Income for the years ended December 31, 1996 and 1995 have been audited by Housholder, Artman and Associates, P.C., independent auditors, whose report thereon appears elsewhere in this Prospectus. These statements should be read in conjunction with the Savings Bank's Financial Statements and related Notes included elsewhere herein.


Interest income:                                             1996        1995
                                                          ----------  ----------
       Loans receivable.................................  $2,887,378  $2,146,432
       Investment securities............................     400,562     522,739
       Interest on overnight funds sold to Federal Home
        Loan Bank.......................................       6,621      26,636
                                                          ----------  ----------
         Total interest income..........................   3,294,561   2,695,807

     Interest expense:
       Deposits.........................................   1,647,042   1,468,290
       FHLB advances....................................     193,296      44,779
                                                          ----------  ----------
         Total interest expense.........................   1,840,338   1,513,069
                                                          ----------  ----------

         Net interest income............................   1,454,223   1,182,738

     Provision for loan losses..........................     116,000      30,000
                                                          ----------  ----------

         Net interest income after provision for loan
          losses........................................   1,338,223   1,152,738
                                                          ----------  ----------

     Noninterest income:
       Service charges, commissions and fees............      40,201      28,929
       Gain on sale of loans............................      90,140      77,222
       Loan servicing income............................      22,063      14,750
       Gain on sale of investment securities............       2,032       2,602
       Other............................................       3,366       1,855
                                                          ----------  ----------
         Total noninterest income.......................     157,802     125,358

     Other expenses:
       Compensation and benefits........................     481,012     343,375
       Directors fees...................................      50,950      42,000
       Occupancy and equipment expenses.................     121,621      93,207
       Federal and other insurance premiums.............     277,236      82,528
       Advertising......................................      38,515      33,380
       Legal and professional fees......................      56,754      46,022
       Other expenses...................................     248,558     188,045
                                                          ----------  ----------
         Total other expenses...........................   1,274,646     828,557
                                                          ----------  ----------

         Income before income tax expense...............     221,379     449,539

     Income tax expense.................................      83,224     148,321
                                                          ----------  ----------

         Net income.....................................  $  138,155  $  301,218
                                                          ==========  ==========


     The accompanying notes are an integral part of these statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Savings Bank. The information contained in this section should be read in conjunction with the Financial Statements and the accompanying Notes to Financial Statements and the other sections of this Prospectus.

Operating Strategy

     The Savings Bank's results of operations depend primarily on net interest income, which is the difference between the income earned on its interest-earning assets, such as loans and investments, and the cost of its interest-bearing liabilities, consisting of deposits and FHLB-Cincinnati borrowings. The Savings Bank's net income is also affected by, among other things, fee income, provisions for loan losses, operating expenses and income tax provisions. The Savings Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and policies concerning monetary and fiscal affairs, housing and financial institutions and the attendant actions of the regulatory authorities.

     The Savings Bank operates, and intends to continue to operate, as a community oriented financial institution devoted to serving the needs of its customers. The Savings Bank's business consists primarily of attracting retail deposits from the general public and using those funds to originate one- to four-family residential loans in its primary market area. To a lesser but growing extent, the Savings Bank also originates residential construction loans, commercial real estate loans, acquisition and development loans, commercial business loans and consumer loans. See "BUSINESS OF THE SAVING BANK -- Lending Activities."

     In February 1996, the Savings Bank hired Ray Talbert as an Executive Vice President and Commercial Loan Officer with the goal of augmenting its non-residential mortgage lending activities. With his 22 years of commercial lending experience in the Savings Bank's primary market area, he was instrumental in bringing several lending relationships to the Savings Bank. Consequently, between December 31, 1995 and 1996, construction loans increased by $2.3 million (136.3%), commercial real estate loans by $2.1 million (164.7%), acquisition and development loans by $156,000 (there were no acquisition and development loans outstanding at December 31, 1995), commercial business loans by $1.6 million (263.2%) and consumer loans by $913,000 (35.0%). While such loans generally have shorter terms to maturity and carry higher rates of interest, which mitigate the Savings Bank's exposure to interest rate risk, there are certain credit risks associated with such loans that are greater than the risk associated with one- to four-family residential mortgage loans. Depreciating collateral values, difficulty in estimating collateral values accurately, greater sensitivity of borrowers to changing economic conditions, among other things, are major factors that contribute to this higher risk. The Savings Bank's commercial real estate, acquisition and development and commercial business lending activities also have the added risk that the Savings Bank's lacks significant prior history with such lending. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending," "-- Interest Rate Risk" and " -- Asset and Liability Management."

     Subject to market conditions and the Savings Bank's underwriting guidelines, the Savings Bank expects to continue to emphasize construction and non-residential mortgage lending, to provide a larger array of loan products to meet the financial needs of customers in its primary market area other than the need for residential mortgage financing. The Savings Bank believes that the Bank Conversion, if undertaken, would be a logical extension of this strategy. See "PROSPECTUS SUMMARY -- The Conversion -- Bank Conversion."

Comparison of Financial Condition at December 31, 1996 and 1995

     Total assets were $44.1 million at December 31, 1996 compared to $36.1 million at December 31, 1995. This increase resulted primarily from an increase in loans receivable, net, which was funded primarily by advances from the FHLB-Cincinnati and increases in deposits.

     Loans receivable, net, were $36.7 million at December 31, 1996 compared to $27.0 million at December 31, 1995, a 35.9% increase. This increase resulted primarily from an increase in commercial real estate loans, construction loans, commercial business loans and acquisition and development loans, all of which are generally considered riskier than residential mortgage loans. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending" and "BUSINESS OF THE SAVINGS BANK -- Lending Activities." The cumulative effect of the increase in these loan categories reduced the percentage of residential mortgage loans to total loans from 77.7% at December 31, 1995 to 65.0% at December 31, 1996, even though the balance of residential mortgage loans increased from $21.5 million at December 31, 1995 to $24.7 million at December 31, 1996.

     Cash and cash equivalents increased to $1.1 million at December 31, 1996 from $288,000 at December 31, 1995 as a result of reductions in balances of investment securities held-to-maturity and in mortgage-backed securities available-for-sale. Investment securities held-to-maturity decreased to $1.3 million at December 31, 1996 from $3.9 million at December 31, 1995 as a result of maturities and calls prior to maturity. Investment securities available-for-sale increased to $1.7 million at December 31. 1996 from $1.2 million at December 31, 1995 as excess funds were invested. Mortgage-backed securities available-for-sale with a fair value of $645,000 at December 31, 1995 were sold during the year ended December 31, 1996 to increase regulatory liquidity. The Savings Bank held no mortgage-backed securities classified as available-for-sale at December 31, 1996. Mortgage-backed securities held-to-maturity decreased to $1.6 million at December 31, 1996 from $1.7 million at December 31, 1995 as a result of maturities.

     Premises and equipment, net, increased to $958,000 at December 31, 1996 from $565,000 at December 31, 1995 as a result of the purchase of the land and building for the new branch office (see "BUSINESS OF THE SAVINGS BANK -- Properties") and the purchase of additional furniture and equipment for the remodeled main office.

     Deposits were $35.8 million at December 31, 1996 compared to $32.4 million at December 31, 1995. This increase did not result from the increase in deposit rates, but rather from increases in average balances in noninterest bearing demand accounts associated with the increase in commercial real estate and commercial business loans and, to a lesser extent, new deposits opened in conjunction with the promotion of the newly renovated main office.

     Advances from the FHLB-Cincinnati increased to $5.5 million at December 31, 1996 from $1.0 million at December 31, 1995 to fund loan demand.

     Total equity increased to $2.5 million at December 31, 1996 from $2.3 million at December 31, 1995 as a result of retained net income.

Comparison of Operating Results for the Years Ended December 31, 1996 and 1995

     Net Income. Net income for the year ended December 31, 1996 was $138,000 compared to $301,000 for the year ended December 31, 1995, a 54.2% decrease. This decrease resulted primarily from an increase in other expenses associated with the legislatively-mandated, one-time assessment levied by the FDIC on all SAIF-insured institutions to recapitalize the SAIF and an $86,000 increase in the provision for loan losses. Without the SAIF assessment, which amounted to $119,000 after tax, 1996 net income would have been $257,000.

     Net Interest Income. Net interest income increased 25.0% to $1.5 million for the year ended December 31, 1996 from $1.2 million for the year ended December 31, 1995, as a result of an increase in total interest income that more than offset an increase in total interest expense. Total interest income increased 22.3% to $3.3 million for the year ended December 31, 1996 from $2.7 million a year earlier primarily as a result of increases in both the average balance of and average yield on loans receivable, net. The average balance of loans receivable, net, increased to $31.9 million and the average yield increased to 9.06% from 8.78%. Both increases are attributable to the substantial increase in non-residential mortgage loans. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending" and BUSINESS OF THE SAVINGS BANK -- Lending Activities." Interest expense increased 21.6% to $1.8 million for the year ended December 31, 1996 from $1.5 million a year earlier primarily as a result of an increase in the average balance of deposits and in the average balance of FHLB-Cincinnati advances, both of which were used to fund loan demand.

     Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered adequate by management to provide for estimated loan losses based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. The provision for loan losses was $116,000 for the year ended December 31, 1996 compared to $30,000 a year earlier. Management deemed the increase in the provision for loan losses necessary in light of the growth of the loan portfolio, particularly in the areas of non-residential mortgage loans (i.e., construction, commercial real estate, acquisition and development,
       ----
commercial business and consumer loans) that are generally considered to have a greater risk of loss. Management deemed the allowance for loan losses adequate at December 31, 1996.

     Noninterest Income. Noninterest income increased 25.9% to $158,000 for the year ended December 31, 1996 from $125,000 for the year ended December 31, 1995. This increase resulted primarily from increases in service charges associated with increases in noninterest bearing demand accounts and in loan origination and service fees associated with higher loan volume.

     Other Expenses. Other expenses increased 53.8% to $1.3 million for the year ended December 31, 1996 from $829,000 for the year ended December 31, 1995. This increase resulted primarily from the FDIC special assessment, which amounted to $193,000 before taxes and was accrued during the quarter ended September 30, 1996. Prior to the SAIF recapitalization, the Savings Bank's total annual deposit insurance premiums amounted to 23 basis points of assessable deposits. Effective January 1, 1997, the rate decreased to 6.5 basis points of assessable deposits. See "REGULATION -- Federal Regulation of the Savings Bank -- Federal Deposit Insurance Corporation" and Note 12 of Notes to Financial Statements. Compensation and benefits increased to $481,000 in 1996 from $343,000 in 1995 as a result of the hiring of additional personnel, including the Savings Bank's Commercial Loan Officer. The Savings Bank anticipates that compensation and benefits expense will increase in subsequent periods as a result of the hiring of personnel for the new branch office, the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- New Expenses Associated With ESOP and MRP" and "PRO FORMA DATA." Occupancy and equipment expense increased to $122,000 in 1996 from $93,000 in 1995 as a result of increased depreciation expense. Other expenses increased to $249,000 in 1996 from $188,000 in 1995 primarily as a result of increased service bureau expense for the main office automated teller machine ("ATM"), increased stationary and related costs associated with the Savings Bank's name change.

     Income Tax Expense. Income tax expense was $83,000 for the year ended December 31, 1996 compared to $148,000 a year earlier as a result of lower income before income taxes.

Average Balances, Interest and Average Yields/Cost

     The earnings of the Savings Bank depend largely on the spread between the yield on interest-earning assets (primarily loans and investments) and the cost of interest-bearing liabilities (primarily deposit accounts and borrowings), as well as the relative size of the Savings Bank's interest-earning assets and interest-bearing liabilities.

     The following table sets forth, for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, net interest margin, and ratio of average interest-earning assets to average interest-bearing liabilities. Average balances for a period have been calculated using the average of month-end balances during such period.


                                                                         Year Ended December 31,
                                               At         ----------------------------------------------------------
                                          December 31,               1996                         1995
                                              1996        ---------------------------  -----------------------------
                                          ------------              Interest                    Interest
                                             Yield/       Average     and     Yield/   Average     and      Yield/
                                              Cost        Balance  Dividends   Cost    Balance  Dividends    Cost
                                             ------       -------  ---------  -------  -------  ---------  ---------
                                                                    (Dollars in thousands)
Interest-earning assets(1):
 Loans receivable......................       8.60%       $31,860   $2,887     9.06%   $24,436   $2,146      8.78%
 Mortgage-backed securities............       7.18          1,980      144     7.27      2,512      181      7.21
 Investment securities.................       5.96          4,067      229     5.63      5,106      338      6.62
 FHLB stock............................       7.00            495       35     7.07        463       31      6.70
                                                          -------   ------             -------   ------
   Total interest-earning assets.......       8.34         38,402    3,295     8.58     32,517    2,696      8.29

Noninterest-earning assets.............                     1,726                --        958                 --
                                                          -------                      -------
   Total assets........................                   $40,128                      $33,475
                                                          =======                      =======

Interest-earning liabilities:
 Passbook, negotiable order of
  withdrawal ("NOW") and money
  market accounts......................       3.05        $ 5,840      191     3.27    $ 5,631      182      3.23
 Certificates of deposit...............       5.48         27,127    1,456     5.37     24,273    1,286      5.30
                                                          -------   ------             -------   ------
   Total deposits......................                    32,967    1,647     5.00     29,904    1,468      4.91

 FHLB advances.........................       6.35          3,250      193     5.94        750       45      6.00
                                                          -------   ------             -------   ------
   Total interest-bearing liabilities..       5.22         36,217    1,840     5.08     30,654    1,513      4.94
                                                          -------   ------             -------   ------

Noninterest-bearing liabilities........                     1,522                          718
                                                          -------                      -------
   Total liabilities...................                    37,739                       31,372
Equity.................................                     2,389                        2,103
                                                          -------                      -------
   Total liabilities and equity........                   $40,128                      $33,475
                                                          =======                      =======

Net interest income....................                             $1,455                       $1,183
                                                                    ======                       ======

Interest rate spread...................       3.12%                            3.50%                         3.35%
                                              ====                            =====                        ======

Net interest margin....................                                        3.79%                         3.64%
                                                                              =====                        ======

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities...................                                      106.03%                       106.08%
                                                                             ======                        ======

--------------------------
(1)  Does not include interest on loans 90 days or more past due.

Rate/Volume Analysis

     The following table sets forth the effects of changing rates and volumes on net interest income of the Savings Bank. Information is provided with respect to
(i) effects on net interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on net interest income attributable to changes in rate (changes in rate multiplied by prior volume);
(iii) changes in rate/volume (change in rate multiplied by change in volume); and (iv) the net change.

                                        Year Ended December 31,          Year Ended December 31,
                                         1996 Compared to Year            1995 Compared to Year
                                        Ended December 31, 1995          Ended December 31, 1994
                                          Increase (Decrease)              Increase (Decrease)
                                               Due to                            Due to
                                     -----------------------------    -----------------------------
                                                       Rate/                           Rate/
                                     Rate    Volume   Volume   Net    Rate   Volume   Volume    Net
                                     ----    ------   ------   ---    ----   ------   ------    ---
                                             (In Thousands)

Interest-earning assets:
 Loans receivable(1)..............   $ 57     $668    $ 16    $ 741    $136    $312    $24      $472
 Mortgage-backed and related
 securities.......................      2      (39)     --      (37)     21       5      1        27
 Investment securities............    (16)     (95)      2     (109)     30     (14)    (1)       15
 Other interest-earning assets....      2        2      --        4       5       2     --         7
                                     ----     ----    ----    -----    ----    ----    ---      ----

Total net change in income
  on interest-earning assets......     45      536      18      599     192     305     24       521
                                     ----     ----    ----    -----    ----    ----    ---      ----

Interest-bearing liabilities:
 Passbook, NOW and money
   market accounts................      2        7      --        9      20       3     --        23
 Certificates of deposit..........     61      101       8      170     137     118     12       274
 FHLB advances....................     (5)     168     (15)     148       9      19     17        45
                                     ----     ----    ----    -----    ----    ----    ---      ----

Total net change in expense
 on interest-bearing liabilities..     58      276      (7)     327     166     140     29       335
                                     ----     ----    ----    -----    ----    ----    ---      ----

Net increase (decrease) in net
 interest income..................   $(13)    $260    $ 25    $ 272    $ 26    $165    $(5)     $186
                                     ====     ====    ====    =====    ====    ====    ===      ====

-------------------
(1)  Does not include interest on loans 90 days or more past due.

Yields Earned and Rates Paid

     The following table sets forth, at the date and for the periods indicated, the weighted average yields earned on the Savings Bank's assets and the weighted average interest rates paid on the Savings Bank's liabilities, together with the net yield on interest-earning assets.

                                                   At
                                              December 31,          Year Ended December 31,
                                                  1996              1996               1995
                                              ------------          ----               ----

Weighted average yield earned on:
 Loans receivable..........................       8.60%             9.06%              8.78%
 Mortgage-backed securities................       7.18              7.27               7.21
 Investment securities.....................       5.96              5.63               6.62
 FHLB stock................................       7.00              7.07               6.70
 Total interest-earning assets.............       8.34              8.58               8.29

Weighted average interest rate paid on:
 Passbook, NOW and money market
  accounts.................................       3.05              3.27               3.23
 Certificates of deposit...................       5.48              5.37               5.30
 FHLB advances.............................       6.35              5.94               6.00
 Total interest-bearing liabilities........       5.22              5.08               4.94

Interest rate spread (spread between
  weighted average rates on all interest-
  earning assets and all interest-
  bearing liabilities).....................       3.12              3.50               3.35

Asset and Liability Management

     The Savings Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating interest rates. The Savings Bank has sought to reduce exposure of its earnings to changes in market interest rates by managing the mismatch between asset and liability maturities and interest rates. The principal element in achieving the objective is to increase the interest-rate sensitivity of the Savings Bank's assets by originating loans with interest rates subject to periodic adjustment to market conditions. The Savings Bank relies on retail deposits as its primary external source of funds. Management believes retail deposits, compared to brokered deposits, and long-term borrowings reduce the effects of interest rate fluctuations because these deposits and long-term borrowings reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

     The OTS provides a net market value methodology to measure the interest rate risk exposure of thrift institutions. This exposure is a measure of the potential decline in the NPV of the institution based upon the effect of an assumed 200 basis point increase or decrease in interest rates. NPV is the present value of the expected net cash flows from the institution's assets, liabilities and off-balance sheet contracts. Under proposed OTS regulations (which has not been implemented to date), an institution's "normal" level of interest rate risk in the event of this assumed change in interest rates is a decrease in the institution's NPV in an amount not exceeding 40.0% of the present value of its assets. Thrift institutions with greater than "normal" interest rate exposure must take a deduction from their total capital available to meet their risk-based capital requirement. The amount of that deduction is one-half of the difference between (a) the institution's actual calculated exposure to the 200 basis point interest rate increase or decrease (whichever results in the greater pro forma decrease in NPV) and (b) its "normal" level of exposure which is 40.0% of the present value of its assets. Utilizing this measurement concept, at December 31,

1996, the change in the Savings Bank's net portfolio value as a percent of the present value of its assets was a negative 6%. On this basis, the Savings Bank believes that its interest rate risk is substantially less than the amount treated as "normal" under the OTS regulations.

     The following table is provided by the OTS and illustrates the change in NPV at December 31, 1996 , based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counter the effect of that interest rate movement.


                                                                    Net Portfolio as % of
                                     Net Portfolio Value          Portfolio Value of Assets
                              -------------------------------    ---------------------------
        Basis Point ("bp")
         Change in Rates      $ Amount  $ Change(1)  % Change    NPV Ratio(2)      Change(3)
        ------------------    --------  -----------  --------    ------------      ---------
                                  (Dollars in Thousands)

               400             $3,233      $(920)      (22)%        7.43%          (166) bp
               300              3,588       (565)      (14)         8.12            (97) bp
               200              3,886       (267)       (6)         8.68            (41) bp
               100              4,088        (65)       (2)         9.02             (7) bp
                 0              4,153                               9.09
              (100)             4,071        (86)       (2)         8.86            (23) bp
              (200)             3,963       (190)       (5)         8.58            (51) bp
              (300)             3,939       (214)       (5)         8.47            (62) bp
              (400)             4,004       (149)       (4)         8.53            (56) bp

--------------------

(1) Represents the increase (decrease) of the estimated NPV at the indicated change in interest rates compared to the NPV assuming no change in interest rates.
(2) Calculated as the estimated NPV divided by the portfolio value of total assets.
(3) Calculated as the increase (decrease) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

     The above table illustrates, for example, that at December 31, 1996 an instantaneous 200 basis point increase in market interest rates would reduce the Savings Bank's NPV by approximately $267,000, or 6%, and an instantaneous 200 basis point decrease in market interest rates would reduce the Savings Bank's NPV by approximately $190,000, or 5%.

     Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

     The Savings Bank's primary sources of funds are deposits and proceeds from principal and interest payments on loans, mortgage-backed securities and investment securities, and FHLB-Cincinnati advances. While maturities and scheduled amortization of loans and mortgage-backed securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     The primary investing activity of the Savings Bank is the origination of one-to four-family mortgage loans. During the years ended December 31, 1996 and 1995, the Savings Bank originated $12.5 million and $8.4 million of such loans, respectively. However, the Savings Bank increased significantly its originations of residential construction loans, commercial real estate loans, acquisition and development loans, commercial business loans and consumer loans. Between December 31, 1995 and 1996, construction loans increased by $2.3 million (136.3%), commercial real estate loans by $2.1 million (164.7%), acquisition and development loans by $156,000 (there were no acquisition and development loans outstanding at December 31, 1995), commercial business loans by $1.6 million (263.2%) and consumer loans by $913,000 (35.0%). See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending" and "BUSINESS OF THE SAVING BANK -- Lending Activities." Other investing activities during these periods include the purchase of investment and mortgage-backed securities, which totaled $1.5 million and $1.0 million in 1996 and 1995, respectively. These activities were funded primarily by principal repayments on loans, mortgage-backed securities and other investment securities, and deposits and borrowings.

     The Savings Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. The Savings Bank's sources of funds include deposits and principal and interest payments from loans and mortgage-backed securities and investments, and FHLB-Cincinnati advances. During fiscal years 1996 and 1995, the Savings Bank used its sources of funds primarily to fund loan commitments and to pay maturing savings certificates and deposit withdrawals. At
December 31, 1996, the Savings Bank had loan commitments (excluding loans in process), including unused portions of commercial business lines of credit, of $1.2 million and unused commercial letters of credit of $565,000.

     At December 31, 1996, the Savings Bank had $234,000 of unrealized gains on securities classified as available for sale, which amount represented 15.5% of the amortized cost basis ($1.5 million) of the related securities. These investment securities were comprised of Federal Home Loan Mortgage Corporation ("FHLMC") stock and U.S. Government and agency obligations with maturities of less than five years. Movements in market interest rates will affect the unrealized gains and losses in these securities. However, assuming that the securities are held to their individual dates of maturity, even in periods of increasing market interest rates, as the securities approach their dates of maturity, the unrealized loss will begin to decrease and eventually be eliminated.

     At December 31, 1996, savings certificates amounted to $27.9 million, or 77.9%, of the Savings Bank's total deposits, including $20.6 million which were scheduled to mature by December 31, 1997. Historically, the Savings Bank has been able to retain a significant amount of its deposits as they mature. Management of the Savings Bank believes it has adequate resources to fund all loan commitments by savings deposits and FHLB-Cincinnati advances and sale of mortgage loans and that it can adjust the offering rates of savings certificates to retain deposits in changing interest rate environments.

     The OTS requires a savings institution to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 5.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. In addition, short-term liquid assets currently must constitute 1.0% of the sum of net withdrawable deposit accounts plus short-term borrowings. The Savings Bank's actual short- and long-term liquidity ratios at December 31, 1996 and 1995 were 9.2% and 13.4%, respectively. The Savings Bank has consistently maintained liquidity levels in excess of regulatory requirements.

     The Savings Bank is required to maintain specific amounts of capital pursuant to OTS requirements. As of December 31, 1996, the Savings Bank was in compliance with all regulatory capital requirements which were effective as of such date with tangible, core and risk-based capital ratios of 5.2%, 5.2% and 9.9%, respectively. For a detailed discussion of existing, future, proposed and certain to-be-proposed regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Banks -- Capital Requirements." See "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE" for a numerical presentation of the Savings Bank's historical and pro forma capital levels at December 31, 1996 relative to regulatory requirements.

Impact of Accounting Pronouncements and Regulatory Policies

     Accounting by Creditors for Impairment of a Loan. See Note 1 to Notes to Financial Statements for a discussion of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The Savings Bank adopted SFAS No. 114 and SFAS No. 118 on January 1, 1995, and their adoption did not significantly impact the Savings Bank's financial condition or results of operations.

     Accounting for Employee Stock Ownership Plans. In November 1993, the American Institute of Certified Public Accountants issued SOP 93-6, which requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan and to exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and book value per share in fiscal 1997 and future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released.

     Disclosure of Certain Significant Risks and Uncertainties. In December 1994, the Accounting Standards Executive Committee issued SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." This SOP applies to financial statements prepared in conformity with GAAP by all nongovernmental entities. The disclosure requirements in SOP 94-6 focus primarily on risks and uncertainties that could significantly affect the amounts reported in the financial statements in the near-term functioning of the reporting entity. The risks and uncertainties discussed in SOP 94-6 stem from the nature of the entity's operations, from the necessary use of estimates in the preparation of the entity's financial statements and from significant concentrations in certain aspects of the entity's operations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995 and did not have a material impact on the financial condition or results of operations of the Savings Bank.

     Accounting for the Impairment of Long-Lived Assets. See Note 1 to Notes to Financial Statements for a discussion of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Savings Bank adopted SFAS No. 121 on January 1, 1996 and it did not have an effect on the Savings Bank's financial condition or results of operations.

     Accounting for Mortgage Servicing Rights. The Savings Bank has not adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights." The effect of not adopting SFAS No. 122 is estimated not to have a material impact on the Savings Bank's financial condition or results of operations. See Note 1 to Notes to Financial Statements. Effective January 1, 1997, SFAS No. 122 was superseded by SFAS No. 125 discussed below.

     Accounting for Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies, however, are allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management of the Savings Bank has not completed an analysis of the potential effects of this statement on its financial condition or results of operations.

     Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. See Note 1 to Notes to Financial Statements for a discussion of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," and SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB No. 125," which defers the effective date of application of certain transfer and collateral provisions of SFAS No. 125 until January 1, 1998. The adoption of the provisions of SFAS No. 127 and SFAS No. 127 is not expected to have a significant impact on the Savings Bank's financial condition or results of operations.

Effect of Inflation and Changing Prices

     The Financial Statements and related financial data presented herein have been prepared in accordance with GAAP, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering the changes in relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Savings Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                              RECENT DEVELOPMENTS

  The following tables set forth certain information concerning the financial position and results of operations of the Savings Bank at the dates and for the periods indicated. Information at March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of operations for such periods. The selected operating data for the three months ended March 31, 1997 are not necessarily indicative of the results of operations for the entire fiscal year. This information should be read in conjunction with the Financial Statements and Notes thereto presented elsewhere in this Prospectus.

                                                        At           At
                                                    March 31,   December 31,
                                                       1997         1996
                                                    ----------  -------------
                                                          (Unaudited)
                                                         (In Thousands)
SELECTED FINANCIAL CONDITION DATA:

Total assets......................................    $46,187        $44,121
Loans receivable, net.............................     38,748         36,667
Cash and cash equivalents.........................        904          1,098
Investment securities available-for-sale..........      1,723          1,743
Investment securities held-to-maturity............      1,250          1,250
Mortgage-backed securities held-to-maturity.......      1,537          1,580
Deposits..........................................     36,102         35,790
FHLB advances.....................................      7,150          5,500
Total equity, substantially restricted............      2,522          2,450

                                                          Three Months
                                                        Ended March 31,
                                                    ------------------------
                                                       1997           1996
                                                    ---------        -------
                                                            (Unaudited)
                                                           (In Thousands)
SELECTED OPERATING DATA:

Interest income...................................    $   892        $   727
Interest expense..................................        522            426
                                                      -------        -------

Net interest income...............................        370            301
Provision for loan losses.........................         15              8
                                                      -------        -------

Net interest income after
 provision for loan losses........................        355            293

Noninterest income................................         63             70
Other expenses....................................        294            235
                                                      -------        -------

Income before income tax expense..................        124            128
Income tax expense................................         40             49
                                                      -------        -------

Net income........................................    $    84        $    79
                                                      =======        =======


                                                         At or For the
                                                          Three Months
                                                         Ended March 31,
                                                    ------------------------
                                                       1997            1996
                                                    ---------        -------
SELECTED FINANCIAL RATIOS(1):

Performance Ratios:

Return on average assets (net income
 divided by average assets).......................       0.74%          0.85%
Return on average equity (net income
 divided by average equity).......................      13.52          13.59
Interest rate spread (difference between average
 yield on interest-earning assets and average
 cost of interest-bearing liabilities)............       3.30           3.10
Net interest margin (net interest
 income as a percentage of average
 interest-earning assets).........................       3.50           3.33
Noninterest expense as a
 percent of average assets........................       2.60           2.54
Average interest-earning assets to
 average interest-bearing liabilities.............     105.60         107.14
Efficiency ratio (other expenses
 divided by the sum of net interest
 income and noninterest income)...................      67.90          63.34

Capital Ratios:

Average equity to average assets..................       5.50           6.26
Tangible capital to assets........................       5.19           5.89
Core capital to assets............................       5.19           5.89
Risked-based capital to risk adjusted assets......       9.34          10.77

Asset Quality Ratios:

Allowance for loan losses to total loans
 at end of period.................................       0.76           0.60
Net charge-offs to average outstanding
 loans during period..............................       0.02           0.05
Nonperforming assets as a
 percentage of total assets(2)....................       0.06           0.25
Allowance for loan losses as a
 percentage of nonperforming assets(2)............   1,134.62         192.55

---------------
(1)  Annualized where appropriate.
(2) Nonperforming assets consists of nonaccruing loans, accruing loans contractually past due 90 days or more, and foreclosed property.

Regulatory Capital

     The table below sets forth the Savings Bank's capital position relative to its OTS capital requirements at the date indicated. The definitions of the terms used in the table are those set forth in the OTS capital regulations. See "REGULATION -- Federal Regulation of the Savings Bank -- Capital Requirements."


                                                       At March 31, 1997
                                                  ---------------------------
                                                  Percent of Adjusted Total
                                  Amount          or Risk-Weighted Assets(1)
                                  ------          --------------------------
                                  (In Thousands)

Tangible capital level..........    $2,389                    5.19%
Tangible capital requirement....       691                    1.50
                                    ------                    ----
Excess..........................    $1,698                    3.69%
                                    ======                    ====

Core capital level..............    $2,389                    5.19%
Core capital requirement........     1,382                    3.00
                                    ------                    ----
Excess..........................    $1,007                    2.19%
                                    ======                    ====

Risk-based capital level........    $2,684                    9.34%
Risk-based capital requirement..     2,299                    8.00
                                    ------                    ----
Excess..........................    $  385                    1.34%
                                    ======                    ====

------------
(1) Based upon adjusted total assets for purposes of the tangible and core capital requirements, and risk-weighted assets for purposes of the risk-based capital requirement.

Non-Performing Assets and Delinquencies

     At March 31, 1997, the Savings Bank had $23,000 of loans accounted for on a non-accrual basis, all of which were one- to four-family mortgage loans, compared to $45,000 at December 31, 1996. Classified assets at March 31, 1997 totalled $200,000 ($4,000 classified as doubtful, $114,000 classified as substandard and $82,000 designated as "special mention") compared to $820,000 at December 31, 1996. At March 31, 1997, the Savings Bank had $3,000 of accruing loans which were contractually past due 90 days or more, no restructured loans and no foreclosed property.

     The allowance for loan losses was $295,000 at March 31, 1997. Charge-offs totalled $8,000 for the three months ended March 31, 1997, compared to $15,000 for the three months ended March 31, 1996. Recoveries amounted to $4,000 for the three months ended March 31, 1997. There were no recoveries for the three months ended March 31, 1996.

          The following table sets forth the breakdown of the allowance for loan losses by category at March 31, 1997.

                                                               Percent of
                                                             Loans in Each
                                                              Category to
                                         Amount               Total Loans
                                         ------              --------------
                                         (in thousands)
Real estate loans:
 Residential..........................     $118                   57.40%
 Construction.........................       34                    8.53
 Commercial...........................       29                    6.89
 Acquisition and development..........        4                    0.60
Commercial business loans.............       46                   11.40
Consumer and other loans..............       64                   15.18
                                           ----                  ------
  Total allowance for loan losses.....     $295                  100.00%
                                           ====                  ======

Comparison of Financial Condition at March 31, 1997 and December 31, 1996

          Total assets were $46.2 million at March 31, 1997 compared to $44.1 million at December 31, 1996. This increase resulted primarily from an increase in loans receivable, net, which was funded primarily by increases in advances from the FHLB-Cincinnati and in deposits and, to a substantially lesser extent, by a reduction in cash and cash equivalents and from proceeds from maturities of investment securities available-for-sale and mortgage-backed securities held-to-maturity.

          Loans receivable, net, were $38.7 million at March 31, 1997 compared to $36.7 million at December 31, 1996, a 5.4% increase. This increase resulted primarily from increases in commercial real estate and commercial business loans ($1.2 million), consumer loans ($800,000) and residential mortgage loans ($500,000 net of loans originated and sold to the FHLMC). Subsequent to March 31, 1997, the Savings Bank approved a $500,000 acquisition and development loan secured by a first mortgage on real estate located in the Savings Bank's primary market area. Commercial real estate loans, commercial business loans and consumer loans, as well as construction loans and acquisition and development loans, are generally considered to involve greater credit risk than residential mortgage loans. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending" and "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

          Deposits were $36.1 million at March 31, 1997 compared to $35.8 million at December 31, 1996. This increase resulted primarily from an increase in the average balances in noninterest bearing demand accounts associated with the increase in commercial real estate and commercial business loans.

          Advances from the FHLB-Cincinnati increased to $7.2 million at March 31, 1997 from $5.5 million at December 31, 1996 to fund loan demand.

          Retained net income of $84,000 for the three months ended
March 31, 1997 resulted in total equity of $2.5 million at March 31, 1997.

Comparison of Operating Results for the Three Months Ended March 31, 1997 and
1996

          Net Income. Net income for the three months ended March 31, 1997 was $84,000 compared to $79,000 for the three months ended March 31, 1996, a 6.3% increase. The increase resulted primarily from an increase in net interest income, offset by increases in the provision for loan losses and in other expenses and a decrease in noninterest income.

          Net Interest Income. Net interest income increased 22.9% to $370,000 for the three months ended March 31, 1997 from $301,000 for the three months ended March 31, 1996, as a result of an increase in total interest income that more than offset an increase in total interest expense. Total interest income increased 22.7% to $892,000 for the three months ended March 31, 1997 from $727,000 for the three months ended March 31, 1996 primarily as a result of increases in both the average balance of and average yield on loans receivable, net. The average balance of loans receivable, net, increased to $37.7 million from $28.4 million and the average yield increased to 8.73% from 8.51%. Both increases are attributable to the substantial increase in non-residential mortgage loans. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending" and BUSINESS OF THE SAVINGS BANK -- Lending Activities." Interest expense increased 22.5% to $522,000 for the three months ended March 31, 1997 from $426,000 for the three months ended March 31, 1996 primarily as a result of an increase in the average balance of deposits and in the average balance of FHLB-Cincinnati advances, both of which were used to fund loan demand.

          Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered adequate by management to provide for estimated loan losses based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. The provision for loan losses was $15,000 for the three months ended March 31, 1997 compared to $8,000 for the three months ended March 31, 1996. Management deemed the increase in the provision for loan losses necessary in light of the growth of the loan portfolio, particularly in the areas of non-residential mortgage loans (i.e., construction, commercial real
                                         ----
estate, acquisition and development, commercial business and consumer loans) that are generally considered to have a greater risk of loss. Management deemed the allowance for loan losses adequate at March 31, 1997.

          Noninterest Income. Noninterest income decreased 10.0% to $63,000 for the three months ended March 31, 1997 from $70,000 for the three months ended March 31, 1996. This decrease resulted primarily from a $16,000 decrease on gains on sale of mortgage loans resulting from a lower level of fixed rate residential mortgage loan originations attributable to a rise in market interest rates. The demand for fixed rate mortgage loans generally declines as market interest rates increase.

          Other Expenses. Other expenses increased 25.1% to $294,000 for the three months ended March 31, 1997 from $235,000 for the three months ended March 31, 1996. This increase resulted primarily from an increase in compensation and benefits expense associated with the hiring of additional personnel, including the Savings Bank's Commercial Loan Officer. The Savings Bank anticipates that compensation and benefits expense will increase in subsequent periods as a result of the hiring of personnel for the new branch office, the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- New Expenses Associated With ESOP and MRP" and "PRO FORMA DATA." Offsetting the increase in compensation and benefits expense was a decrease in FDIC deposit insurance premiums, which decreased from $18,000 for the three months ended March 31, 1996 to $6,000 for the three months ended March 31, 1997 as a result of the SAIF recapitalization. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended December 31, 1996 and 1995 -- Other Expenses." As a result of the SAIF recapitalization, the Savings Bank's annual deposit insurance premiums decreased from 23 basis points to 6.5 basis points of assessable deposits effective January 1, 1997.

          Income Tax Expense. Income tax expense was $40,000 for the three months ended March 31, 1997 compared to $49,000 for the three months ended March 31, 1996 primarily as a result of a change in methodology for calculating income taxes. Income tax expense for the three months ended March 31, 1997 was calculated based on the Savings Bank's effective tax rate, while income tax expense for the three months ended March 31, 1996 was calculated based on the Savings Bank's marginal or statutory tax rate, which is higher than its effective tax rate. See Note 9 to Financial Statements.

                        BUSINESS OF THE HOLDING COMPANY

General

          The Holding Company was organized as a Tennessee business corporation at the direction of the Savings Bank on March 18, 1997 for the purpose of becoming a holding company for the Savings Bank upon completion of the Stock Conversion. As a result of the Stock Conversion, the Savings Bank will be a wholly owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Savings Bank will be owned by the Holding Company.

Business

          Prior to the Stock Conversion, the Holding Company has not and will not engage in any significant activities other than that of an organizational nature. Upon completion of the Stock Conversion, the Holding Company's sole business activity will be the ownership of the outstanding capital stock of the Savings Bank. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

          Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Savings Bank with the payment of appropriate rental fees, as required by applicable law.

          Since the Holding Company will only hold the outstanding capital stock of the Savings Bank, the competitive conditions applicable to the Holding Company will be the same as those confronting the Savings Bank. See "BUSINESS OF THE SAVINGS BANK -- Competition."

                         BUSINESS OF THE SAVINGS BANK

General

          The Savings Bank operates, and intends to continue to operate, as a community oriented financial institution and is devoted to serving the needs of its customers. The Savings Bank's business consists primarily of attracting retail deposits from the general public and using those funds to originate one- to four-family mortgage loans. To a lesser but growing extent, the Savings Bank also originates residential construction loans, commercial real estate loans, acquisition and development loans, commercial business loans and consumer loans. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending" and "-- Lending Activities."

Market Area

          The Savings Bank considers Warren County to be its primary market area. See "RISK FACTORS --Concentration of Credit Risk." McMinnville, Tennessee, located in Warren County and known as the "Plant Nursery Capital of the World" is located in the middle of Tennessee on the Highland Rim of the Cumberland Mountains midway between Chattanooga and Nashville.

          According to published statistics, Warren County had a 1996 population of 35,437 persons and the population grew 7.4% between 1990 and 1996 as opposed to 8.6% for Tennessee and 6.6% for the U.S. Warren County's December 31, 1996 unemployment rate was 4.6%. In addition to the numerous plant nurseries located in Warren County, over 50 industries located in Warren County produce products ranging from truck parts, electric motors, valves, and air conditioners to hardwood flooring, furniture, power woodworking tools and fire proof clothing. Large employers include Carrier Corporation, Bridgestone Tire and Rubber Company, Calasonic Yorozu Corporation, Magnetek/Century Electric and Findlay Industries.

          The Savings Bank faces strong competition from many financial institutions for deposits and loan originations. See "-- Competition" and "RISK FACTORS -- Competition."

Lending Activities

          General. At December 31, 1996, the Savings Bank's total loans receivable, net, was $36.7 million, or 83.1% of total assets. The Savings Bank has traditionally concentrated its lending activities on conventional first mortgage loans secured by one- to four-family properties, with such loans amounting to $24.7 million, or 65.0% of the total loans receivable portfolio at December 31, 1996. During the year ended December 31, 1996, the Savings Bank increased its origination of construction and non-residential mortgage loans. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending." A substantial portion of the Savings Bank's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. See "RISK FACTORS --Concentration of Credit Risk."

        Loan Portfolio Analysis. The following table sets forth the composition of the Savings Bank's loan portfolio as of the dates indicated.

                                              At December 31,
                                    ------------------------------------
                                          1996               1995
                                    -----------------  -----------------
                                    Amount   Percent   Amount   Percent
                                    -------  --------  -------  --------
                                           (Dollars in thousands)
Real Estate Loans:
 Residential......................  $24,691    65.04%  $21,476    77.65%
 Construction.....................    3,965    10.44     1,678     6.07
 Commercial.......................    3,362     8.86     1,270     4.59
 Acquisition and development......      156     0.41        --       --
                                    -------   ------   -------   ------
 Total real estate loans..........   32,174    84.75    24,424    88.31

Commercial business loans.........    2,263     5.96       623     2.25

Consumer loans:
 Automobile.......................    1,545     4.07       724     2.62
 Home equity and second mortgage..      728     1.92     1,141     4.12
 Unsecured........................      754     1.99       653     2.36
 Other............................      498     1.31        94     0.34
                                    -------   ------   -------   ------
 Total consumer loans.............    3,525     9.29     2,612     9.44
                                    -------   ------   -------   ------

   Total loans....................  $37,962   100.00%  $27,659   100.00%
                                              ======             ======

Less:

 Loans in process.................    1,011                504
 Unearned loan fees and discounts.       --                 --
 Allowance for loan losses........      284                188
                                    -------            -------
  Total loans receivable, net.....  $36,667            $26,967
                                    =======            =======

          One- to Four-Family Real Estate Lending. Historically, the Savings Bank has concentrated its lending activities on the origination of loans secured by first mortgage loans on existing one- to four-family residences located in its primary market area. At December 31, 1996, $24.7 million, or 65.0% of the Savings Bank's total loan portfolio consisted of such loans. The Savings Bank originated $12.5 million and $8.4 million of one- to four-family residential mortgage loans during the years ended December 31, 1996 and 1995, respectively.

          The Savings Bank offers fixed-rate one- to four-family mortgage balloon loans with maturities ranging from three to five years and amortization schedules of up to 30 years. At the expiration of the balloon term, the Savings Bank has the option of calling the loan due and payable or adjusting the interest rate and rewriting the loan on similar maturity terms. At December 31, 1996, such loans amounted to $4.0 million or 16.4% of the one- to four- family mortgage loan portfolio. These loans are originated under terms, conditions and documentation that permit their sale to U.S. Government sponsored agencies such as the FHLMC. The Savings Bank generally sells its fixed rate loans, servicing retained, to the FHLMC. See "-- Loan Originations, Sales and Purchases." Fixed-rate loans customarily include "due on sale" clauses, which give the Savings Bank the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid.

          The Savings Bank offers ARM loans at rates and terms competitive with market conditions. At December 31, 1996, $15.7 million, or 64.3%, of the Savings Bank's one- to four-family residential loan portfolio consisted of ARM loans. Substantially all ARM loan originations do not meet the underwriting standards of the FHLMC and the Federal National Mortgage Association ("FNMA"). Such loans are retained primarily for the Savings Bank's portfolio. The Savings Bank currently originates ARM loans that adjust annually based on the one-year U.S. Treasury security constant maturity index, plus 3%, with annual and life time interest rate adjustment limits of 1% to 2% and 4% to 6%, respectively. At December 31, 1996, however, the majority of the portfolio consisted of ARM loans that adjust annually based on the one-year U.S. Treasury security constant maturity index, plus 2.5%, with annual and life time interest rate adjustment limits of 2% and 6%, respectively. The Savings Bank also offers a one year ARM loan at an initial below market "teaser" rate with annual and lifetime interest rate adjustment limits of 2% and 6%, respectively. Borrowers, however, are qualified at the fully indexed rate. The Savings Bank's ARMs are typically based on a 30-year amortization schedule. The Savings Bank qualifies the borrowers on its ARM loans based on the initial rate. The Savings Bank's ARM loans do not provide for negative amortization.

          Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

          The retention of ARM loans in the Savings Bank's loan portfolio helps reduce the Savings Bank's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. See "RISK FACTORS -- Interest Rate Risk." In addition, although ARM loans allow the Savings Bank to increase the sensitivity of its asset base to changes in the interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, the Savings Bank has no assurance that yields on ARM loans will be sufficient to offset increases in the Savings Bank's cost of funds. The Savings Bank believes these risks, which have not had a material adverse effect on the Savings Bank to date, generally are less than the risks associated with holding fixed-rate loans in portfolio during an increasing interest rate environment.

          The Savings Bank also originates one- to four-family mortgage loans under Federal Housing Administration ("FHA") and Veterans Administration ("VA") programs and the Tennessee Housing and Development Agency, an affordable housing program. These loans are generally sold to private investors, servicing released (i.e., the right to collect principal and interest payments and forward it to
 ----
the purchaser of the loan, maintain escrow accounts for payment of taxes and insurance and perform other loan administration functions is sold with the loan). See " -- Loan Originations, Sales and Purchases."

          The Savings Bank generally requires title insurance insuring the status of its lien or an acceptable attorney's opinion on all loans where real estate is the primary source of security. The Savings Bank also requires that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

          One- to four-family residential mortgage loans typically do not exceed 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Board of Directors, the Savings Bank can lend up to 95% of the appraised value of the property securing a one- to four-family residential loan; however, the Savings Bank generally obtains private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property.

          The Savings Bank also originates loans secured by first mortgages on residential building lots on which the borrower proposes to construct a primary residence. These loans are generally short-term, fixed-rate, fully amortizing loans. At December 31, 1996 and 1995, such loans amounted to $253,000 and $393,000, respectively.

          Construction Lending. At December 31, 1996, construction loans amounted to $4.0 million, or 10.4% of total loans, substantially all of which were secured by one- to four-family residences located in the Savings Bank's primary market area. See "RISK FACTORS -- Concentration of Credit Risk."

          Construction loans are made for a term of up to 12 months. Construction loans are made at variable rates based on the prime lending rate with interest payable monthly. The Savings Bank originates construction loans to individuals who have a contract with a builder for the construction of their residence. The Savings Bank typically requires that permanent financing with the Savings Bank or some other lender be in place prior to closing any construction loan to an individual. To a lesser extent, the Savings Bank originates residential construction loans to local home builders, generally with whom it has an established relationship.

          Construction loans to builders are typically made with a maximum loan to value ratio of 80%. Construction loans to individuals are typically made in connection with the granting of the permanent financing on the property. Such loans, which generally convert to a fully amortizing adjustable- or fixed-rate loan at the end of the construction term, are generally underwritten according to the underwriting standards for a permanent loan.

          The Savings Bank's construction loans to builders are made on a pre-sold basis or a speculative basis, meaning that at the time the loan was originated, there was no sale contract or permanent loan in place for the finished home. The Savings Bank generally limits its speculative lending to a few select local builders with whom it has an established relationship. The Savings Bank generally limits each builder to financing for no more than two speculative homes at any one time. The Savings Bank generally has no more than $200,000 outstanding at any one time to one builder for speculative construction. At December 31, 1996, speculative construction loans amounted to $653,000. At December 31, 1996, the largest amount outstanding to any builder was $159,000.

          Prior to making a commitment to fund a construction loan, the Savings Bank requires an appraisal of the property by an independent state-licensed and qualified appraiser approved by the Board of Directors. The Savings Bank's staff also reviews and inspects projects prior to disbursement of funds during the term of the construction loan. Loan proceeds are generally disbursed after inspection of the project.

          Although construction lending affords the Savings Bank the opportunity to achieve higher interest rates and fees with shorter terms to maturity than one-to four-family mortgage lending, construction lending is generally considered to involve a higher degree of risk than one- to four-family mortgage lending. Construction loans are more difficult to evaluate than permanent loans. At the time the loan is made, the value of the collateral securing the loan must be estimated based on the projected selling price at the time the residence is completed, typically six to 12 months later, and on estimated building and other costs (including interest costs). Changes in the demand for new housing in the area and higher-than-anticipated building costs may cause actual results to vary significantly from those estimated. Accordingly, the Savings Bank may be confronted, at the time the residence is completed, with a loan balance exceeding the value of the collateral. Because construction loans require active monitoring of the building process, including cost comparisons and on-site inspections, these loans are more difficult and costly to monitor. Increases in market rates of interest may have a more pronounced effect on construction loans by rapidly increasing the end-purchasers' borrowing costs, thereby reducing the overall demand for new housing. Additionally, working out of problem construction loans is complicated by the fact that in-process homes are difficult to sell and typically must be completed in order to be successfully sold. This may require the Savings Bank to advance additional funds and/or contract with another builder to complete the residence. Furthermore, in the case of speculative construction loans, there is the added risk associated with identifying an end-purchaser for the finished home.

          The Savings Bank has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to primarily residential properties, and limiting its speculative loans to a small number of well-known local builders. If the borrower is a corporation, the Savings Bank generally obtains personal guarantees from the principals.

          Commercial Real Estate Lending. At December 31, 1996, commercial real estate loans totaled $3.4 million, or 8.9% of total loans, compared to $1.3 million, or 4.6% of total loans, at December 31, 1995. Commercial real estate loans are secured by nurseries, churches, professional offices and other non-residential property. At December 31, 1996, the Savings Bank's largest outstanding commercial real estate loan was a $200,000 loan secured by commercial property located in the Savings Bank's primary market area and, as secondary collateral, business equipment. At December 31, 1996, this loan was performing according to its terms. Substantially all of the Savings Bank's commercial real estate loans are secured by property located within the Savings Bank's primary market area. See "RISK FACTORS --Concentration of Credit Risk."

          The average size of the commercial real estate loan in the Savings Bank's loan portfolio is approximately $150,000. Commercial real estate loans generally are generally structured as balloon loans with a term of one to five years based on an amortization schedule of up to 20 years, with variable rates of interest based on the prime rate. Loan-to-value ratios may not exceed 80% of the appraised value of the underlying property. It is the Savings Bank's policy to obtain personal guarantees from all principals of corporate borrowers. In assessing the value of such guarantees, the Savings Bank reviews the individuals' personal financial statements, credit reports, tax returns and other financial information, including rent rolls. The Savings Bank generally requires annual financial statements from its commercial business borrowers and, if the borrower is a corporation, personal guarantees from the principals.

          Commercial real estate lending entails significant additional risks compared to residential property lending. These loans typically involve large loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project. These risks can be significantly affected by supply and demand conditions in the market for office and retail space, and, as such, may be subject to a greater extent to adverse conditions in the economy generally. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending." To minimize these risks, the Savings Bank generally limits this type of lending to its market area and to borrowers with which it has substantial experience or who are otherwise well known to management.

          Acquisition and Development Lending. The Savings Bank originates acquisition and development loans for the purpose of developing the land (i.e.,
                                                                          ----
installing roads, sewers, water and other utilities) for sale for residential housing construction. At December 31, 1996, the Savings Bank had two acquisition and development loans with aggregate approved commitments of $600,000, of which an aggregate of $156,000 was outstanding. At December 31, 1996, the largest acquisition and development loan had an outstanding balance of $156,000 and was performing according to its terms. All of the acquisition and development loans are secured by properties located in the Savings Bank's primary market area. See "RISK FACTORS --Concentration of Credit Risk."

          At December 31, 1995, the Savings Bank had no acquisition and development loans outstanding. Acquisition and development loans are usually repaid through the sale of the developed land to a home builder. However, the Savings Bank believes that its acquisition and development loans are made to individuals with, or to corporations the principals of which possess, sufficient personal financial resources out of which the loans could be repaid, if necessary.

  Acquisition and development loans are secured by a lien on the property, made for a one year term, and with an interest rate that adjusts with the prime rate. The Savings Bank requires monthly interest payments during the term of the acquisition and development loan. After the expiration of the one year term, the loan is converted to a five year term loan and the Savings Bank requires a 20% reduction in principal during the first year. In addition, the Savings Bank obtains personal guarantees from the principals of its corporate borrowers. At December 31, 1996, the Savings Bank did not have any nonaccruing acquisition and development loans.

  Loans secured by undeveloped land or improved lots involve greater risks than one- to four-family residential mortgage loans because such loans are more difficult to evaluate. If the estimate of value proves to be inaccurate, in the event of default and foreclosure the Savings Bank may be confronted with a property the value of which is insufficient to assure full repayment. Furthermore, if the borrower defaults the Savings Bank may have to expend its own funds to complete development and also incur costs associated with marketing and holding the building lots pending sale. The Savings Bank attempts to minimize this risk by limiting the maximum loan-to-value ratio on acquisition and development loans to 75%.

  Commercial Business Lending. At December 31, 1996, commercial business loans amounted to $2.3 million, or 6.0% of total loans, compared to $623,000, or 2.3% of total loans, at December 31, 1995. Historically, the Savings Bank's commercial business lending constituted a relatively small amount of its lending activities. Consequently, it has limited historical experience in this area. See "RISK FACTORS --Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending."

  Commercial business loans generally include equipment loans (i.e., trucks,
                                                               ----
tractors, etc.) with terms ranging up to 15 years and working capital lines of credit secured by inventory and accounts receivable. Commercial business loans are generally made in amounts up to $300,000. Unsecured lines of credit are made for amounts up to $100,000. Working capital lines of credit are generally renewable and made for a one-year term with the requirement that the borrower extinguish any outstanding balance for 30 consecutive days during the year. Interest rate loans are generally indexed to the prime rate. As with commercial real estate loans, the Savings Bank generally requires annual financial statements from its commercial business borrowers and, if the borrower is a corporation, personal guarantees from the principals.

  At December 31, 1996, the largest commercial business loan had an outstanding balance of $259,000, was secured by business equipment, and was performing according to its terms.

  Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential, commercial and multi-family real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default is often not a sufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

  As part of its commercial business lending activities, the Savings Bank issues commercial and standby letters of credit as an accommodation to its borrowers. See "-- Loan Commitments and Letters of Credit."

  Consumer Lending. At December 31, 1996, consumer loans totaled $3.5 million, or 9.3%, of the total loans, compared to $2.6 million, or 9.4% of total loans, at December 31, 1995. The majority of such loans originated by the Savings Bank have been made to its existing customers. The Savings Bank, however, subject to market conditions, intends to actively market consumer loans beyond its existing customer base to prospective borrowers within its primary market area. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending."

  Consumer loans generally have shorter terms to maturity or repricing and higher interest rates than the long-term, fixed-rate mortgage loans. The Savings Bank's consumer loans consist of loans secured by automobiles, boats and recreational vehicles, second mortgages on residences and savings accounts, and unsecured loans for personal or household purposes.

  The largest category of the Savings Bank's consumer loan portfolio is loans secured by new or used automobiles. At December 31, 1996, automobile loans totaled $1.5 million, or 4.1% of the total loan portfolio, compared to $724,000, or 2.6% of the total loan portfolio at December 31, 1995. Automobile loans are offered with maturities of up to 60 months. The Savings Bank does not engage in indirect automobile lending through automobile dealers.

  The Savings Bank offers closed-end, fixed-rate home equity loans that are made on the security of residences. Loans normally do not exceed 95% of the appraised value of the residence, less the outstanding principal of the first mortgage and have terms of up to ten years requiring monthly payments of principal and interest. At December 31, 1996, home equity loans and second mortgage loans amounted to $728,000, or 1.9%, of total loans.

  At December 31, 1996, unsecured consumer loans amounted to $754,000, or 2.0% of total loans. These loans are made for a maximum of 24 months or less with fixed rates of interest and are offered primarily to existing customers of the Savings Bank.

  Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciating assets such as automobiles, particularly used automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loans such as the Savings Bank, and a borrower may be able to assert against such assignee claims and defenses that it has against the seller of the underlying collateral. At December 31, 1996, $2,000 or less than 0.1% of the Savings Bank's consumer loan portfolio was 90 days or more past due.

    Loan Maturity and Repricing. The following table sets forth certain information at December 31, 1996 regarding the dollar amount of loans maturing in the Savings Bank's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.

                           Within      After One Year     After 3 Years      After 5 Years
                           One Year    Through 3 Years    Through 5 Years    Through 10 Years
                           --------    ---------------    ---------------    ----------------
                                                       (Dollars in thousands)
Real Estate Loans:
  Residential.............  $ 2,510      $5,341             $3,453              $4,301
  Construction............    2,954          --                 --                  --
  Commercial..............    1,725         834                166                 208
Consumer and other loans..    3,731       1,499                395                 299
                            -------      ------             ------              ------
     Total gross loans....  $10,940      $7,674             $4,014              $4,808
                            =======      ======             ======              ======
                             After 10 Years      Beyond
                             Through 15 Years    15 Years      Total
                             ----------------    --------      -----
Real Estate Loans:
  Residential.............    $3,762              $5,324        $24,691
  Construction............        --                  --          2,954
  Commercial..............       327                 102          3,362
Consumer and other loans..        --                  --          5,944
                              ------              ------        -------
     Total gross loans....    $4,089              $5,426        $36,951
                              ======              ======        =======

     The following table sets forth the dollar amount of all loans due after December 31, 1996, which have fixed interest rates and have floating or adjustable interest rates.

                             Fixed          Floating or
                             Rates         Adjustable Rates
                             -----         ----------------
                                 (In thousands)

Real Estate Loans:
  Residential.............  $ 8,995           $13,186
  Construction............       --                --
  Commercial..............      781             1,132
Consumer and other loans..    1,917                --
                            -------           -------
     Total gross loans....  $11,693           $14,318
                            =======           =======

     Loan Solicitation and Processing. Local realtors and home builders refer a significant number of loan applicants to the Savings Bank. Loan applicants also come through direct solicitation by Savings Bank personnel and walk-ins. Applications for one- to four-family mortgage loans are underwritten and closed based on FNMA and FHLMC standards, and other loan applications are underwritten and closed based on the Savings Bank's own guidelines. Title insurance is required on all loans originated for sale in the secondary market and for loans to be retained in the Savings Bank's portfolio if management determines the existence of a possible title risk to the Savings Bank. All mortgage loans require fire and extended coverage on appurtenant structures.

     Lending approval authorities, both individual and group, are based on whether or not the loan is secured or unsecured. Individual lending authorities range from $25,000 to $100,000 for secured loans and $2,500 to $25,000 for unsecured loans. The Management Loan Committee, consisting of the President, an Executive Vice President, a Vice President and the Senior Loan Officer, must approve secured loans in excess of $100,000 and up to $150,000 and unsecured loans in excess of $25,000 and up to $50,000. The Loan Committee of the Board of Directors must approve secured loans in excess of $150,000 and up to $250,000 and unsecured loans in excess of $50,000 and up to $150,000. The full Board of Directors must approve secured loans in excess of $250,000, and unsecured loans in excess of $150,000, up to the Savings Bank's maximum legal lending limit. At December 31, 1996, that general limit was $500,000. See "REGULATION -- Federal Regulation of Savings Bank -- Loans to One Borrower." All of the above loan approval authorities relate to a borrower's total aggregate indebtedness excluding any loan made to finance the borrower's primary residence.

     Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate offered as collateral is undertaken by an independent fee appraiser approved by the Savings Bank and licensed or certified by the State of Tennessee. Applicants are promptly notified of the decision of the Savings Bank. Interest rates are subject to change if the approved loan is not closed within the time of the commitment.

     Loan Originations, Sales and Purchases. The Savings Bank's primary lending activity has been the origination of one- to four-family residential mortgage loans. During the year ended December 31, 1996, however, the Savings Bank has increased substantially its origination of construction and non-residential mortgage loans. Between December 31, 1995 and 1996, construction loans increased by $2.3 million (136.3%), commercial real estate loans by $2.1 million (164.7%), acquisition and development loans by $156,000 (there were no acquisition and development loans outstanding as of December 31, 1995), commercial business loans by $1.6 million (263.2%) and consumer loans by $913,000 (35.0%). See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of, and Other Risks of Construction and Non-Residential Mortgage Lending."

     The Savings Bank generally sells all residential real estate loans originated under FHA and VA programs and the Tennessee Housing Development Agency to private investors, servicing released. Such loans are sold on a "best efforts" basis generally against forward commitments, resulting in minimal pipeline risk to the Savings Bank. Pipeline risk is the risk that the value of the loan will decline during the period between the time the loan is originated and the time of sale because of changes in market interest rates.

     The Savings Bank generally sells all loans without recourse. The Savings Bank generally sells all conventional fixed-rate one- to four-family residential mortgage loans to the FHLMC, servicing retained. Such sales are generally without forward commitments, exposing the Savings Bank to pipeline risk generally for a period of 60 days. The Savings Bank's aggregate pipeline risk exposure typically amounts to $500,000 or less at any one time. By retaining the servicing, the Savings Bank receives fees for performing the traditional services of processing payments, accounting for loan funds, and collecting and paying real estate taxes, hazard insurance and other loan-related items, such as private mortgage insurance. At December 31, 1996, the Savings Bank's servicing portfolio was $8.2 million. For the year ended December 31, 1996, loan servicing fees totaled $22,000. In addition, the Savings Bank retains certain amounts in escrow for the benefit of investors. The Savings Bank is able to invest these funds but is not required to pay interest on them. At December 31, 1996, such escrow balances totaled $39,000.

     SFAS No. 122 requires a mortgage banking enterprise, which sells or securitizes loans and retains the related servicing rights, to allocate the total cost of the mortgage loans to the servicing rights and the loans (without the servicing rights) based on their relative fair values. Accordingly, future changes in the fair value of capitalized mortgage servicing rights may require the enterprise to reduce the carrying value of these rights by taking a charge against earnings. The Savings Bank has not adopted SFAS No. 122. The effect of not adopting SFAS No. 122 is estimated to not have a material impact on the Savings Bank's financial condition or results of operations. See Note 1 to Notes to Financial Statements.

     Periodically, the Savings Bank purchases interests in loan participations. During the year ended December 31, 1996, the Savings Bank purchased $277,000 of loan participation interests, all of which were performing according to their terms at December 31, 1996. At December 31, 1996, the outstanding balance of such interests was $152,000 and were secured by various one- to four-family residential properties located in Clarksville and Millersville, Tennessee.

     The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.

                                      Year Ended December 31,
                                      ------------------------
                                         1996         1995
                                         ----         ----
                                           (In thousands)

Loans originated:
 Real Estate Loans:
  Residential(1)....................      $12,546     $ 8,435
  Construction......................        4,044       1,215
  Commercial........................        3,576       1,338
  Acquisition and development.......          600         150
                                          -------     -------
     Total real estate loans........       20,766      11,138

 Commercial business loans..........        2,417         693

 Consumer loans:
  Automobile........................        1,480         745
  Unsecured.........................        1,004         420
  Second mortgage and other.........        2,333       1,810
                                          -------     -------
     Total consumer loans...........        4,817       2,975
                                          -------     -------
       Total loans originated.......       28,000      14,806

Loans purchased:
 Real Estate Loans:
  Residential.......................          277          87
  Construction......................           --          --
  Commercial........................           --          --
  Acquisition and development.......           --          --
                                          -------     -------
     Total real estate loans........          277          87

 Commercial business loans..........           --          --

 Consumer loans.....................           --          --
                                          -------     -------
       Total loans purchased........          277          87
                                          -------     -------

Loans sold:
 Whole loans........................        5,616       4,071
 Participation loans................          109          --
                                          -------     -------
    Total loans sold................        5,725       4,071

Mortgage loan principal repayments..        8,672       5,689

Other loan prepayments and change
  in unfunded loan commitments......        3,577        (470)
                                          -------     -------
Net loan activity...................       10,303       5,603
                                          -------     -------

Total gross loans at end of period..      $37,962     $27,659
                                          =======     =======
------------

(1)   Includes loans originated for sale.

          Loan Commitments and Letters of Credit. The Savings Bank issues, without charge, commitments for fixed- and adjustable-rate single-family residential mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 60 days from application. As part of its commercial business lending activities, the Savings Bank issues commercial and standby letters of credit and receives annual fees averaging approximately 0.5% of the amount of the letter of credit. Letters of credit are an off-balance sheet contingency. At December 31, 1996, the Savings Bank had $1.2 million of outstanding net loan commitments, including unused portions on commercial business lines of credit, and $565,000 of unexpired commercial and standby letters of credit. See Note 13 to Notes to Financial Statements.

          Loan Origination and Other Fees. The Savings Bank, in most instances, receives loan origination fees and discount "points." Loan fees and points are a percentage of the principal amount of the mortgage loan which are charged to the borrower for funding the loan. The amount of points charged by the Savings Bank varies, though the range generally is between 1 and 2 points. Current accounting standards require fees received (net of certain loan origination costs) for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Net deferred fees associated with loans that are prepaid are recognized as income at the time of prepayment. The Savings Bank had $12,000 of net deferred mortgage loan fees at December 31, 1996.

          Nonperforming Assets and Delinquencies. When a borrower fails to make a required payment when due, the Savings Bank institutes collection procedures. The first notice is mailed to the borrower seven days after the payment due date and, if necessary, a second written notice follows after 16 days. Attempts to contact the borrower by telephone generally begin approximately 30 days after the payment due date. If a satisfactory response is not obtained, continuous follow-up contacts are attempted until the loan has been brought current. In most cases, delinquencies are cured promptly; however, if by the 90th day of delinquency, or sooner if the borrower is chronically delinquent and all reasonable means of obtaining payment on time have been exhausted, foreclosure, according to the terms of the security instrument and applicable law, is initiated. If management determines on the 90th day of delinquency that all remedies to cure the delinquency have been exhausted, the loan is placed on nonaccrual status and all previously recorded interest income in reversed. Consumer loans are charged off on the 120th day of delinquency.

          The Savings Bank's Board of Directors is informed monthly as to the status of all mortgage and consumer loans that are delinquent 30 days or more, the status on all loans currently in foreclosure, and the status of all foreclosed and repossessed property owned by the Savings Bank.

    The following table sets forth information with respect to the Savings Bank's nonperforming assets and restructured loans within the meaning of SFAS No. 15 at the dates indicated.

                                              At December 31,
                                          ---------------------
                                           1996          1995
                                           ----          ----
                                              (In thousands)

Loans accounted for on a
 nonaccrual basis:
  Real estate loans:
   Residential..........................   $45            $50
   Construction.........................    --             --
   Commercial...........................    --             --
   Acquisition and development..........    --             --
                                            --             --
     Total real estate loans............    45             50

  Commercial business loans.............    --             --

  Consumer loans........................    --             --
                                           ---            ---
     Total..............................    45             50

Accruing loans which are contractually
 past due 90 days or more:
  Real estate loans:
   Residential..........................    --             --
   Construction.........................    --             --
   Commercial...........................    --             --
   Acquisition and development..........    --             --
                                            --             --
     Total real estate loans............    --             --

  Commercial business loans.............    --             --

  Consumer loans........................     2             --
                                           ---            ---
     Total..............................     2             --
                                           ---            ---

Total of nonaccrual and 90 days past
  due loans.............................    47             50

Foreclosed property.....................    --             --
                                            --             --
   Total nonperforming assets...........   $47            $50
                                           ===            ===

Restructured loans......................    --             --

Loans delinquent 90 days
  or more to net loans..................  0.13%           0.19%

Total loans delinquent 90 days
  or more to total assets...............  0.11%           0.14%

Total nonperforming assets to
  total assets..........................  0.11%           0.14%


    Gross interest income that would have been recorded for the year ended December 31, 1996 if nonaccrual loans had been current according to their original terms and had been outstanding throughout the year, and the amount of interest income on such loans that was included in net income for the year, were, in both cases, immaterial.

    Foreclosed Property. At December 31, 1996 and 1995, the Savings Bank did not have any foreclosed property. See Note 1 to Notes to Financial Statements for a discussion of the accounting methodology for foreclosed property.

    Asset Classification. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets:
substandard, doubtful and loss. Substandard assets must have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations have also created a special mention category, described as assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. If an asset or portion thereof is classified loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified loss. A portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital.

    The Savings Bank's senior officers meet monthly to review all classified assets, to approve action plans developed to resolve the problems associated with the assets and to review recommendations for new classifications, any changes in classifications and recommendations for reserves.

    At December 31, 1996 and 1995, the aggregate amounts of the Savings Bank's classified assets (as determined by the Savings Bank), and of the Savings Bank's general and specific loss allowances for the period then ended, were as follows:

                                 At December 31,
                             ---------------------
                             1996            1995
                             ----            ----
                                 (In thousands)

Classified assets:
 Loss......................   $ --             $ --
 Doubtful..................      2               --
 Substandard assets........    526              499
 Special mention...........    292              356
                               ---             ----
                              $820             $855
                              ====             ====

Loan loss allowance:
 General loss allowances...   $284             $188
 Specific loss allowances..     --               --

          At December 31, 1996, substandard assets and special mention assets consisted of primarily of one-to four- family residential mortgage loans.

          Allowance for Loan Losses. The Savings Bank has established a systematic methodology for the determination of provisions for loan losses. The methodology is set forth in a formal policy and takes into consideration the need for an overall general valuation allowance as well as specific allowances that are tied to individual loans. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Savings Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay the estimated value of any underlying collateral, and current economic conditions. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued and unpaid, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

          General valuation allowances are maintained to cover probable but unidentified losses in the loan portfolio. Management reviews the adequacy of the allowance at least quarterly based on its knowledge of the portfolio including current asset classifications, the Savings Bank's write-off history, economic conditions affecting the real estate markets and industry standards.

          Specific valuation allowances are established to absorb losses on loans for which full collectibility may not be reasonably assured. The amount of the allowance is based on the estimated value of the collateral securing the loan and other analyses pertinent to each situation.

          Management believes that the allowance for loan losses at December 31, 1996 was adequate at that date. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations.

          The Savings Bank's market area consists of Warren County and surrounding counties. Real estate values have been stable to slightly increasing in recent periods. There can be no assurance as to the future performance of real estate market, including those in which the Savings Bank primarily operates. A downturn in the middle Tennessee real estate market could have a material adverse effect on the Savings Bank's operations. For example, depressed real estate values may result in increases in nonperforming assets, hamper disposition of such nonperforming assets and result in losses upon such disposition. In addition, a downturn in the general economic conditions of the Savings Bank's primary market area could be expected to have a material adverse effect on the Savings Bank's financial condition and results of operations. See "RISK FACTORS -- Concentration of Credit Risk."

          While the Savings Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Savings Bank's loan portfolio, will not request the Savings Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Savings Bank's financial condition and results of operations.

     The following table sets forth an analysis of the Savings Bank's gross allowance for possible loan losses for the periods indicated. Where specific loan loss reserves have been established, any difference between the loss reserve and the amount of loss realized has been charged or credited to current income.

                                           Year Ended December 31,
                                          -------------------------
                                          1996             1995
                                          ----             ----
                                           (Dollars in thousands)
Allowance at beginning of period.......   $188              $168
                                           ---              ----

Provision for loan losses..............    116                30
Recoveries:
 Real estate loans:
  Residential..........................     --                 4
  Construction.........................     --                --
  Commercial...........................     --                --
  Acquisition and development..........     --                --
                                           ---              ----
   Total real estate loans.............     --                --

 Commercial business loans.............     --                --

 Consumer loans........................      4                --
                                           ---              ----
   Total recoveries....................      4                 4

Charge-offs:
 Real estate loans:
  Residential..........................     --                 4
  Construction.........................     --                --
  Commercial...........................     --                 9
  Acquisition and development..........     --                --
                                           ---              ----
   Total real estate loans.............     --                13

 Commercial business loans.............     --                --

 Consumer loans........................     24                 1
                                           ---              ----
   Total charge-offs...................     24                14
                                           ---              ----
   Net charge-offs.....................     20                10
                                           ---              ----
   Balance at end of period............   $284              $188
                                           ===              ====

Ratio of allowance to total
 loans outstanding
 at end of the period..................   0.75%             0.69%

Ratio of net charge-offs to
 average loans outstanding
 during the period.....................   0.06%             0.04%

 Ratio of allowance for loan losses to
 nonperforming assets.................. 631.11%           376.00%

    The following table sets forth the breakdown of the allowance for loan losses by loan category for the dates indicated.

                                                                  At December 31,
                                      ---------------------------------------------------------------------
                                                  1996                                  1995
                                      ------------------------------      ---------------------------------
                                               As a %       % of                      As a %       % of
                                               of Out-      Loans in                  of Out-      Loans in
                                               standing     Category                  standing     Category
                                               Loans in     to Total                  Loans in     to Total
                                      Amount   Category     Loans         Amount      Category     Loans
                                      ------   --------     --------      ------      --------     --------
                                                            (Dollars in thousands)

Real estate loans:
 Residential.......................    $141      0.57%       49.65%      $120         0.56%         63.83%
 Construction......................      40      1.01        14.08         17         1.01           9.04
 Commercial........................      38      1.13        13.38         17         1.34           9.04
 Acquisition and development.......       3      1.92         1.06         --           --             --
Commercial business loans..........      23      1.02         8.10          6         0.96           3.19
Consumer and other loans...........      39      1.11        13.73         28         1.07          14.90
                                       ----                 ------       ----                      ------

 Total allowance for loan losses...    $284                 100.00%      $188                      100.00%
                                        ===                 ======       ====                      ======

Investment Activities

     The Savings Bank is permitted under federal law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Cincinnati, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, the Savings Bank may also invest a portion of its assets in commercial paper and corporate debt securities. The Savings Bank is also required to maintain an investment in FHLB stock as a condition of membership in the FHLB-Cincinnati.

     The Savings Bank is required under federal regulations to maintain a minimum amount of liquid assets. At December 31, 1996, the Savings Bank's regulatory liquidity of 9.2% exceeded the 5% required by OTS regulations. Investment securities provide liquidity for funding loan originations and enables the Savings Bank to improve the match between the maturities and repricing of its interest-rate sensitive assets and liabilities. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and "REGULATION."

     The Savings Bank's President and Chief Executive Officer determines appropriate investments in accordance with the Board of Directors' approved investment policies and procedures. The Savings Bank's policies generally limit investments to U.S. Government and agency securities and mortgage-backed securities issued and guaranteed by FHLMC, FNMA and Government National Mortgage Association ("GNMA"). The Savings Bank's policies provide that investment purchases be ratified at monthly Board of Directors meetings. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the Savings Bank's liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on the Savings Bank's credit and interest rate risk, and risk-based capital is also considered. From time to time, investment levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management's projections as to the short-term demand for funds to be used in the Savings Bank's loan origination and other activities.

     The following table sets forth the composition of the Savings Bank's securities portfolio at the dates indicated.

                                                At December 31,
                              --------------------------------------------------
                                      1996                         1995
                              ----------------------      ----------------------
                              Carrying   Percent of       Carrying   Percent of
                               Value      Portfolio        Value      Portfolio
                               -----      ---------        -----      ---------
                                                (In thousands)

Available for sale:
FHLMC stock.................  $    9      0.19%           $    9      0.12%
U.S. Government and
   agency obligations.......   1,500     30.92               999     12.79
Mortgage-backed securities..      --        --               638      8.17
                              ------    ------            ------    ------
   Total available for sale.   1,509     31.11             1,646     21.08

Held to maturity:
Certificates of deposit.....      --        --               200      2.56
FHLB stock..................     512     10.55               478      6.12
U.S. Government and
   agency obligations.......   1,250     25.77             3,750     48.03
Mortgage-backed securities..   1,580     32.57             1,734     22.21
                              ------    ------            ------    ------
   Total held to maturity...   3,342     68.89             6,162     78.92
                              ------    ------            ------    ------

Total.......................  $4,851    100.00%           $7,808    100.00%
                              ======    ======            ======    ======

     At December 31, 1996, the FHLMC stock had an estimated fair value of $254,000, the portfolio of U.S. Government and agency securities (both available-for-sale and held-to-maturity) had an aggregate estimated fair value of $2.7 million and the portfolio of mortgage-backed securities (held-to-maturity) had an estimated fair value of $1.6 million.

     At December 31, 1996, the portfolio of U.S. Government and agency securities held-to-maturity included structured notes with an aggregate carrying value of $250,000 and a weighted average coupon rate of 6.0%. Such structured notes provide for periodic adjustments in coupon rates and contain provisions for their call prior to maturity. Because of their call provision, these structured notes subject the Savings Bank to reinvestment risk, which is the risk that the reinvested principal will be invested at an interest rate lower than the coupon rate of the structured note. Consequently, an investment in structured notes is not as liquid as U.S. Government and agency securities. However, as the Savings Bank intends to hold the instruments until their maturity or call, management does not consider this as an obstacle to their purchase. Given the current low interest rate environment, the Savings Bank expects that the structured notes in its portfolio will be called prior to maturity.

     At December 31, 1996, mortgage-backed securities consisted of FHLMC, FMNA and GNMA issues, all of which were classified as held-to-maturity. At December 31, 1996, their amortized cost was $1.6 million and all had fixed-rates of interest. The mortgage-backed securities portfolio had coupon rates ranging from 6.0% to 8.5% and had a weighted average yield of 7.3% during the year ended December 31, 1996.

     Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) typically represent interests in pools of single-family or multi-family mortgages in which payments of both principal and interest on the securities are generally made monthly. The principal and interest payments on these mortgages are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government sponsored enterprises) that pool and resell the participation interests in the form of securities, to investors such as the Savings Bank.
Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, FNMA and the GNMA. Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that fall within a specific range and have varying maturities. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Savings Bank. These types of securities also permit the Savings Bank to optimize its regulatory capital because they have low risk weighting.

        The actual maturity of a mortgage-backed security may be less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on such
securities.   Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of declining mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, the Savings Bank may be subject to reinvestment risk because, to the extent that the Savings Bank's mortgage-backed securities amortize or prepay faster than anticipated, the Savings Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate.

        The following table sets forth the maturities and weighted average yields of the debt securities in the Savings Bank's investment and mortgage-backed securities portfolio at December 31, 1996.

                                        Less Than          Over One to          Over Five to           Over Ten
                                        One Year           Five Years           Ten Years               Years
                                     --------------       --------------       --------------        -------------
                                     Amount   Yield       Amount   Yield       Amount   Yield        Amount  Yield
                                     ------   -----       ------   -----       ------   -----        ------  -----
                                                                 (Dollars in thousands)
Available for Sale:
FHLMC Stock.................         $9      35.75%       $   --     --%       $   --     --%        $ --     --%
U.S. Government and
 agency obligations.........         --         --         1,500   6.34            --     --           --     --
Mortgage-backed securities..         --         --            --     --            --     --           --     --

Held to Maturity:
FHLB Stock..................        512       7.00            --     --            --     --           --     --
U.S. Government and
 agency obligations.........        750       5.23           500   5.88            --     --           --     --
Mortgage-backed securities..         --         --            --     --         1,580   7.18           --     --

        The Savings Bank's investment policy does not permit investment in such "off balance sheet" derivative instruments such as "forwards," "futures," "options" or "swaps.

        At December 31, 1996, the Savings Bank did not hold any "high risk mortgage securities" subject to OTS Thrift Bulletin Number 52. The Savings Bank also evaluates its mortgage-backed securities portfolio annually for compliance with applicable regulatory requirements, including testing for identification of high risk investments pursuant to Federal Financial Institutions Examination Council standards.

        At December 31, 1996, only the Savings Bank's investment in the common stock of the FHLB-Cincinnati (carrying and market values of $512,000) had an aggregate book value in excess of 10% of the Savings Bank's total equity.

Deposit Activities and Other Sources of Funds

        General. Deposits and loan repayments are the major sources of the Savings Bank's funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer-term basis for general business purposes.

        Deposit Accounts. Deposits are attracted from within the Savings Bank's primary market area through the offering of a broad selection of deposits as set forth in the following table. In determining the terms of its deposit accounts, the Savings Bank considers current market interest rates, profitability to the Savings Bank, matching deposit and loan products and its customer preferences and concerns. The Savings Bank's deposit mix and pricing is generally reviewed weekly. The Savings Bank does not accept brokered deposits but does accept deposits from municipalities and other public entities. At December 31, 1996, such public deposits amounted to $304,000.

        In the unlikely event the Savings Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to the Holding Company, as stockholder of the Savings Bank. Substantially all of the Savings Bank's depositors are residents of the State of Tennessee.

        The following table sets forth information concerning the Savings Bank's time deposits and other interest-bearing deposits at December 31, 1996.

Weighted                                                                                        Percentage
Average                                                              Minimum                    of Total
Interest Rate   Term                Checking and Savings Deposits    Amount       Balance       Deposits
-------------   ----                -----------------------------    ------       -------       --------
                                                                               (In Thousands)

2.50%           --                       NOW accounts               $  500         $1,560         4.58%
3.18            --                       Savings accounts               10          4,469        13.11
3.00            --                       Money market deposit        1,000            153         0.45

                                         Certificates of Deposit
                                         -----------------------

4.18            3 month                  Fixed-term, fixed-rate      1,000            210         0.62
5.12            6 month                  Fixed-term, fixed-rate      1,000          6,907        20.27
5.37            12 month                 Fixed-term, fixed-rate        500          5,358        15.72
5.48            18 month                 Fixed-term, fixed-rate        500            719         2.11
5.73            18 month                 Step up                       500          3,489        10.24
5.91            2 year                   Fixed-term, fixed-rate        500          3,084         9.05
5.43            3 year                   Fixed-term, fixed-rate        500          3,357         9.85
6.00            42 month                 Fixed-term, fixed-rate        500             20         0.06
5.83            4 year                   Fixed-term, fixed-rate        500          1,300         3.82
6.13            5 year                   Fixed-term, fixed-rate        500          1,385         4.06
5.51            18 month                 Fixed-term, fixed-rate IRA     10          1,571         4.61
5.36            18 month                 Adjustable-rate IRA            10            495         1.45
                                                                                  -------       ------
                                                                                  $34,077       100.00%
                                                                                  =======       ======

     The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity at December 31, 1996. Jumbo certificates of deposit require minimum deposits of $100,000.

Maturity Period                   Certificates of Deposit
---------------                   -----------------------
                                       (In thousands)

Three months or less............         $  111
Over three through six months...          2,050
Over six through twelve months..            901
Over twelve months..............            854
                                         ------
   Total........................         $3,916
                                         ======

     The following table sets forth the balances and changes in dollar amounts of savings deposits in the various types of savings accounts offered by the Savings Bank at the dates indicated.

                                                                          At December 31,
                                                   ----------------------------------------------------------
                                                                1996                             1995
                                                   -------------------------------       --------------------
                                                             Percent                     Percent
                                                                of       Increase          of
                                                   Amount     Total     (Decrease)       Amount      Total
                                                   ------     -----     ----------       ------      -----
                                                                          (Dollars in thousands)

Non-interest bearing demand accounts............   $1,713      4.78%     $1,173            $540         1.67%
NOW accounts....................................    1,560      4.36         348           1,212         3.74
Passbook accounts...............................    4,469     12.49         190           4,279        13.21
Money market deposit accounts...................      153      0.43         145               8         0.02

Fixed-rate certificates which mature:...........
 Within 1 year..................................   20,623     57.62       2,506          18,117        55.92
 After 1 year, but within 2 years...............    3,815     10.66      (1,858)          5,673        17.51
 After 2 years, but within 5 years..............    3,457      9.66         888           2,569         7.93
 Certificates maturing thereafter...............       --        --          --              --           --
                                                  -------    ------      ------         -------       ------
   Total........................................  $35,790    100.00%     $3,392         $32,398       100.00%
                                                  =======    ======      ======         =======       ======

Time Deposits by Rates

     The following table sets forth the time deposits in the Savings Bank classified by rates at the dates indicated.

                                         At December 31,
                                      ---------------------
                                        1996       1995
                                        ----       ----
                                    (Dollars in thousands)
2.01 - 3.00%......................   $    11    $    17
3.01 - 4.00%......................        --        174
4.01 - 5.00%......................     3,313      5,240
5.01 - 6.00%......................    21,483     15,275
6.01 - 7.00%......................     3,078      5,623
7.01 - 8.00%......................        10         30
                                     -------    -------
Total.............................   $27,895    $26,359
                                     =======    =======

Time Deposits by Maturities

     The following table sets forth the amount and maturities of time deposits at December 31, 1996.

                                             Amount Due
                          ----------------------------------------------
                                                                                        Percent
                                                                                       of Total
                          Less Than  1-2     2-3        3-4       After               Certificate
                          One Year  Years   Years      Years     4 Years     Total     Accounts
                          --------  -----   -----      -----     -------     -----     --------
                                            (Dollars in thousands)
2.01 - 3.00%............ $    --   $   --   $   --     $ --      $ 11      $    11       .04%
3.01 - 4.00%............      --       --       --       --        --           --        --
4.01 - 5.00%............   3,158      116       39       --        --        3,313     11.88
5.01 - 6.00%............  16,415    2,632    1,645      524       267       21,483     77.01
6.01 - 7.00%............   1,038    1,056      752      211        21        3,078     11.03
7.01 - 8.00%............      --       10       --       --        --           10       .04
                         -------   ------   ------     ----      ----      -------    ------
Total................... $20,611   $3,814   $2,436     $735      $299      $27,895    100.00%
                         =======   ======   ======     ====      ====      =======    ======

Savings Activities

     The following table sets forth the savings activities of the Savings Bank for the periods indicated.


                                                    Year Ended December 31,
                                                    -----------------------
                                                    1996              1995
                                                    ----              ----
                                                        (In thousands)
Beginning balance...........................       $32,398          $28,112
                                                   -------          -------

Net increase before interest credited.......         2,207            3,216
Interest credited...........................         1,185            1,070
                                                   -------          -------

Net increase in savings deposits............         3,392            4,286
                                                   -------          -------

Ending balance..............................       $35,790          $32,398
                                                   =======          =======

     Borrowings. Savings deposits are the primary source of funds for the Savings Bank's lending and investment activities and for its general business purposes. The Savings Bank may rely upon advances from the FHLB-Cincinnati to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Cincinnati has, from time to time, served as one of the Savings Bank's primary borrowing sources. Advances from the FHLB-Cincinnati are typically secured by the Savings Bank's first mortgage loans. At December 31, 1996, the Savings Bank had $5.5 million of borrowings from the FHLB-Cincinnati at a weighted average rate of 6.4%. Such borrowings have contractual maturities through the year ended December 31, 1999 and are secured by a blanket lien on $8.3 million of one- to four-family residential real estate loans and by FHLB-Cincinnati stock with a carrying value of $512,000 at December 31, 1996. See
Note 8 of Notes to Financial Statements. The Savings Bank intends to repay a portion of such advances from the net proceeds of the Conversion. See "USE OF PROCEEDS."

     The FHLB-Cincinnati functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member, the Savings Bank is required to own capital stock in the FHLB-Cincinnati and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.

     The following tables set forth certain information regarding short-term borrowings by the Savings Bank at the end of and during the periods indicated.

                                                  At December 31,
                                            --------------------------
                                             1996                1995
                                             ----                ----
                                              (Dollars in thousands)

FHLB-Cincinnati advances outstanding.......  $2,500              $500

Weighted average rate paid
 on FHLB-Cincinnati advances...............    6.59%             6.15%


                                              Year Ended December 31,
                                            ---------------------------
                                             1996                1995
                                             ----                ----
                                              (Dollars in thousands)
Maximum amount of FHLB-Cincinnati
 advances at any month end.................  $4,400              $500

Approximate average FHLB-Cincinnati
  advances outstanding.....................   3,500               500

Approximate weighted average rate paid on
 FHLB-Cincinnati advances..................    5.50%             5.60%

--------------------
(1) Computed using the weighted rates of each individual transaction.

Competition

     The Savings Bank faces strong competition in its primary market area for the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits has historically come from commercial banks and credit unions operating in its primary market area. The Savings Bank considers two commercial banks headquartered in McMinnville, each with assets of between approximately $200 million and $250 million, as its most direct competitors. As of December 31, 1996, there were five commercial banks and one credit union operating in Warren County. Particularly in times of high interest rates, the Savings Bank has faced additional significant competition for investors' funds from short-term money market securities, other corporate and government securities and credit unions. The Savings Bank's competition for loans also comes from mortgage bankers. Such competition for deposits and the origination of loans may limit the Savings Bank's future growth. See "RISK FACTORS -- Competition."

Properties

     At December 31, 1996, the net book value of the Savings Bank's premises and equipment totaled $954,000. The Savings Bank uses an outside data processor to post transactions to its loan and deposit accounts.

     The Savings Bank's 7,140 square foot main office is located at 306 West Main Street, McMinnville, Tennessee, which opened in 1969. The Savings Bank owns the building and real estate. An ATM is installed at this location.

     On March 10, 1997, the Savings opened a 1,560 square foot branch office at 1017 New Smithville Highway, McMinnville, Tennessee. The Savings Bank owns the building and real estate. An ATM also is installed at this location.

     The Savings Bank also operates a proprietary ATM at Country Club Market in McMinnville, Tennessee.

Personnel

     As of December 31, 1996, the Savings Bank had 13 full-time and four part-time employees, none of whom are represented by a collective bargaining unit. The Savings Bank believes its relationship with its employees is good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits involving the Savings Bank, mainly as a defendant, such as claims to enforce liens, condemnation proceedings on properties in which the Savings Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Savings Bank's business. The Savings Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Savings Bank.

                       MANAGEMENT OF THE HOLDING COMPANY

     The Holding Company's Board of Directors consists of seven directors: Joe
H. Pugh, Robert W. Newman, Dr. R. Neil Schultz, Earl H. Barr, Dr. John T. Mason, III, Donald R. Collette and Dr. Franklin J. Noblin, each of whom is also a director of the Savings Bank. The Holding Company's Charter and Bylaws provide for staggered elections so that approximately one-third of the directors will each be elected initially at the first annual meeting of stockholders to one, two and three-year terms, respectively, and thereafter, all directors will be elected to terms of three years each.

     The Holding Company's executive officers are elected annually and hold office until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

     Name                       Position
     ----                       --------

     Earl H. Barr               Chairman of the Board
     Joe H. Pugh                President and Chief Executive Officer
     Donald R. Collette         Treasurer and Secretary

     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. Information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years is set forth under "MANAGEMENT OF THE SAVINGS BANK -- Biographical Information."

                         MANAGEMENT OF THE SAVINGS BANK

     The Savings Bank's Board of Directors consists of seven persons divided into three classes as nearly equal in number as possible. Each class serves for three-year terms with one class elected annually. The chairmanship is rotated annually. The Savings Bank's executive officers are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the directors and executive officers of the Savings Bank.

                                   Directors

                                                        Year     Year of
                                                      Elected   Expiration
Name                   Age(1)        Position         Director   of Term
---------------------  ------  ---------------------  --------  ----------

Joe H. Pugh             40     President, Chief         1992       1998
                               Executive Officer
                               and Director

Robert W. Newman        46     Director                 1992       1999

Dr. R. Neil Schultz     61     Director                 1992       1998

Earl H. Barr            60     Chairman of the Board    1992       1997

                      (table continued on following page)

                                                           Year      Year of
                                                          Elected   Expiration
 Name                      Age(1)        Position         Director   of Term
 ----                      ------        --------         --------   -------
Dr. John T. Mason, III      59           Director           1986       1997

Donald R. Collette          61           Director           1994       1999

Dr. Franklin J. Noblin      59           Director           1993       1999
----------------------
(1)  At December 31, 1996.

                   Executive Officers Who Are Not Directors

Name                       Age(1)        Position
----                       ------        --------
Ray Talbert                 52           Executive Vice President,
                                         Commercial Loan Officer and Branch
                                         Manager

John W. Duncan              31           Vice President/Operations
-------------

(1)  At December 31, 1996.

Biographical Information

     The principal occupation(s) of each of the above individuals for the past five years, as well as other information, is set forth below. All of the individuals reside in McMinnville, Tennessee, unless otherwise indicated. No family relationships exist between or among the individuals.

     Joe H. Pugh has been employed by the Savings Bank since 1978 and has served as President and Chief Executive Officer since 1993. He is a member of the McMinnville Chamber of Commerce Board and the McMinnville Noon Rotary Club. Mr. Pugh resides in Smithville, Tennessee.

     Robert W. Newman is a practicing attorney and partner with the firm Galligan & Newman, McMinnville, Tennessee.

     Dr. R. Neil Schultz, a retired orthodontist, is a member and President elect of the McMinnville Noon Rotary Club and past president of the Tennessee Association of Orthodontists.

     Earl H. Barr is the owner and manager of Barr's Inc., a retail furniture store, in McMinnville, Tennessee. He is the past Chairman of the Board of the Chamber of Commerce and a member of the Board of the McMinnville Housing Authority. Mr. Barr is a member of the McMinnville Chamber of Commerce Board, the American Heart Association Board, the American Red Cross-McMinnville Board, the McMinnville Noon Rotary Club and the Warren County Homebuilders Association.

     Dr. John T. Mason, III is Professor of Chemical Engineering and Associate Dean for Undergraduate Affairs of the College of Engineering at Tennessee Tech University. Dr. Mason resides in Cookeville, Tennessee.

     Donald R. Collette is General Manager and Chief Executive Officer of McMinnville Electric System, McMinnville, Tennessee. He is past president of the McMinnville Chamber of Commerce, a member of the McMinnville Economic Development Committee and the McMinnville Rotary Club.

     Dr. Franklin J. Noblin, a practicing general dentist, is a Colonel in the United States Army Reserve-Chief of Professional Services and Brigade Dental Surgeon. He is also a member of the Reserve Officers' Association.

     Ray Talbert has been employed by the Savings Bank since February 1996. Before joining the Savings Bank, he was employed as a Senior Vice President by Bank of McMinnville, McMinnville, Tennessee. Mr. Talbert is a member of the Warren County Chamber of Commerce, the Warren County Home Builders Association and the Merchants Retail Credit Bureau. He resides in McMinnville, Tennessee.

     John W. Duncan has been employed by the Savings Bank since 1993. Prior to that, Mr. Duncan was a Bank Examiner for the Tennessee Department of Financial Institutions. He is a member of the McMinnville Leadership Club, the McMinnville Noon Exchange Club, the American Cancer Society and the Jungle Gym Community Playground. He resides in Morrison, Tennessee.

Directors' Compensation

     Currently, members of the Savings Bank's Board of Directors receive fees of $500 per Board meeting attended and $100 per committee meeting attended. Total fees paid to directors during the year ended December 31, 1996 were $52,000. Following consummation of the Stock Conversion, directors' fees will continue to be paid by the Savings Bank and, initially, no separate fees are expected to be paid for service on the Holding Company's Board of Directors.

Committees of the Board of Directors

     The Board of Directors meets monthly and has additional special meetings as needed. During the year ended December 31, 1996, the Board of Directors met 13 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he served during the fiscal year ended December 31, 1996.

     The Executive Committee consists of Messrs. Collette, Barr, Newman, Noblin and Pugh. This Committee meets on an as-needed basis and acts on behalf of the full Board of Directors in its absence. This Committee has the same authority as the full Board of Directors. This Committee met nine times during fiscal 1996.

     The Personnel Committee (which also serves as a Compensation Committee) consists of Messrs. Newman, Collette and Pugh. This Committee meets on an as-needed basis and is responsible for reviewing the Savings Bank's personnel to determine if and when additional personnel are needed. The Committee is also involved in the interview process for new personnel. This Committee met 14 times during fiscal 1996.

     The full Board of Directors appoints a Nominating Committee consisting of members of the Savings Bank for the annual selection of management's nominees for election as directors. The full Board of Directors met once in its capacity as Nominating Committee during the year ended December 31, 1996.

     The Board of Directors also has a standing Loan Committee, Investment Committee, Building and Grounds Committee and Appraisal Committee.

Executive Compensation

     Summary Compensation Table. The following information is furnished for Mr. Pugh. No executive officer of the Savings Bank received salary and bonus in excess of $100,000 during the year ended December 31, 1996.

                                 Annual Compensation(1)
                   ---------------------------------------------------
Name and                                               Other Annual        All Other
Position           Year        Salary       Bonus      Compensation(2)     Compensation(3)
--------           ----        ------       -----      ---------------     ---------------
Joe H. Pugh        1996        $65,000      $7,530        $6,250              $6,450
 President

---------------------------------------
(1) Compensation information for fiscal years ended December 31, 1995 and 1994 has been omitted as the Savings Bank was neither a public company nor a subsidiary thereof at such time.
(2) Consists of directors' fees. The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3)  Consists of employer 401(k) plan contributions.

     Employment Agreement. In connection with the Stock Conversion, the Holding Company and the Savings Bank (collectively, the "Employers") will enter into a three-year employment agreement ("Employment Agreement") with Mr. Pugh ("Executive"). Under the Employment Agreement, the initial salary level for Mr. Pugh will be $67,500, which amount will be paid by the Savings Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreement, the term of the agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that the Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Savings Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of then current cash compensation and continuation of employee benefits.

     The Employment Agreement also provides for a severance payment and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     The severance payment from the Employers will equal 2.99 times the Executive's average annual compensation during the five-year period preceding the change in control. Such amount will be paid in a lump sum within ten business days following the termination of employment. In addition, the Savings Bank would be obligated to continue the Executive's employee benefits for 36-month period following termination of employment. Assuming that a change in control had occurred at December 31, 1996, Mr. Pugh would be entitled to a cash severance payment of approximately $202,000. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments that equal or exceed three times the base compensation of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreement restricts the Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

     Severance Agreements. In connection with the Stock Conversion, the Holding Company and the Savings Bank will enter into severance agreements with Executive Vice President Ray Talbert and Vice President John W. Duncan. On each anniversary of the commencement date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. It is anticipated that the severance agreement with Mr. Talbert will have an initial term of two years and that the severance agreement with Mr. Duncan will have an initial term of one year.

     The severance agreements will provide for severance payments and continuation of other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     Assuming that a change in control had occurred at December 31, 1996, and excluding any other benefits due under the severance agreements, the aggregate amount payable to the two senior officers would have been approximately $__________________.

Benefits

     General. The Savings Bank currently provides health, life and disability insurance benefits for full-time employees, subject to certain deductibles.

     Savings and Profit Sharing Plan. The Savings Bank maintains the Security Federal Savings Bank of McMinnville, TN Employees' Savings and Profit Sharing Plan ("401(k) Plan") for the benefit of eligible employees of the Savings Bank. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Savings Bank who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the 401(k) Plan. Participants may contribute from 1% to 15% of their annual compensation to the 401(k) Plan through a salary reduction election. The Savings Bank matches participant contributions to a maximum of 3% of the participant's compensation. Participants are at all times 100% vested in salary reduction contributions. With respect to employer matching and discretionary employer contributions, participants vest in such contributions at the rate of 20% per year beginning with the completion of their second year of service with full vesting occurring after six years of service. For the year ended December 31, 1996, the Savings Bank incurred total contribution-related expenses of $23,000 in connection with the 401(k) Plan.

     In general, the investment of 401(k) Plan assets is directed by plan participants. In connection with the Stock Conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of their 401(k) Plan account balance to purchase shares of the Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

     Employee Stock Ownership Plan. The Board of Directors has authorized the adoption by the Savings Bank of an ESOP for employees of the Savings Bank to become effective upon the completion of the Stock Conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Full-time employees of the Holding Company and the Savings Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 will be eligible to participate in the ESOP.

     In order to fund the purchase of up to 8% of the Common Stock to be issued in the Stock Conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the Common Stock. The loan to the ESOP will be repaid principally from the Savings Bank's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated 10-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the Stock Conversion. See "PRO FORMA DATA." To the extent that the ESOP is unable to acquire 8% of the Common Stock issued in the Stock Conversion, additional shares up to that percentage will be acquired following the Stock Conversion through open market purchases.

     In any plan year, the Savings Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

     Participants will vest in their accrued benefits under the ESOP at the rate of 20% per year, beginning upon the completion of three years of service. A participant is fully vested at retirement, in the event of disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Savings Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     It is anticipated that members of the Board of Directors will serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

     Pursuant to SOP 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA" and "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended December 31, 1996 and 1995."

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

     If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease. However, on a per share basis, stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

     The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Savings Bank intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Savings Bank expects that a favorable determination letter will be received by the ESOP.

     1997 Stock Option Plan. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the Stock Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Stock Conversion. The Stock Option Plan will comply with all applicable regulatory requirements. However, the Stock Option Plan will not be approved or endorsed by the OTS.

     The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank, and to reward officers and key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Savings Bank. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

     A number of authorized shares of Common Stock equal to 10% of the number of shares of Common Stock issued in connection with the Stock Conversion will be reserved for future issuance under the Stock Option Plan (37,950 shares based on the issuance of 379,500 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

     The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable OTS regulations, the Committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

     Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the Stock Conversion, (i) no officer or employee could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30%, of the number of shares reserved for issuance under the Stock Option Plan.

     It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option Plan is implemented within the first year following consummation of the Stock

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

Conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that if the Stock Option Plan is implemented prior to the first anniversary of the Stock Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

     Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

     Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

     Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

     Management Recognition Plan. Following the Stock Conversion, the Board of Directors of the Holding Company intends to adopt an MRP for officers, employees, and nonemployee directors of the Holding Company and the Savings Bank, subject to shareholder approval. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the MRP within one year of the consummation of the Stock Conversion. The MRP will enable the Holding Company and the Savings Bank to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank. The MRP will comply with all applicable regulatory requirements. However, the MRP will not be approved or endorsed by the OTS.

     The MRP expects to acquire a number of shares of Common Stock equal to 3% of the Common Stock issued in the Stock Conversion, if the Savings Bank's pro forma tangible capital ratio under OTS guidelines is less than 10% at the time the MRP is implemented, or 4% of the Common Stock issued in connection with the Stock Conversion, if the Savings Bank's pro forma tangible capital ratio under OTS guidelines is 10% or more at the time the MRP is implemented. See "HISTORICAL AND PRO

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


FORMA CAPITAL COMPLIANCE." Accordingly, the MRP would expect to acquire 8,415 shares based on the issuance of 280,500 shares in the Stock Conversion at the minimum of the Estimated Valuation Range, 9,900 shares based on the issuance of 330,000 shares in the Stock Conversion at the midpoint of the Estimated Valuation Range, 15,180 shares based on the issuance of 379,500 shares in the Stock Conversion at the maximum of the Estimated Valuation Range, and 17,457 shares based on the issuance of 436,425 shares in the Stock Conversion at 15% above the maximum of the Estimated Valuation Range. Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Savings Bank to a trust which the Holding Company may establish in conjunction with the MRP ("MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

     A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which will also serve as trustees of the MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Savings Bank to the MRP Trust. The Board of Directors of the Holding Company may terminate the MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

     Shares of Common Stock granted pursuant to the MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRP Trust. Under OTS regulations, if the Stock Option plan is implemented within the first year following consummation of the Stock Conversion, the minimum vesting period will be five years. All unvested MRP awards will vest in the event of the recipient's death or disability. Unvested MRP awards will also vest following a change in control (as defined in the MRP) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the MRP is implemented prior to the first anniversary of the Stock Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

     A recipient of an MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

     Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations.
Under current OTS regulations, if the MRP is implemented within one year of the consummation of the Stock Conversion, (i) no officer or employees could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30%, of the number of shares reserved for issuance under the MRP. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

Transactions with the Savings Bank

     Applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such director or executive officer and his or her related interests are in excess of the greater of $25,000, or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000), must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Bank -- Transactions with Affiliates." The aggregate amount of loans by the Savings Bank to its executive officers and directors and their affiliates was $584,000 at December 31, 1996, or approximately 10.63% of the Holding Company's pro forma stockholders' equity based on the maximum of the Estimated Valuation Range.

     Director Earl H. Barr owns and manages Barr's Inc., a retail furniture store, from which the Savings Bank has purchased furniture generally at a price generally equal to 10% above cost. The Savings Bank purchased an immaterial dollar amount of furniture during the year ended December 31, 1996.

                                   REGULATION

General

     The Savings Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended ("HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA"), and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Savings Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Savings Bank's mortgage documents. The Savings Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Savings Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Holding Company, the Savings Bank and their operations. The Holding Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the OTS. If the Bank Conversion is undertaken, the Savings Bank would be subject to extensive regulation by the Commissioner instead of the OTS, and the FDIC. The Holding Company would be subject to regulation by the Federal Reserve, rather than the OTS, upon consummation of the Bank Conversion.

Federal Regulation of the Savings Bank

     Office of Thrift Supervision. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

     Federal Home Loan Bank System. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to: supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets; and ensure that the FHLBs operate in a safe and sound manner.

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

    The Savings Bank, as a member of the FHLB-Cincinnati, is required to acquire and hold shares of capital stock in the FHLB-Cincinnati in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (borrowings) from the FHLB-Cincinnati. The Savings Bank is in compliance with this requirement with an investment in FHLB-Cincinnati stock of $572,000 at December 31, 1996.

    Among other benefits, the FHLB provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Cincinnati.

    Federal Deposit Insurance Corporation. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the BIF and the SAIF. As insurer of deposits, the FDIC has examination, supervisory and enforcement authority over all savings associations.

    The Savings Bank's accounts are insured by the SAIF up to the maximum extent permitted by law. The Savings Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The Savings Bank's assessments for the year ended December 31, 1996 were $263,000.

    The FDIC's current assessment schedule for SAIF deposit insurance provides that the assessment rate for well-capitalized institutions with the highest supervisory ratings is reduced to zero and institutions in the lowest risk assessment classification are assessed at the rate of 0.27% of insured deposits. Until December 31, 1999, however, SAIF-insured institutions, will be required to pay assessments to the FDIC at the rate of 6.5 basis points to help fund interest payments on certain bonds issued by the Financing Corporation ("FICO"), an agency of the federal government established to finance takeovers of insolvent thrifts. During this period, BIF members will be assessed for FICO obligations at the rate of 1.3 basis points. After December 31, 1999, both BIF and SAIF members will be assessed at the same rate for FICO payments.

    The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Savings Bank.

    Liquidity Requirements. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 5.0%) of its net withdrawable accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1.0%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity

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

requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

    Prompt Corrective Action. Under Section 38 of the FDIA, as added by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be
(i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

    Section 38 of the FDIA and the implementing regulations also provide that a federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

    An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to the provisions of Section 38 of the FDIA, which sets forth various mandatory and discretionary restrictions on its operations.

    At December 31, 1996, the Savings Bank was categorized as "adequately capitalized" under the prompt corrective action regulations of the OTS.

    Standards for Safety and Soundness. The FDIA requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting;
(iv) interest rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The federal banking agencies have adopted final regulations and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") to implement safety and soundness standards required by the FDIA. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The agencies also proposed asset quality and earnings standards which, if adopted in final, would be added to the Guidelines. Under the final regulations, if the OTS determines that the Savings Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Savings Bank to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDIA. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

    Qualified Thrift Lender Test. All savings associations are required to meet a qualified thrift lender ("QTL") test set forth in the HOLA and regulations of the OTS thereunder to avoid operating certain restrictions. A savings institution that fails to become or remain a QTL shall either become a national bank or be subject to the

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

following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the rules regarding the statutory and regulatory dividend restrictions applicable to national banks in addition to those applicable to savings associations. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to immediately repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

    Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; certain direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards.Subject to a 20% of portfolio assets limit, however, savings institutions are also able to treat the following as qualified thrift investments (i) 50% of the dollar amount of residential mortgage loans subject to sale under certain conditions but do not include any intangible assets, (ii) investments, both debt and equity, in the capital stock or obligations of and any security issued by a service corporation or operating subsidiary, provided that such subsidiary derives at least 80% of its annual gross revenues from activities directly related to purchasing, refinancing, construction, improving or repairing domestic residential housing or manufactured housing, (iii) 200% of their investments in loans to finance "starter homes" and loans for construction, development or improvement of housing and community service facilities or for financing small businesses in "credit-needy" areas, (iv) loans for the purchase, construction, development or improvement of community service facilities, (v) loans for personal, family, household or educational purposes, provided that the dollar amount treated as qualified thrift investment may not exceed 10% of the savings association's
portfolio assets, and (vi) shares of stock issued by FNMA and FHLMC.   At
December 31, 1996, the qualified thrift investments of the Savings Bank significantly exceeded 65% of its portfolio assets as required by regulation.

    Capital Requirements. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements. The Holding Company is not subject to any minimum capital requirements.

    OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS' prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL

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

examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Savings Bank -- Prompt Corrective Action."

    As required by federal law, the OTS has proposed a rule revising its minimum core capital requirement to be no less stringent than that imposed on national banks. The OTS has proposed that only those savings associations rated a composite one (the highest rating) under the CAMEL rating system for savings associations will be permitted to operate at or near the regulatory minimum leverage ratio of 3%. All other savings associations will be required to maintain a minimum leverage ratio of 4% to 5%. The OTS will assess each individual savings association through the supervisory process on a case-by-case basis to determine the applicable requirement. No assurance can be given as to the final form of any such regulation, the date of its effectiveness or the requirement applicable to the Savings Bank.

    Savings associations also must maintain "tangible capital" of not less than 1.5% of the Savings Bank's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

    Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

    The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totaled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included as risk-weighted assets.

    The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing
                     ----
discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on

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

a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital until savings associations become familiar with the process for requesting an adjustment to its interest rate risk component.

    See "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Savings Bank's historical amounts and percentages at December 31, 1996, and pro forma amounts and percentages based upon the assumptions stated therein.

    Limitations on Capital Distributions. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

    A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution).
A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully
                           ----
phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. Tier 3 associations are savings associations with capital below the minimum capital requirement (either before or after the proposed capital distribution). Tier 3 associations may not make any capital distributions without prior approval from the OTS.

    At December 31, 1996, the Savings Bank met the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

    Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Savings Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units with the prior consent of the OTS. At December 31, 1996, the Savings Bank's limit on loans to one borrower was $500,000. At December 31, 1996, the Savings Bank's largest aggregate amount of loans to one borrower was $500,000, all of which were performing according to their original terms.

    Activities of Associations and Their Subsidiaries. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may,

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

by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

    The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

    Transactions with Affiliates. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guaranty and similar types of transactions.

    Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve Board, as is currently the case with respect to all FDIC-insured banks. The Savings Bank has not been significantly affected by the rules regarding transactions with affiliates.

    The Savings Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Savings Bank may make to such persons based, in part, on the Savings Bank's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

    Community Reinvestment Act. Under the Community Reinvestment Act ("CRA"), a federal statute, all federally-insured financial institutions have a continuing and affirmative obligation consistent with safe and sound operations to help meet all the credit needs of its delineated community. The CRA does not establish specific lending requirements or programs nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to meet all the credit needs of its delineated community. The CRA requires the federal banking agencies, in connection with regulatory examinations, to assess an institution's record of meeting the credit needs of its delineated community and to take such record into account in evaluating certain regulatory applications filed by an institution. The CRA requires public disclosure of an institution's CRA rating. The Savings Bank received a "outstanding" rating as a result of its latest evaluation.

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

    Regulatory and Criminal Enforcement Provisions. Under the FDIA, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $27,500 per day, or $1.1 million per day in especially egregious cases. Under the FDIA, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Regulation of the Savings Bank as a Tennessee Chartered Commercial Bank

    As a Tennessee chartered commercial bank, the Savings Bank will be a Tennessee banking corporation operating under the Tennessee Banking Code. It will be subject to regulation, supervision and examination by the Commissioner and the FDIC as its deposits will be insured by the FDIC under the SAIF up to the maximum amount permitted by law.

    The Holding Company and the Savings Bank will be legal entities separate and distinct. Various legal limitations restrict the Savings Bank from lending or otherwise supplying funds to the Holding Company (an "affiliate"), generally limiting such transactions with the affiliate to 10% of the Savings Bank's capital and surplus and limiting all such transactions to 20% of the bank's capital and surplus. Such transactions, including extensions of credit, sales of securities or assets and provision of services, also must be on terms and conditions consistent with safe and sound banking practices, including credit standards, that are substantially the same or at least as favorable to the bank as those prevailing at the time for transactions with unaffiliated companies.

    Federal and state banking laws and regulations govern all areas of the operation of the Savings Bank, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments should be deemed to constitute an unsafe and unsound practice. The respective primary federal regulators of the Holding Company and the Savings Bank have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent the banks from engaging in unsafe or unsound practices.

    Federally insured banks are subject, with certain exceptions, to certain restrictions on extensions of credit to their parent holding companies or other affiliates, on investments in the stock or other securities of affiliates and on the taking of such stock or securities as collateral from any borrower. In addition, such banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

    Banks are also subject to the provisions of the CRA, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

    Dividends from the Savings Bank will constitute the major source of funds for dividends to be paid by the Holding Company. The amount of dividends payable by the Savings Bank to the Holding Company will depend upon the Savings Bank's earnings and capital position, and is limited by federal and state laws, regulations and policies. The Savings Bank will be subject to restrictions on dividends under Tennessee banking law, which provides

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

that a Tennessee chartered commercial bank may declare dividends not more than once in each calendar quarter from undivided profits, less any required transfers to surplus.

    The amount of dividends actually paid during any one period will be affected by the Savings Bank's management policy of maintaining a strong capital position. Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe and unsound practice.

Savings and Loan Holding Company Regulations

    Holding Company Acquisitions. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

    Holding Company Activities. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution,
(iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple holding company.

    Qualified Thrift Lender Test. The HOLA requires any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Bank -- Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

Bank Holding Company Regulation

    General. Upon consummation of the Bank Conversion, the Holding Company would become a bank holding company and will register as such with the Federal Reserve. Bank holding companies are subject to comprehensive regulation by the Federal Reserve under the BHCA and the regulations of the Federal Reserve. As a bank holding company, the Holding Company will be required to file with the Federal Reserve annual reports and such additional information as the Federal Reserve may require and will be subject to regular examinations by the Federal Reserve. The Federal Reserve also has extensive enforcement authority over bank holding companies, including, among other things, the ability to asses civil money penalties to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

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

    Under the BHCA, a bank holding company must obtain Federal Reserve approval before: (1) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (2) acquiring all or substantially all of the assets of another bank or bank holding company; or (3) merging or consolidating with another bank holding company.

    Any direct or indirect acquisition by a bank holding company or its subsidiaries of more than 5% of the voting shares of, or substantially all of the assets of, any bank located outside of the state in which the operations of the bank holding company's banking subsidiaries are principally conducted, may not be approved by the Federal Reserve unless the laws of the state in which the bank to be acquired is located specifically authorize such an acquisition. Most states have authorized interstate bank acquisitions by out-of-state bank holding companies on either a regional or a national basis, and most such statutes require the home state of the acquiring bank holding company to have enacted a reciprocal statute. Tennessee law permits on out-of-state bank holding company to acquire banks or bank holding companies located in Tennessee subject to the requirements that the laws of the state in which the acquiring bank holding company is located permit bank holding companies located in Tennessee to acquire banks or bank holding companies in the acquiror's state and that the Tennessee bank sought to be acquired has been in existence for at least five years.

    The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve includes, among other things, operating a savings institutions, mortgage company, finance company, credit card company or factoring company, performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Holding Company has no present plans to engage in any of these activities.

    Dividends. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company's capital needs, asset quality and overall financial condition. The Federal Reserve also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve pursuant to FDICIA, the Federal Reserve may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized." See "-- Federal Regulation of Savings Bank -- Prompt Corrective Action."

    Bank holding companies are required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption of it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve order, or any condition imposed by, or written agreement with, the Federal Reserve.

    Capital Requirements. The Federal Reserve has established capital requirements for bank holding companies that generally parallel the capital requirements for national banks under the Office of the Comptroller of the Currency's regulations. The Federal Reserve regulations provide that capital standards will generally be applied on a bank only (rather than on a consolidated) basis in the case of a bank holding company with less than $150 million in total consolidated assets. SEE "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE."

Federal Securities Laws

    The Holding Company has filed a Registration Statement with the SEC under the Securities Act for the registration of the Common Stock to be issued in the Stock Conversion. Upon completion of the Stock Conversion, the Common Stock will be registered with the SEC under the Exchange Act and, under OTS regulations, generally may not be deregistered for at least three years thereafter. The Holding Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Exchange Act.

    The registration under the Securities Act of the Common Stock to be issued in the Stock Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company may comply with the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances. There are currently no demand registration rights outstanding. However, in the event the Holding Company, at some future time, determines to issue additional shares from its authorized but unissued shares, the Holding Company might offer registration rights to certain of its affiliates who want to sell their shares.

                                   TAXATION

Federal Taxation

    The following discussion summarizes certain federal income tax provisions applicable to the Savings Bank as a thrift institution and, if the Bank Conversion is undertaken, as a Tennessee chartered commercial bank, and discusses all material terms of the federal tax law as it applies to the Savings Bank. This summary is based on the Code, IRS regulations, rulings and decisions currently in effect, all of which are subject to change. For a discussion of the Federal income tax consequences of the Plan of Conversion to the Savings Bank, the account holders and the holders of Common Stock, see "THE CONVERSION -
- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Tax Effects." For further information regarding federal and state taxes, see Note 9 of the Notes to the Financial Statements.

    Bad Debt Reserve. Historically, savings institutions such as the Savings Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Savings Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Savings Bank's actual loss experience, or a percentage equal to 8% of the Savings Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Savings Bank's loss experience, the Savings Bank generally recognized a bad debt deduction equal to 8% of taxable income.

    In August 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995.

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

These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Savings Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such, the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Savings Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Savings Bank is a "large" bank (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. These rules also would apply following the Bank Conversion. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provision of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

    Distributions. To the extent that the Savings Bank makes "nondividend distributions" to the Holding Company that are considered as made: (i) from the reserve for losses on qualifying real property loans, to the extent the reserve for such losses exceeds the amount that would have been allowed under the experience method; or (ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Savings Bank's taxable income. Nondividend distributions include distributions in excess of the Savings Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of the Savings Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Savings Bank's bad debt reserve. However, any dividends to the Holding Company that would reduce amounts appropriated to the Savings Bank's bad debt reserve and deducted for federal income tax purposes would create a tax liability for the Savings Bank. The amount of additional taxable income attributable to an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. See "REGULATION -- Federal Regulation of Savings Banks -- Limitations on Capital Distributions" and "DIVIDEND POLICY -- Regulatory Restrictions" for limits on the payment of dividends by the Savings Bank. The Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

    Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Savings Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after March 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Savings Bank, whether or not an Alternative Minimum Tax ("AMT") is paid.

    Dividends-Received Deduction and Other Matters. The Holding Company may exclude from its income 100% of dividends received from the Savings Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Savings Bank will not file a consolidated tax return, except that if the Holding Company or the Savings Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

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

    Audits. There have not been any IRS audits of the Savings Bank's federal income tax returns during the past five years.

State Taxation

    The Tennessee franchise tax rate applicable to the Savings Bank is 0.25% of the total base (capital stock and retained earnings). Under Tennessee regulations, bad debt deductions are deductible from the excise tax. There have not been any audits of the Savings Bank's state tax returns during the past five years.

                                THE CONVERSION

     The OTS has approved the Plan of Conversion subject to its approval by the members of the Savings Bank entitled to vote on the matter and subject to the satisfaction of other conditions imposed by the OTS in its approval. OTS approval, however, does not constitute a recommendation or endorsement of the Plan of Conversion.

General

     On January 15, 1997, the Savings Bank's Board of Directors unanimously adopted, and on March 20, 1997 subsequently amended, the Plan of Conversion pursuant to which the Savings Bank will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank and, in the discretion of the Board of Directors, subsequently convert to a Tennessee chartered commercial bank to be held by the Holding Company, a newly formed Tennessee corporation. The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to the Savings Bank's Proxy Statement and is available from the Savings Bank upon request. The OTS has approved the Plan of Conversion subject to its approval by the members of the Savings Bank entitled to vote on the matter at a Special Meeting called for that purpose to be held on June 19, 1997, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

     If the Board of Directors decides for any reason, such as possible delays resulting from overlapping regulatory processing or policies or conditions which could adversely affect the Savings Bank's or the Holding Company's ability to consummate the Stock Conversion and transact its business as contemplated herein and in accordance with the Savings Bank's operating policies, at any time prior to the issuance of the Common Stock, not to use the holding company form of organization in implementing the Stock Conversion, the Plan of Conversion will be amended to not use the holding company form of organization in the Stock Conversion. In the event that such a decision is made, the Savings Bank will promptly refund all subscriptions or orders received together with accrued interest, withdraw the Holding Company's registration statement from the SEC and will take all steps necessary to complete the Stock Conversion and proceed with a new offering without the Holding Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Savings Bank determines not to complete the Conversion, the Savings Bank will issue and sell the common stock of the Savings Bank. There can be no assurance that the OTS would approve the Stock Conversion if the Savings Bank decided to proceed
without the Holding Company.   The following description of the Plan of
Conversion assumes that a holding company form of organization will be utilized in the Stock Conversion. In the event that a holding company form of organization is not utilized, all other pertinent terms of the Plan of Conversion as described below will apply to the conversion of the Savings Bank from mutual to stock form of organization and the sale of the Savings Bank's common stock.

     The Stock Conversion will be accomplished through adoption of a new Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Savings Bank, the issuance of all the Savings Bank's capital stock to be outstanding upon consummation of the Stock Conversion to the Holding Company, the offer and sale of the Common Stock of the Holding Company and, if undertaken, the Bank Conversion. Upon issuance of the Savings Bank's shares of capital stock to the Holding Company, the Savings Bank will be a wholly owned subsidiary of the Holding Company. If undertaken, the Bank Conversion, whereby the Savings Bank would convert to a Tennessee chartered commercial bank, would be undertaken after the Stock Conversion. Under the Plan of Conversion, 280,500 to 379,500 shares of Common Stock are being offered for sale by the Holding Company at the Purchase Price of $10.00 per share. As part of the Stock Conversion, the Savings Bank will issue all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 90% of the net proceeds from the sale of Common Stock by the Holding Company.

     The Plan of Conversion provides generally that (i) the Savings Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank; (ii) the Common Stock will be offered by the Holding Company in the Subscription Offering to persons having Subscription Rights and in a Direct Community Offering to certain members of the general public with preference given first to natural persons and trusts of natural persons residing in the Local Community; (iii) if necessary, shares of Common Stock not subscribed for in the Subscription and Direct Community Offering will be offered to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; (iv) the Holding Company will purchase all of the capital stock of the Savings Bank to be issued in connection with the Stock Conversion; and (v) subject to the discretion of the Board of Directors, the Savings Bank would convert to a Tennessee chartered commercial bank. See "USE OF PROCEEDS." The Stock Conversion will be effected only upon completion of the sale of at least $2,805,000 of Common Stock to be issued pursuant to the Plan of Conversion.

     As part of the Stock Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1995); (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of March 31, 1997); and (iv) Other Members (depositors at the close of business on April 30, 1997 and borrowers with loans outstanding as of January 18, 1995 which continue to be outstanding as of the close of business on April 30, 1997).

     Shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given to natural persons and trusts of natural persons residing in the Local Community. The Direct Community Offering, if one is held, is expected to begin immediately after the Expiration Date, but may begin at anytime during the Subscription Offering. Shares of Common Stock not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Syndicated Community Offering be completed within 45 days after completion of the Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the OTS. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Stock Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Savings Bank.

     No sales of Common Stock may be completed, either in the Subscription, Direct Community or Syndicated Community Offerings, unless the Plan of Conversion is approved by the members of the Savings Bank.

     The completion of the Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Savings Bank as converted, together with corresponding changes in the net proceeds realized by the Savings Bank from the sale of the Common Stock. In the event the Stock Conversion is terminated, the Savings Bank would be required to charge all Stock Conversion expenses against current income.

     Orders for shares of Common Stock will not be filled until at least 280,500 shares of Common Stock have been subscribed for or sold and the OTS approves the final valuation and the Stock Conversion closes. If the Stock Conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the Stock Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Stock Conversion is not completed, all withdrawal

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

authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Stock Conversion is terminated.

Purposes of Conversion

     The Board of Directors has formed the Holding Company to serve upon consummation of the Conversion as a holding company with the Savings Bank as its subsidiary. The Savings Bank, as a mutual savings association, does not have stockholders and has no authority to issue capital stock. By converting to the stock form of organization, the Holding Company and the Savings Bank will be structured in the form used by holding companies of commercial banks and by a large number of savings institutions. Management of the Savings Bank believes that the Conversion offers a number of advantages which will be important to the future growth and performance of the Savings Bank in that it is intended: (i) to improve the overall competitive position of the Savings Bank in its market area and to support possible future expansion and diversification of operations (currently there are no specific plans, arrangements or understandings, written or oral, regarding any such activities); (ii) to afford members of the Savings Bank and others the opportunity to become stockholders of the Holding Company and thereby participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank; and (iii) to provide future access to capital markets.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank

     Voting Rights. Savings members and borrowers will have no voting rights in the Savings Bank or the Holding Company and therefore will not be able to elect directors of the Savings Bank or the Holding Company or to control their affairs. Currently, these rights are accorded to savings and borrower members of the Savings Bank. Subsequent to the Stock Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Savings Bank and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

     After the Bank Conversion, if undertaken, holders of savings accounts in and obligors on loans of the Savings Bank will not have voting rights in the Savings Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Common Stock, account holders and borrowers of the Savings Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Savings Bank's capital stock.

     Savings Accounts and Loans. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.

     Tax Effects. The Savings Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Savings Bank in its mutual or stock form by reason of its Stock Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Savings Bank immediately after the Stock Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Savings Bank in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Savings Bank immediately after the Stock Conversion will be the same as the tax basis of their accounts immediately prior to Stock Conversion; (iv) the tax basis of each account holder's interest in the liquidation account will be zero; (v) the tax basis of the Common Stock purchased in the Stock Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as

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

discussed below; and (vii) if the Bank Conversion is undertaken, the Savings Bank, as a Tennessee chartered commercial bank, will be required to restate its tax reserve for bad debt to a level generally based on its bad debt experience and the excess of the restated amount is required to be included in its taxable income ratably over a six year period. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

     Based upon past rulings received by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. In the opinion of Feldman Financial, a financial consulting firm retained by the Savings Bank whose opinion is not binding on the IRS, the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisers as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

     The Savings Bank has also received an opinion from Housholder, Artman and Associates, P.C., Tullahoma, Tennessee, that no gain or loss will be recognized for Tennessee income tax purposes by either the Savings Bank or its Eligible Account Holders and Supplemental Eligible Account Holders as a result of the implementation of the Plan of Conversion.

     The opinions of Breyer & Aguggia and Housholder, Artman and Associates, P.C., are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the Savings Bank in its present mutual form, each depositor in the Savings Bank would receive a pro rata share of any assets of the Savings Bank remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in the Savings Bank at the time of liquidation.

     After the Stock Conversion, holders of withdrawable deposit(s) in the Savings Bank including certificates of deposit ("Savings Account(s)") shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, pursuant to the OTS regulations, the Savings Bank shall, at the time of the Stock Conversion establish a liquidation account equal to its total net worth as of the date of the latest statement of financial condition contained in the final Prospectus.

     The liquidation account shall be maintained by the Savings Bank subsequent to the Stock Conversion for the benefit of Eligible Account Holder(s) and Supplemental Eligible Account Holder(s) who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the

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

denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Savings Bank subsequent to December 31, 1995 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to December 31, 1995 or March 31, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on December 31, 1995 or March 31, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance proportionately to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Savings Bank (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally-insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

     If undertaken, the Bank Conversion shall not be deemed to be a complete liquidation of the Savings Bank for purposes of the distribution of the liquidation account. The liquidation account, and all rights and obligations of the Savings Bank in connection therewith, would be assumed by the Savings Bank as a Tennessee chartered commercial bank.

The Subscription, Direct Community and Syndicated Community Offerings

     The Subscription and Subscription Direct Community Offering (including the Syndicated Community Offering) are expected to expire at 12:00 Noon, Central Time, on the Expiration Date, unless extended or continued as described on the cover page of this Prospectus.

     Subscription Offering. In accordance with the Plan of Conversion, nontransferable Subscription Rights to purchase the Common Stock have been issued to all persons and entities entitled to purchase the Common Stock in the Subscription Offering. The amount of the Common Stock which these parties may purchase will be subject to the availability of the Common Stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the Common Stock is available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 will receive nontransferable Subscription Rights to subscribe for up to the greater of $75,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits in the Savings Bank in the one year period preceding December 31, 1995 are subordinated to the Subscription Rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 10% of the shares of Common Stock issued in the Stock Conversion. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion. In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of March 31, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of $75,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Supplemental Eligible Account Holders.

     Category 4: Other Members. Each depositor of the Savings Bank as of the Voting Record Date and each borrower with a loan outstanding on January 18, 1995 which continues to be outstanding as of the Voting Record Date will receive nontransferable Subscription Rights to purchase up to $75,000 of Common Stock in the Stock Conversion to the extent shares are available following subscriptions by Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

     In addition to the purchase limitations described above, purchases by persons in the Stock Conversion, when aggregated with purchases by their associates and groups acting in concert may not exceed $150,000 of the Common Stock issued in the Stock Conversion, except that the ESOP intends to purchase 8.0% of the total shares of Common Stock issued in the Stock Conversion, and shares purchased by the ESOP and attributable to any participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser.

     Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the OTS or another agency of the U.S. Government. Each person exercising Subscription Rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY.

     The Subscription Offering and all Subscription Rights under the Plan of Conversion will expire at 12:00 Noon, Central Time, on the Expiration Date, whether or not the Savings Bank has been able to locate each person entitled to such Subscription Rights. The Subscription Offering may be extended by the Holding Company and the Savings Bank up to _______ __, 1997 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of Common Stock within 45 days after the close of the Subscription Offering. If the sale of Common Stock is not completed within such period, all funds received will be promptly returned with interest at the Savings Bank's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     Direct Community Offering. Any shares of Common Stock which remain unsubscribed for in the Subscription Offering may be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to $75,000 of Common Stock in the Stock Conversion (or 7,500 shares based on the Purchase Price). No person or entity, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate shares with an aggregate purchase price of more than $150,000 (or 15,000 shares based on the Purchase Price). In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering, if held, is expected to commence immediately subsequent to the Expiration Date, but may begin at anytime during the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Savings Bank with approval of the OTS. Any extensions beyond 45 days after the close of the Subscription Offering would require a resolicitation of orders, wherein subscribers would be given the opportunity to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate, or be permitted to modify or cancel their orders. The right of any person to purchase shares in the Direct Community Offering is subject to the absolute right of the Holding Company and the Savings Bank to accept or reject such purchases in whole or in part. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the Stock Conversion.

     If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

     Syndicated Community Offering. The Plan of Conversion provides that, if necessary, all shares of Common Stock not purchased in the Subscription and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be managed by Trident Securities acting as agent of the Holding Company. The Holding Company and the Savings Bank have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Stock sold in the Syndicated Community Offering will be sold at the $10.00 Purchase Price, the same price as all other shares in the Offering. See
"-- Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Community Offering for shares of Common Stock with an aggregate purchase price of more than $75,000. See "-- Plan of Distribution for the Subscription, Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Trident Securities.

     Trident Securities may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit

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

indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Common Stock. When and if Trident Securities and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Conversion, Trident Securities will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Savings Bank's passbook rate until the completion of the Offerings. At the completion of the Stock Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Stock Conversion cannot and will not be insured by the FDIC or any other government agency. In the event the Stock Conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may terminate no more than 45 days following the Expiration Date, unless extended by the Holding Company with the approval of the OTS.

     In the event the Savings Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Savings Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the Stock Conversion is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

Persons in Non-Qualified States

     The Holding Company and the Savings Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Savings Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; or (ii) the Holding Company or the Savings Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Savings Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small relative to other states, the Holding Company and the Savings Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing

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

the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     The Savings Bank and the Holding Company have retained Trident Securities to consult with and advise the Savings Bank and to assist the Savings Bank and the Holding Company, on a best efforts basis, in the distribution of shares in the Offerings. Trident Securities is a broker-dealer registered with the SEC and a member of the National Association of Securities Dealers, Inc. ("NASD"). Trident Securities will assist the Savings Bank in the Stock Conversion as follows: (i) it will act as marketing advisor with respect to the Subscription Offering and will represent the Savings Bank as placement agent on a best efforts basis in the sale of the Common Stock in the Direct Community Offering if one is held; (ii) it will conduct training sessions with directors, officers and employees of the Savings Bank regarding the Conversion process; and (iii) it will provide assistance in the establishment and supervision of the Stock Information Center, with management's input, and will train the Savings Bank's staff to record properly and tabulate orders for the purchase of Common Stock and to respond appropriately to customer inquiries.

     Based upon negotiations between Trident Securities on the one hand and the Holding Company and the Savings Bank on the other hand concerning fee structure, Trident Securities will receive a management fee in the amount of $50,000. Trident and selected dealers participating in the Syndicated Community Offering shall receive a commission in an amount to be agreed upon jointly by Trident Securities and the Savings Bank for shares sold by them in the Syndicated Community Offering. Fees and commissions paid to Trident Securities and to any selected dealers may be deemed to be underwriting fees, and Trident Securities and such selected dealers may be deemed to be underwriters. Trident Securities will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $7,500 and for its legal fees not to exceed $20,000. Trident Securities has received an advance of $7,500 towards its reimbursable expenses. See "--Stock Pricing and Number of Shares to be Issued" and "USE OF PROCEEDS."

     The Holding Company and the Savings Bank have also agreed to indemnify Trident Securities against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the Common Stock or with regard to allocations of shares (in the event of oversubscription) or determinations of eligibility to purchase shares.

Description of Sales Activities

     The Common Stock will be offered in the Subscription and Direct Community Offerings principally by the distribution of this Prospectus and through activities conducted at the Savings Bank's Stock Information Center at its main office facility. The Stock Information Center is expected to operate during normal business hours throughout the Subscription and Direct Community Offerings. It is expected that at any particular time, one or more Trident Securities employees will be working at the Stock Information Center. Such employees of Trident Securities will be responsible for mailing materials relating to the Offerings (except for the initial mailings in connection with the Subscription Offering), responding to questions regarding the Conversion and the Subscription and Direct Community Offerings and processing stock orders.

     Sales of Common Stock will be made by registered representatives affiliated with Trident Securities or by the selected dealers managed by Trident Securities. The management and employees of the Savings Bank may participate in the Offerings in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the Order Form. Management of the Savings Bank may answer questions regarding the business of the Savings Bank when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and

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

employees of the Holding Company and the Savings Bank have been instructed not to provide advice regarding the purchase of Common Stock.

     No officer, director or employee of the Savings Bank or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the Stock Conversion.

     None of the Savings Bank's personnel participating in the Subscription and Direct Community Offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Savings Bank's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

     To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a Prospectus. The Savings Bank will accept for processing only orders submitted on original Order Forms(no photocopies or facsimile copies will be accepted).

     To purchase shares in the Subscription Offering, an executed Order Form and certification form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Savings Bank (which may be given by completing the appropriate blanks in the Order Form), must be received by the Savings Bank by 12 Noon, Central Time, on the Expiration Date. Order Forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. In addition, the Savings Bank will not accept orders submitted on photocopied or telecopied Order Forms. The Holding Company and the Savings Bank have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Savings Bank of the terms and conditions of the Plan of Conversion and of the Order Form will be final. In order to purchase shares in the Direct Community Offering, the Order Form, accompanied by the required payment for each share subscribed for, must be received by the Savings Bank prior to the time the Direct Community Offering terminates, which may be at any time subsequent to the Expiration Date. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Savings Bank unless the Stock Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1995), depositors as of the Supplemental Eligibility Record Date (March 31,
1997), depositors and certain borrowers as of the Voting Record Date (April 30,
1997) must list all accounts on the Order Form giving all names in each account, the account number and the approximate account balance as of such date.

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

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Savings Bank, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Savings Bank. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Savings Bank's passbook rate from the date payment is received until the completion or termination of the Stock Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Stock Conversion (unless the certificate matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Stock Conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Stock Conversion. At the completion of the Stock Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Stock Conversion cannot and will not be insured by the FDIC or any other government agency. In the event that the Stock Conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Savings Bank to withdraw the amount of the aggregate Purchase Price from his or her deposit account, the Savings Bank will do so as of the effective date of the Stock Conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Savings Bank's passbook rate.

     If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Stock Conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     Individual Retirement Accounts ("IRAs") maintained in the Savings Bank do not permit investment in the Common Stock. A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Savings Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's Common Stock in the Offerings. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Savings Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Savings Bank IRA to purchase Common Stock should contact the Stock Information Center at the Savings Bank no later than one week before the Expiration Date so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription Offering make such purchases for the exclusive benefit of IRAs.

     Certificates representing shares of Common Stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in properly completed Order Forms or to the last address of such persons appearing on the records of the Savings Bank as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to purchasers, purchasers may not be able to sell the shares of Common Stock which they purchased, even though trading of the Common Stock may have commenced.

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

Stock Pricing and Number of Shares to be Issued

     OTS regulations require that the aggregate purchase price of the securities sold in connection with the conversion of a thrift institution be based upon an appraised aggregate market value of the institution as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the conversion), as determined by an independent appraisal. The Savings Bank and the Holding Company have retained Feldman Financial to prepare an appraisal of the pro forma market value of the common stock of the Holding Company to be issued in connection with the Conversion and a business plan. Feldman Financial will receive a fee expected to total approximately $12,500 for its appraisal services and preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal not to exceed $2,500. The Savings Bank has agreed to indemnify Feldman Financial under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

     For its analysis, Feldman Financial undertook substantial investigations to learn about the Savings Bank's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Feldman Financial reviewed the Savings Bank's Form AC Application for Approval of Conversion and the Holding Company's Form SB-2 Registration Statement. Further, Feldman Financial visited the Savings Bank's facilities and had discussions with the Savings Bank's management and its special conversion legal counsel, Breyer & Aguggia. No detailed individual analysis of the separate components of the Holding Company's or the Savings Bank's assets and liabilities was performed in connection with the evaluation.

     In estimating the pro forma market value of the Holding Company's Common Stock, Feldman Financial's analysis utilized three selected valuation procedures, the Price/Book ("P/B") method, the Price/Earnings ("P/E") method, and Price/Assets ("P/A") method, all of which are described in its report. Feldman Financial placed the greatest emphasis on the P/E and P/B methods in estimating pro forma market value. In applying these procedures, Feldman Financial reviewed among other factors, the economic make-up of the Savings Bank's primary market area, the Savings Bank's financial performance and condition in relation to publicly-traded institutions that Feldman Financial deemed comparable to the Savings Bank, the specific terms of the offering of the Common Stock, the pro forma impact of the additional capital raised in the Stock Conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. Feldman Financial's analysis provides an approximation of the pro forma market value of the Common Stock based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of the Holding Company after the Stock Conversion that were utilized in determining the appraised value. These assumptions included expenses of $300,000 at each of the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, an assumed after tax rate of return on the net conversion proceeds of 4.14% and purchases by the ESOP of 8% of the stock sold in the Stock Conversion and purchases in the open market by the MRP of a number of shares equal to 4% of the stock sold in the Stock Conversion at the Purchase Price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different valuation methods and/or different assumptions may yield somewhat different results.

     On the basis of the foregoing, Feldman Financial has advised the Holding Company and the Savings Bank that, in its opinion, as of March 14, 1997, the aggregate estimated pro forma market value of the Holding Company and therefore the Common Stock was within the valuation range of $2,805,000 to $3,795,000 with a midpoint of $3,300,000. After reviewing the methodology and the assumptions used by Feldman Financial in the preparation of the appraisal, the Board of Directors established the Estimated Valuation Range which is equal to the valuation range of $2,805,000 to $3,795,000 with a midpoint of $3,300,000. The Purchase Price of $10.00 was determined by discussion among the Boards of Directors of the Savings Bank and the Holding Company and Trident Securities, taking into account, among other factors (i) the requirement under OTS regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock and (ii) desired liquidity in the Common Stock subsequent to the Conversion. Since the outcome of the Offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding

Company at this time. The Estimated Valuation Range may be amended, with the approval of the OTS, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Savings Bank, regulatory guidelines or national or local economic conditions.

     Feldman Financial's appraisal report is filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION."

     If, upon completion of the Subscription and Direct Community Offering, at least the minimum number of shares are subscribed for, Feldman Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Holding Company and the Savings Bank as converted as of the close of the Subscription and Direct Community Offering.

     No sale of the shares will take place unless prior thereto, Feldman Financial confirms to the OTS that, to the best of Feldman Financial's knowledge and judgment, nothing of a material nature has occurred which would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Savings Bank as converted at the time of the sale. If, however, the facts do not justify such a statement, the Subscription, Direct Community and Syndicated Community Offerings or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. In the event the total amount of shares issued is less than 280,500 or more than 436,425 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $2,805,000 or more than $4,364,250, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by Feldman Financial, such new range will be subject to approval by the OTS.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Savings Bank and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided below and in excess of the proposed director purchases set forth above, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

     In formulating its appraisal, Feldman Financial relied upon the truthfulness, accuracy and completeness of all documents the Savings Bank furnished it. Feldman Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Feldman Financial believes this information to be reliable, Feldman Financial does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Savings Bank and the Holding Company or independently value the assets or liabilities of the Holding Company and the Savings Bank. THE APPRAISAL BY FELDMAN FINANCIAL IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE APPRAISAL IS NECESSARILY BASED ON MANY FACTORS WHICH CHANGE FROM TIME TO TIME, THERE IS NO ASSURANCE THAT PERSONS WHO PURCHASE SUCH SHARES IN THE STOCK CONVERSION WILL LATER BE ABLE TO SELL SHARES THEREAFTER AT PRICES AT OR ABOVE THE PURCHASE PRICE.

Limitations on Purchases of Shares

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Stock by eligible subscribers and others in the Conversion. Each subscriber must subscribe for a minimum of 25 shares. With the exception of the ESOP, which is expected to purchase 8% of the shares of Common Stock issued in the Conversion, no person or entity, including all persons and entities on a joint account, may purchase shares with an aggregate purchase price of more than $75,000 (or 7,500 shares based on the Purchase Price); and no person or entity, including all persons and entities on a joint account, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate shares with an aggregate purchase price of more than $150,000 (or 15,000 shares based on the Purchase Price). Officers, directors and their associates may not purchase, in the aggregate, more than 35% of the shares of Common Stock offered in the Conversion. For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     The Savings Bank's and the Holding Company's Board of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of Common Stock sold in the Conversion, provided that orders for shares which exceed 5% of the shares of Common Stock sold in the Conversion may not exceed, in the aggregate, 10% of the shares sold in the Conversion. The Savings Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Board of Directors decide to increase the purchase limitation, all persons who subscribed for shares with an aggregate Purchase Price that exceeds that purchase limitation will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

     The term "acting in concert" is defined in the Plan of Conversion to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another other party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person, and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Savings Bank, including its President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Common Stock purchased pursuant to the Stock Conversion will be freely transferable, except for shares purchased by directors and officers of the Savings Bank and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors, Officers and NASD Members."

Restrictions on Repurchase of Stock

     Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. However, recent OTS policy has relaxed this restriction, particularly during the second six months after conversion. While an applicant needs to demonstrate the existence of "exceptional circumstances" during the first six months after conversion, the OTS has indicated that it would analyze repurchases during months six through 12 after conversion on a case-by-case basis. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and the repurchase would not adversely affect the financial condition of the association. No assurances, however, can be given that the OTS will approve a repurchase program under current policy or that such policy will not change or become more restrictive.

Restrictions on Transferability by Directors, Officers and NASD Members

     Shares of Common Stock purchased in the Offerings by directors and officers of the Holding Company may not be sold for a period of one year following completion of the Stock Conversion, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers upon exercise of options issued pursuant to the Stock Option Plan are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction, and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers.
Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

     Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Savings Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Stock Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

     The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Stock Conversion. The registration under the Securities Act of shares of the Common Stock to be issued in the Stock Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

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     In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

              RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Tennessee corporate law, as well as the Charter and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Charter and Bylaws of the Holding Company. See "ADDITIONAL INFORMATION" as to how to obtain a copy of the Holding Company's Charter and Bylaws.

Conversion Regulations

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

Change of Control Regulations

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the

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OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Tennessee Anti-Takeover Statutes

     The TBCA contains several provisions, described below, which may be applicable to the Holding Company upon consummation of the Stock Conversion.

     Business Combination Act. The TBCA generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities and similar transactions) by a "resident domestic corporation" (as defined below) or a subsidiary with an "Interested Shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of the corporation's stock then outstanding) for a period of five years after the date the person becomes an Interested Shareholder unless, prior to such date, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an Interested Shareholder and the business combination satisfies any other applicable requirements imposed by law or by the corporation's charter or bylaws. The Business Combination Act also limits the extent to which a "resident domestic corporation" which has a class of voting stock traded on any national securities exchange or registered pursuant to Section 12(g) of the Exchange Act or any of its officers or directors could be held liable for resisting any business combination.

     For purposes of the Business Combination Act, the term "resident domestic corporation" is defined as an issuer of voting stock which, as of the share acquisition date in question, is organized under the laws of Tennessee and meets two or more of the following requirements: (i) the corporation has more than 10,000 stockholders or 10% of its stockholders resident in Tennessee or more than 10% of its shares held by stockholders who are Tennessee residents; (ii) the corporation has its principal office or place of business located in Tennessee; (iii) the corporation has the principal office or place of business of a significant subsidiary, representing not less than 25% of the corporation's consolidated net sales located in Tennessee; (iv) the corporation employs more than 250 individuals in Tennessee or has a combined annual payroll paid to Tennessee residents which is in excess of $5.0 million; (v) the corporation produces goods and services in Tennessee which result in annual gross receipts in excess of $10.0 million; or (vi) the corporation has physical assets and/or deposits, including those of any subsidiary located within Tennessee which exceed $10.0 million in value.

     Control Share Acquisition Act. The Tennessee Control Share Acquisition Act generally provides that any person or group that acquires the power to vote more than certain specified levels (one-fifth, one-third or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation and employees and directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional stockholder approval is required when a stockholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the stockholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition. The statutory provisions will only apply to a Tennessee corporation if its charter or bylaws so provides and which has: (i) 100 or more stockholders; (ii) its principal place of business, its principal office or substantial assets within Tennessee; and (iii) either (A) more than 10% of its

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

stockholders resident in Tennessee, (B) more than 10% of its shares owned by stockholders resident in Tennessee, or (C) 10,000 or more stockholders resident in Tennessee. Neither the Holding Company's Charter nor its Bylaws contains a provision declaring that the Holding Company will be subject to the provisions of the Control Share Acquisition Act, although the Holding Company could amend its Charter or Bylaws in the future to include such a provision. At this time, the Holding Company has cannot determine whether it would otherwise meet the requirements to be subject to its provisions.

     Greenmail Act. The Tennessee Greenmail Act prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless: (i) such purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or (ii) the corporation makes an offer, at least equal value per share, to al holders of shares of such class. Market value is defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation.

     The Common Stock will be registered pursuant to Section 12(g) of the Exchange Act. As such, the Holding Company will be subject to the restrictions of the Greenmail Act upon consummation of the Conversion.

     Investor Protection Act. The Tennessee Investor Protection Act prohibits any party owning, directly or indirectly, 5% or more of any class of equity securities of an "offeree company" (as defined below), any of which were purchased within one year before the proposed takeover offer, unless the offeror: (i) before making such purchase, had made a public announcement of his intention or change or influence the management or control of the "offeree company;" (ii) has made a full, fair and effective disclosure of such intention to the persons from whom he acquired such securities; and (iii) has filed with the Tennessee Commissioner of Commerce and Insurance and with the "offeree company" a statement signifying such intentions and containing such additional information as the Commissioner may require. An "offeree company" is defined as a corporation or other issuer of equity securities which is incorporated or organized under the laws of Tennessee or has its principal office in Tennessee, has substantial assets located in Tennessee and which is or may be involved in a takeover offer relating to any class of its equity securities.

     The Investor Protection Act also prohibits any offeror from making a takeover offer which is not made to the holders of record or beneficial owners of the equity securities of an offeree company who reside in Tennessee on substantially the same terms as the offer is made to holders residing elsewhere.

Anti-takeover Provisions in the Holding Company's Charter and Bylaws and Tennessee Law

     Several provisions of the Holding Company's Charter and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Charter and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Charter and Bylaws of the Holding Company is necessarily general, and reference should be made in each case to such Charter and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

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

     Limitation on Voting Rights. Article XIV of the Holding Company's Charter provides that, if at any time following the consummation of the Conversion, any person acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval of two-thirds of the "Continuing Directors" (as defined below), then the record holders of the voting stock of the Holding Company beneficially owned by such acquiring person shall have only voting rights, with respect to each share in excess of 10%, equal to one one-hundredth (1/100th) of a vote. The aggregate voting power of such record holders will be allocated proportionately among such record holders by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Holding Company beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented the shares of voting stock of the Holding Company owned of record by such person (and which are beneficially owned by such acquiring person) and whose denominator is the total number of votes represented by the shares of voting stock of the Holding Company that are beneficially owned by such acquiring person. A person who is the record owner of shares of voting stock of the Holding Company that are beneficially and simultaneously owned by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under Article XIV. "Continuing Directors" are defined in the Holding Company's Charter to be those members of the board of directors who are unaffiliated with any "Related Person" (as defined below) and who were members of the board of directors prior to the time that a "Related Person" (as defined below) became a "Related Person" and any successor to such directors who are recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. The term "Related Person" is defined as any individual, corporation, partnership or other person or entity which, together with its affiliates, beneficially owns in the aggregate 10% or more of the outstanding shares of Common Stock and any affiliate of such individual, corporation, partnership or other person or entity.

     Board of Directors. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Holding Company's Charter provides that the size of the Board shall be as set forth in the Bylaws. The Bylaws currently set the number of directors at seven. The Charter provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Charter of the Holding Company provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of such holders' choice.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Charter does not provide for cumulative voting for any purpose. Moreover, the Charter provides that special meetings of stockholders of the Holding Company may be called only by the Board of Directors of the Holding Company and that stockholders may take action only at a meeting and not by written consent.

     Authorized Shares. The Charter authorizes the issuance of 3,000,000 shares of Common Stock and 250,000 shares of preferred stock. The shares of Common Stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series

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of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of Common Stock upon exercise of stock options and in connection with the MRP.

     Stockholder Vote Required to Approve Business Combinations. To approve mergers and similar transactions, the TBCA generally requires the approval of the Board of Directors of the corporation and of the holders of a majority of all the votes entitled to be cast, unless the Charter or the Board of Directors requires a greater vote. The TBCA permits a corporation to merge with another corporation without obtaining the approval of its stockholders (unless the Charter provides otherwise) if: (i) the corporation's separate corporate existence will not cease as a result of the merger and, except for certain types of amendments, its charter will not differ from its charter before the merger;
(ii) each stockholder of the corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the effective date of the merger; (iii) the voting power of the shares outstanding immediately after the merger, plus the voting power of the shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20% the voting power of the total shares of the corporation outstanding immediately before the merger or exchange; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger) will not exceed more than 20% the total number of participating shares outstanding immediately before the merger.

     The TBCA also provides that any sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets not made in the usual and regular course of business may be made in the following manner: (i) the board of directors may adopt a resolution recommending that such a transaction be approved by stockholders, unless the board of directors for any reason determines that it should not make such a recommendation, in which case the board may adopt a resolution directing that the transaction be submitted to stockholders without a recommendation, (ii) the board of directors may submit the proposed transaction for authorization by the company's stockholders at an annual or special meeting of stockholders, (iii) written notice of such meeting shall be given to stockholders of record, stating that the purpose, or one of the purposes of the meeting is to propose the transaction, (iv) at such meeting the stockholders may authorize the transaction, upon the affirmative vote of a majority of all the votes entitled to be cast on the transaction, unless the board of directors or the corporation's charter requires a greater vote or voting by voting groups, (v) after such authorization by vote of the stockholders, the board of directors may nevertheless abandon such transaction, subject to the rights of third parties under any contract, without further action or approval by the stockholders.

     As holder of all the outstanding common stock of the Savings Bank after consummation of the Stock Conversion, the Holding Company generally will be able to authorize a merger, consolidation or other business combination involving the Savings Bank without the approval of the stockholders of the Holding Company. In addition to the provisions of Tennessee law, the Holding Company's Charter requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock, and a majority of such shares not including shares deemed beneficially owned by a Related Person, to approve certain "Business Combinations," as defined therein. The Charter requires the approval of the stockholders in accordance with the increased voting requirements in connection with any such transactions except in cases where the proposed transaction has been approved in advance by at least two-thirds of the Holding Company's Continuing Directors. These provisions of the Charter apply to any "Business Combination" which generally is defined to include: (i) any merger, share exchange or consolidation of the Holding Company with or into a Related Person; (ii) any sale, lease, exchange, transfer or other disposition of, including without limitation, the granting of any mortgage, or any other security interest in, all or any substantial part of the assets of the Holding Company (including, without limitation, any voting securities of

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a subsidiary) or of a subsidiary to a Related Person or proposed by or on behalf of a Related Person; (iii) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, pledge or any other security interest in, all or any substantial part of the assets of a Related Person to the Holding Company or a subsidiary; (iv) the issuance or transfer of any securities of the Holding Company or a subsidiary to a Related Person other than pursuant to a dividend or distribution made pro rata to all stockholders of the Holding Company; (v) the acquisition by the Holding Company or a subsidiary of any securities of a Related Person or of any securities convertible into securities of a Related Person; (vi) any transaction proposed by or on behalf of a Related Person or pursuant to an agreement, arrangement or understanding with a Related Person which has the effect, directly or indirectly, of increasing the Related Person's proportionate ownership of voting securities of the Holding Company or a subsidiary thereof or of securities that are convertible to, exchangeable for or carry the right to acquire such voting securities; (vii) the adoption of any plan or proposal of liquidation or dissolution of the Holding Company any reincorporation of the Holding Company in another state or jurisdiction, any reclassification of the Common Stock, or any recapitalization involving the Common Stock proposed by or on behalf of a Related Person; (viii) any loans, advances, guarantees, pledges, financial assistance, security arrangements, restrictive covenants or any tax credits or other tax advantages provided by, through or to the Holding Company or any subsidiary thereof as a result of which a Related Person receives a benefit, directly or indirectly, other than proportionately as a stockholder; and (ix) any agreement, contract or other arrangement providing for any of the transactions described in (i) -
(viii) above.

     Amendment of Charter and Bylaws. No amendment of the Holding Company's Charter may be made unless it is first approved by the Board of Directors of the Holding Company, recommended to the stockholders for approval and thereafter is approved by the holders of a majority of the shares of the Holding Company entitled to be cast. An 80% vote of the shares of the Holding Company is required to amend, adopt, alter, change or repeal any provision inconsistent with Article VIII (setting quorum and voting requirements), Article IX (setting the requirements for the Board of Directors, including classification of the Board and vacancies), Article X (setting the procedures for nomination of directors and stockholder proposals), Article XI (removal of directors), Article XII (elimination of director liability), Article XIII (indemnification), Article XIV (restrictions on voting rights of certain holders), Article XV (approval of Business Combinations), Article XVI (evaluation of business combinations),
Article XIX (amendment of Bylaws) and Article XX (amendment of Charter).

     Stockholder Nominations and Proposals. The Charter of the Holding Company requires a stockholder who intends to nominate a candidate for election to the Board of Directors or to raise new business at a stockholder meeting to give not less than 30 nor more than 60 days' advance notice to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

     Purpose and Takeover Defensive Effects of the Holding Company's Charter and Bylaws. The Board of Directors of the Savings Bank believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Savings Bank and the Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and which is in the best interest of all stockholders.

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     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objective may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for Exchange Act deregistration.

     Despite the belief of the Savings Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Charter and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Savings Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its stockholders after the Conversion, the Holding Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted for a Tennessee business corporation. The Holding Company and the Savings Bank do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.

     The cumulative effect of the restrictions on acquisition of the Holding Company contained in the Charter and Bylaws and Holding Company, federal law and Tennessee law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

              DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General

     The Holding Company is authorized to issue 3,000,000 shares of Common Stock having a par value of $.01 per share, and 250,000 shares of Preferred Stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 379,500 shares of Common Stock and no shares of Preferred Stock in the Stock Conversion. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     The Common Stock will represent nonwithdrawable capital and will not be an insurable account, either by virtue of FDIC insurance coverage or otherwise.

Common Stock

     Dividends. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Stock Repurchases. The Plan of Conversion and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION -- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

     Voting Rights. Upon the consummation of the Stock Conversion, the holders of common stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Tennessee law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federally chartered mutual savings bank, corporate powers and control of the Savings Bank are vested in its Board of Directors, who elect the officers of the Savings Bank and who fill any vacancies on the Board of Directors. Subsequent to the Stock Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Savings Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Savings Bank.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Savings Bank, the Holding Company, as holder of the Savings Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Savings Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Liquidation Account"), all assets of the Savings Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

Preferred Stock

     None of the authorized shares of Preferred Stock will be issued in the Conversion and there are no plans to issue Preferred Stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue Preferred Stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of the Holding Company are restricted by provisions in its Charter and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

                           REGISTRATION REQUIREMENTS

     The Holding Company will register the Common Stock with the SEC pursuant to
Section 12(g) of the Exchange Act upon the completion of the Stock Conversion and will not deregister its Common Stock for a period of at least three years following the completion of the Stock Conversion. Upon such registration, the proxy solicitation and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.

                                 LEGAL OPINIONS

     The legality of the Common Stock will be passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Conversion have been opined upon by Breyer & Aguggia and the Tennessee tax consequences of the Conversion have been opined upon by Housholder, Artman and Associates, P.C., Tullahoma, Tennessee. Breyer & Aguggia and Housholder, Artman and Associates, P.C. have consented to the references herein to their opinions. The opinions are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION." Certain matters will be passed upon for Trident Securities by Housley Kantarian & Bronstein, P.C., Washington, D.C.

                                    EXPERTS

     The Financial Statements of the Savings Bank as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 included herein have been so included in reliance on the report of Housholder, Artman and Associates, P.C., independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

     Feldman Financial has consented to the publication herein of the summary of its letter to the Savings Bank setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Savings Bank, as converted, and its opinion as to the value of Subscription Rights, and to the use of its name and statements with respect to it appearing herein.

                             ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form SB-2 (File No. 333-6670) under the Securities Act with respect to the Common Stock offered in the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Southeast Regional Office of the SEC, 1401 Brickell Avenue, Suite 200, Miami, Florida 33131. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 205549. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

     The Savings Bank has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Savings Bank's Special Meeting and certain other information. This Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the Central Office of the OTS, Madison Plaza, 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN


                         Index To Financial Statements


                                                                           Pages

Independent Auditor's Report..............................................  F-1

Statements of Financial Condition as of December 31, 1996 and 1995........  F-2

Statements of Income for the Years Ended December 31, 1996 and 1995.......   20

Statements of Equity for the Years Ended December 31, 1996 and 1995.......  F-3

Statements of Cash Flows for the Years Ended December 31, 1996 and 1995...  F-4

Notes to Financial Statements.............................................  F-5


     All schedules are omitted because the required information is either not applicable or is included in the consolidated financial statements or related notes.

     Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged only in organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

Housholder, Artman and Associates, P.C
Certified Public Accountants                                              [Logo]
--------------------------------------------------------------------------------
115-1/2 N. Jackson Street                                 Telephone 615-455-4248
P.O. Box 1568                                             Fax 615-393-2122
Tullahoma, Tennessee 37388


                         INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Security Federal Savings Bank of
McMinnville, TN


We have audited the statements of financial condition of Security Federal Savings Bank of McMinnville, TN (the Bank) as of December 31, 1996 and 1995, and the related statements of income, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Federal Savings Bank of McMinnville, TN as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/Housholder, Artman and Associates, P.C
Housholder, Artman and Associates, P.C

January 27, 1997

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1996 AND 1995


                                                                   1996                  1995
                                                                   ----                  ----

     ASSETS
Cash and cash equivalents                                        $1,097,897            $  288,179
Investment securities:
  Available-for-sale, at fair value                               1,742,906             1,190,956
  Held-to-maturity, at amortized cost -
    fair value of $1,249,049 (1996) and
    $3,958,529 (1995)                                             1,250,000             3,949,643
Mortgage-backed securities:
  Available-for-sale, at fair value                                  -                    644,683
  Held-to-maturity, at amortized cost -
    fair value of $1,590,108 (1996) and
    $1,752,733 (1995)                                             1,579,910             1,734,069

Loans receivable, net                                            36,666,656            26,984,077
Interest receivable, net                                            278,335               191,904
Premises and equipment, net                                         953,762               565,359
Federal Home Loan Bank stock,
  restricted, at cost                                               512,400               478,200
Other assets                                                         39,403                38,074
                                                              -------------         -------------

   Total assets                                                 $44,121,269           $36,065,144
                                                              =============         =============


     LIABILITIES AND EQUITY

Deposits                                                        $35,789,611           $32,398,297
Federal Home Loan Bank advances                                   5,500,000             1,000,000
Advances from borrowers for property
 taxes and insurance                                                 66,184               105,242
Federal income taxes payable                                        157,873               193,859
Accrued expenses and other liabilities                              157,269                83,357
                                                              -------------         -------------
   Total liabilities                                             41,670,937            33,780,755

Commitments and contingencies

Retained earnings                                                 2,305,207             2,167,052
Unrealized security gains, net of tax
 of $88,947 (1996) and $71,916 (1995)                               145,125               117,337
                                                              -------------         -------------
   Total equity                                                   2,450,332             2,284,389
                                                              -------------         -------------

Total liabilities and equity                                    $44,121,269           $36,065,144
                                                              =============         =============


The accompanying notes are an integral part of these statements.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                              STATEMENTS OF EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                  Unrealized
                                                Retained          Securities            Total
                                                Earnings          Gains, net            Equity
                                                --------          ----------            ------
Balance at December 31, 1994                  $1,865,834           $ 56,165           $1,921,999

  Net income for 1995                            301,218                -                301,218

  Net change in unrealized securities
   gains, net of taxes of $37,502                   -                61,172               61,172
                                              ----------         ----------           ----------

Balance at December 31, 1995                   2,167,052            117,337            2,284,389

  Net income for 1996                            138,155                -                138,155

  Net change in unrealized securities
   gains, net of taxes of $17,031                   -                27,788               27,788
                                              ----------         ----------           ----------

Balance at December 31, 1996                  $2,305,207           $145,125           $2,450,332
                                              ==========         ==========           ==========


The accompanying notes are an integral part of these statements.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                    1996                   1995
                                                                    ----                   ----
Cash flows from operating activities:

  Net income                                                        $138,155               $301,218
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                    53,650                 30,173
     Dividend on FHLB stock                                          (34,200)               (31,100)
     (Gain) loss on sale of investments                               (2,032)                (2,602)
     Provision for loan losses                                       116,000                 30,000
     (Increase) decrease in interest receivable                      (86,431)               (72,801)
     (Increase) decrease in other assets                              (1,329)               (29,076)
     Increase (decrease) in accrued liabilities                       73,912                 20,250
     Increase (decrease) in income taxes payable                     (26,987)               (70,982)
     Increase (decrease) in deferred taxes payable                    (8,999)                79,199
     Sale of mortgage loans held for sale                          5,725,571              4,070,697
     Originations of mortgage loans held for sale                 (5,725,571)            (4,070,697)
                                                                 -----------            -----------
     Total adjustments                                                83,584                (46,939)
                                                                 -----------            -----------
  Net cash provided (used) by operating activities                   221,739                254,279

Cash flows from investing activities:
  Loan originations net of principal payments                     (9,521,579)            (5,021,534)
  Loans purchased                                                   (277,000)               (87,200)
  Purchase of:
   Available for sale-investment securities                       (1,499,828)              (998,906)
  Proceeds from sale of:
   Available for sale investment securities                          977,698                993,386
   Available for sale-mortgage-backed securities                     644,683                124,761
  Proceeds from maturities and repayments of:
   Held to maturity investment securities                          2,699,643                     --
   Held to maturity mortgage-backed securities                       154,159                141,270
  Cash payments for the purchase of property                        (442,053)              (379,805)
  Proceeds from sale of foreclosed real estate                          -                    21,705
                                                                 -----------            -----------
  Net cash provided (used) by investing activities                (7,264,277)            (5,206,323)

Cash flows from financing activities:
  Net increase (decrease) in deposit accounts                      3,391,314              4,286,265
  Proceeds from FHLB advances                                      4,500,000                500,000
  Net increase (decrease) in escrow accounts                         (39,058)                 2,686
                                                                 -----------            -----------

  Net cash provided (used) by financing activities                 7,852,256              4,788,951
                                                                 -----------            -----------

Net increase (decrease) in cash and equivalents                      809,718               (163,093)

Cash and equivalents, beginning of year                              288,179                451,272
                                                                 -----------            -----------

Cash and cash equivalents, end of year                            $1,097,897             $  288,179
                                                                 ===========            ===========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
  Interest expense                                                $1,816,298             $1,511,620
  Income taxes                                                    $  119,300             $  102,200


The accompanying notes are an integral part of these statements.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 and 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of Security Federal Savings Bank of McMinnville, TN conform to generally accepted accounting principles. The following is a summary of the more significant accounting policies.

Nature of Business
------------------

The Bank's business is that of a financial intermediary and consists primarily of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make mortgage loans secured by residential real estate and other loans located primarily in Warren County, Tennessee. At December 31, 1996, the Bank operated one retail banking office in McMinnville, Tennessee. As of December 31, 1996, the Bank had acquired the property for its first branch office in McMinnville, TN. The Bank is subject to significant competition from other financial institutions, and is also subject to regulation by certain federal agencies and undergoes periodic examinations by those regulatory authorities.

Use of Estimates
----------------

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets, and income and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans. In connection with the determination of the allowances for losses on loans, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

Cash and Cash Equivalents
-------------------------

For purposes of reporting cash flows, the Bank has defined cash and cash equivalents to include all cash, amounts due from depository institutions, and overnight funds sold to the Federal Home Loan Bank.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment Securities
---------------------

The Bank classifies its investments, including marketable equity securities, mortgage-backed securities, and mortgage-related securities, in one of three categories:

Trading Account Securities -

Securities held principally for resale in the near term, are classified as trading account securities and recorded at their fair values. Unrealized gains and losses on trading account securities are included in other income. The Bank did not hold any trading securities at December 31, 1996 or 1995.

Securities Held to Maturity -

Debt securities which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Unrealized losses on held to maturity securities reflecting a decline in value judged to be other than temporary are charged to income.

Securities Available for Sale -

Available for sale securities consist of equity securities and certain debt securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, net of income taxes, on available for sale securities are reported as a net amount in a separate component of retained earnings until realized. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Any decision to sell available for sale securities would be based on various factors, including movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity demands, regulatory capital considerations, and other similar factors. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Unrealized losses on available for sale securities reflecting a decline in value judged to be other than temporary are charged to income.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans Receivable
----------------

Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and unearned discounts.


Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the contractual life of the related loans using the interest method.

The Bank adopted SFAS No. 114, "Accounting for Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," on January 1, 1995. These two pronouncements require measurement of impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. For purposes of applying this standard, impaired loans have been defined as nonaccrual loans. The adoption of these statements did not significantly impact the Bank's results of operations for 1995 or 1996.

Uncollectible interest on loans that are contractually past due for three months is charged off or an allowance is established, based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments returns to normal, in which case the loan is returned to accrual status.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Foreclosed Property
-------------------


Foreclosed property owned is carried at the lower of cost or estimated fair value less estimated selling costs. Costs directly related to improvement of real estate are capitalized. Expenses of holding such real estate are charged to operations as incurred.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Premises and Equipment
----------------------

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by the straight-line and declining balance methods based on the estimated useful lives of the related assets that range from three to forty years.

Expenditures for major renewals and betterments of premises and equipment are capitalized, and those for maintenance and repairs are charged to expense as incurred.

Federal Home Loan Bank Stock
----------------------------

The Bank is required to maintain an investment in stock of the Federal Home Loan Bank of Cincinnati (FHLB). Sale of the stock is restricted to the FHLB and its members.

Mortgage Loan-Servicing Rights
------------------------------

The Bank adopted effective January 1, 1996 SFAS No. 122, "Accounting for Mortgage Servicing Rights - An Amendment of SFAS No. 65". Issued in May 1995, SFAS No. 122 amends certain provisions of SFAS No. 65 to eliminate the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and rights acquired through purchase transactions. The statement requires a mortgage banking enterprise, which sells or securitizes loans and retains the related mortgage servicing rights, to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The effect of adopting SFAS No. 122 did not have a material impact on the Bank's financial condition or the results of its operations.

Certain provisions of SFAS No. 122 have been superseded. See "New Accounting Pronouncements."

Income Taxes
------------

Income taxes are provided based on the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of allowance for loan losses, accumulated depreciation, and FHLB stock dividends for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Compensated Absences
--------------------

Full time employees of the Bank are entitled to paid vacation depending on length of service. The Bank requires all vacations be taken in the year it is earned.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Pension Costs
-------------

Pension costs are charged to employee benefits expense and are funded as accrued.

Long-Lived Assets
-----------------

The Bank adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," in fiscal year 1996. This statement requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present. Impairment would be considered when the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Implementation of this statement had no effect on the financial statements.

Fair Values of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents -

The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

Investment securities (including mortgage-backed securities) -

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans -

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

Federal Home Loan Bank Advances -

The fair values for these borrowings are estimated using a discounted cash flow calculation that applies interest rates currently being offered on FHLB advances to a schedule of aggregated contractual maturities on such FHLB advances.

Other liabilities -

Commitments to extend credit were evaluated, and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

New Accounting Pronouncements
-----------------------------

In June 1996, the FASB issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement amends SFAS Nos. 65 and 115 and supersedes SFAS Nos. 76, 77, and 122 and provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. It requires that liabilities and derivatives incurred or obtained by transferors as part of financial assets be initially measured as fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of the transfer. Servicing assets and liabilities must be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and assessment for asset impairment or increased obligation based on their fair values. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. In December 1996, the FASB issued Statement No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125. This statement defers the effective date of application of certain transfer and collateral provisions of SFAS 125 until January 1, 1998.

The adoption of the provisions of SFAS 125 and SFAS 127 is not expected to have a significant impact on financial position or results of operations.

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 2 - INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES (continued)

The Bank has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires all such investments to be classified in one of three categories: held to maturity (reported at amortized cost), trading (reported at fair value, with unrealized gains and losses included in earnings), or available-for-sale (reported at fair value, with unrealized gains and losses excluded from earnings and reported as an amount, net of income tax, in a separate component of total equity). An amount of $145,125 and $117,337, representing net unrealized appreciation on investment securities and mortgage-backed classified as available-for-sale, less income tax, is included as a separate component of total equity at December 31, 1996 and 1995, respectively.

Following is a summary of investment securities, which are classified as available-for-sale:


                                                            Gross            Gross
                                         Amortized        Unrealized       Unrealized        Fair
December 31, 1996                          Cost             Gains            Losses          Value
-----------------                        ---------        ----------       ----------        -----
U. S. Government and
 agency obligations                      $1,499,828         $  1,920        $ 12,705        $1,489,043
FHLMC stock                                   9,006          244,857           -               253,863
                                         ----------       ----------      ----------        ----------

                                         $1,508,834         $246,777        $ 12,705        $1,742,906
                                         ==========       ==========      ==========        ==========

December 31, 1995
------------------

U. S. Government and
 agency obligations                      $  998,906         $   -         $    -            $  998,906
FHLMC stock                                   9,006          183,044           -               192,050
                                         ----------       ----------      ----------        ----------

                                         $1,007,912         $183,044      $    -            $1,190,956
                                         ==========       ==========      ==========        ==========


                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 2 - INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES (continued)

The fair value of investment securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because security issuers have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                           December 31,
                                                                    1996                  1995
                                                                    ----                  ----
FHLMC stock                                                      $  253,863            $  192,050
Due after one year through five years                             1,489,043               998,906
                                                                 ----------            ----------

                                                                 $1,742,906            $1,190,956
                                                                 ==========            ==========


Following is a summary of mortgage-backed securities, which are classified as available-for-sale:


                                                          Gross            Gross
                                         Amortized        Unrealized       Unrealized        Fair
December 31, 1995                          Cost             Gains            Losses          Value
-----------------                        ---------        ----------       ----------        -----
FHLMC certificates -
 adjustable rate                         $  339,652          $ 3,192       $    -           $  342,844
FNMA certificates -
 adjustable rate                            298,821            3,018            -              301,839
                                         ----------          -------       ---------        ----------

                                         $  638,473          $ 6,210       $    -           $  644,683
                                         ==========          =======       =========        ==========


Following is a summary of investment securities and mortgage-backed securities, which are classified as held-to- maturity:


                                                          Gross            Gross
                                         Amortized        Unrealized       Unrealized        Fair
December 31, 1996                          Cost             Gains            Losses          Value
-----------------                        ---------        ----------       ----------        -----
U. S. Government and
 agency obligations                      $1,250,000          $   498       $   1,450        $1,249,048
Mortgage-backed securities                1,579,910           17,434           7,236         1,590,108
                                         ----------          -------      ----------        ----------

                                         $2,829,910          $17,932       $   8,686        $2,839,156
                                         ==========          =======       =========        ==========

December 31, 1995
-----------------

U. S. Government and
 agency obligations                      $3,949,643          $ 8,886       $    -           $3,958,529
Mortgage-backed securities                1,734,069           18,664            -            1,752,733
                                         ----------          -------      ----------        ----------

                                         $5,683,712          $27,550       $    -           $5,711,262
                                         ==========          =======       =========        ==========


                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 2 - INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES (continued)

The amortized cost and fair value of debt securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                              December 31, 1996                December 31, 1995
                                         ---------------------------       -----------------------------
                                         Amortized          Fair           Amortized           Fair
                                           Cost             Value            Cost              Value
                                         ---------        ---------       ---------          ---------
Due in one year or
 less                                    $  750,000       $  749,095       $2,199,980        $2,224,154
Due after one year
 through five years                         500,000          499,953        1,500,000         1,485,225
Due after five years
 through ten years                             -                -             249,663           249,150
                                       ------------     ------------       ----------        ----------
                                          1,250,000        1,249,048        3,949,643         3,958,529
Mortgage-backed
 securities                               1,579,910        1,590,108        1,734,069         1,752,733
                                         ----------       ----------       ----------        ----------

                                         $2,829,910       $2,839,156       $5,683,712        $5,711,262
                                         ==========       ==========       ==========        ==========

Carrying amounts and fair values of all types of mortgage-backed securities are summarized as follows:


December 31, 1996
-----------------

                      Principal          Unamortized      Unearned         Carrying            Fair
                        Balance           Premiums        Discounts          Value             Value
                      ----------         ------------     ---------        ---------         ---------
FHLMC                 $1,125,768           $  2,669      $     -          $1,128,437        $1,142,020
FNMA                     300,875              2,723            -             303,598           296,362
GNMA                     147,306                569            -             147,875           151,726
                      ----------           --------      -----------      ----------        ----------

                      $1,573,949           $  5,961      $     -          $1,579,910        $1,590,108
                      ==========           ========      ===========      ==========        ==========

December 31, 1995
-----------------

                      Principal          Unamortized      Unearned         Carrying            Fair
                        Balance           Premiums        Discounts          Value             Value
                      ----------         ------------     ----------       ---------         ---------
FHLMC                 $1,487,171           $ 12,219      $     -          $1,499,390        $1,524,024
FNMA                     672,707              8,425            -             681,132           673,775
GNMA                     191,078                942            -             192,020           199,617
                      ----------           --------      -----------      ----------        ----------

                      $2,350,956           $ 21,586      $     -          $2,372,542        $2,397,416
                      ==========           ========      ===========      ==========        ==========


               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE 2 - INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES (continued)

At December 31, 1996 and 1995, $850,000 and $1,550,000, respectively of investment securities and mortgage-backed securities were pledged as collateral for deposits.


NOTE 3 - LOANS RECEIVABLE

Loans receivable at December 31, 1996 and 1995 are summarized as follows:

                                                                              December 31,
                                                                      1996                     1995
                                                                      ----                     ----
First mortgage loans:
  Secured by one-to-four family
   residences                                                     $24,691,315               $21,475,860
  Secured by commercial real estate                                 3,362,400                 1,270,520
  Real estate development loans                                       156,000                       -
  Construction loans                                                3,964,232                 1,677,950
                                                                 ------------              ------------
                                                                   32,173,947                24,424,330
  Less:
    Undisbursed portion of
     construction loans                                            (1,010,939)                 (504,387)
                                                                -------------             -------------
      Total first mortgage loans                                   31,163,008                23,919,943
                                                                -------------             -------------

Consumer, commercial, and other loans:
  Automobile                                                        1,544,617                   723,813
  Home equity and second mortgage                                     727,531                 1,140,577
  Commercial                                                        2,262,750                   623,390
  Other consumer loans                                              1,252,903                   747,605
                                                               --------------            --------------
                                                                    5,787,801                 3,235,385
                                                               --------------            --------------

Less:  allowance for loan losses                                     (284,153)                 (188,098)
                                                                -------------             -------------
                                                                  $36,666,656               $26,967,230
                                                                =============             =============

Activity in the allowance for loan losses is as follows:

                                                                           December 31,
                                                                     1996                1995
                                                                     ----                ----
Balance - beginning                                             $   188,098           $   167,548
  Provision charged to operations                                   116,000                30,000
  Loans charged off                                                 (23,897)              (13,763)
  Recoveries                                                          3,952                 4,313
                                                              -------------         -------------
Balance - ending                                                $   284,153           $   188,098
                                                                ===========           ===========

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE 3 - LOANS RECEIVABLE (continued)


Commercial loans consist primarily of unsecured business loans and loans secured by equipment and inventory. Other consumer loans consist primarily of unsecured consumer loans and loans secured by deposit accounts.


In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its officers, directors, and their affiliates. In the opinion of management, such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and did not involve more than a normal risk of collectibility or present any other unfavorable features to the Bank. Loans to such borrowers at December 31, 1996 and 1995 totalled $583,860 and $455,954, respectively.

The Bank's lending activity is concentrated with customers located in the McMinnville and Warren County, Tennessee area.


NOTE 4 - LOAN SERVICING

Mortgage loans serviced for FHLMC are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans were $8,201,271 and $5,062,698 at December 31, 1996 and 1995, respectively.

Custodial escrow balances maintained in connection with the foregoing loan servicing were $39,162 and $32,432 at December 31, 1996 and 1995, respectively.


NOTE 5 - ACCRUED INTEREST RECEIVABLE


Accrued interest receivable is summarized as follows:

                                                                            December 31,
                                                                      1996                1995
                                                                      ----                ----
Investment securities                                              $ 22,776             $  72,594
Mortgage-backed securities                                           36,407                17,128
Loans receivable                                                    192,393               119,029
                                                                   --------             ---------

                                                                   $251,576             $ 208,751
                                                                   ========             =========

                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 6 - PREMISES AND EQUIPMENT


Premises and equipment are summarized by major classification as follows:

                                                                              December 31,
                                                                     1996                  1995
                                                                     ----                  ----

Land                                                           $    315,500          $     65,500
Building                                                            627,854               442,584
Furniture and equipment                                             254,744               243,639
                                                               ------------          ------------
                                                                  1,198,098               751,723
Less:  accumulated depreciation                                    (240,014)             (186,364)
                                                               ------------          ------------

                                                                $   958,084           $   565,359
                                                                ===========           ===========
Depreciation expense was $53,650 and $30,173 in 1996 and 1995, respectively.


NOTE 7 - DEPOSITS

Deposit accounts at December 31, 1996 and 1995 are summarized as follows:

                                                                  1996                  1995
                                                                  ----                  ----
Demand deposits, noninterest-bearing                            $ 1,713,015           $   540,160
NOW and money market accounts -
2.54% (1996) and 2.78% (1995)                                     1,712,646             1,211,912
Passbook accounts -
3.18% (1996) and 3.68% (1995)                                     4,468,674             4,287,126
                                                                -----------           -----------

  Total Demand, N.O.W.
   and Passbook Accounts                                          7,894,335             6,039,198

Certificates of deposit:
  2.01% to 3.00%                                                     10,572                16,763
  3.01% to 4.00%                                                      -                   173,795
  4.01% to 5.00%                                                  3,313,080             5,240,453
  5.01% to 6.00%                                                 21,483,503            15,275,166
  6.01% to 7.00%                                                  3,078,121             5,623,426
  7.01% to 8.00%                                                     10,000                29,496
                                                                -----------           -----------
     Total certificates of deposit                               27,895,276            26,359,099
                                                                -----------           -----------

                                                                $35,789,611           $32,398,297
                                                                ===========           ===========

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE 7 - DEPOSITS (continued)



Interest expense on deposits is as follows:

                                                                     Years Ended December 31,
                                                                     1996                 1995
                                                                     ----                 ----
NOW and money market accounts                                       $36,001               $36,007
Passbook accounts                                                   134,004               139,027
Certificates of deposit                                           1,477,037             1,293,256
                                                                 ----------            ----------
                                                                 $1,647,042            $1,468,290
                                                                 ==========            ==========


Certificate of deposit maturities are summarized below:

                                         Average                           Average
                                          Rate            1996              Rate             1995
                                         -------          ----             -------           ----
Less than 12 months                       5.38%        $20,623,100          5.49%         $18,117,272
12 to 36 months                           5.72           6,293,085          5.75            6,967,491
Greater than 36 months                    5.97             979,091          6.36            1,274,336
                                                       -----------                        -----------

                                          5.48%        $27,895,276          5.60%         $26,359,099
                                                       ===========                        ===========

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $3,916,000 and $3,181,000 at December 31, 1996 and 1995,
respectively. Deposit accounts in excess of $100,000 are not federally insured.


NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES

Federal Home Loan Bank advances at December 31 are summarized as follows:

                                                                  1996                  1995
                                                                  ----                  ----
  Short-term advances                                         $      -                $   500,000
  Other advances                                                  5,500,000               500,000
                                                                 ----------            ----------

                                                                 $5,500,000            $1,000,000
                                                                 ==========            ==========


                SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES (continued)

The short-term advances are due ninety days from issuance. Advances at December 31, 1996 mature as follows:

                                              Weighted
Year Ending                               Average Rate at
December 31,                              December 31, 1996                    Amount
------------                              -----------------                    ------
    1997                                          6.59%                        $2,500,000
    1998                                          6.05                          1,000,000
    1999                                          6.20                          2,000,000
                                                  ----                         ----------

                                                  6.35%                        $5,500,000
                                                  ====                         ==========

At December 31, 1996, the Bank's FHLB stock with a carrying value of $512,400 and residential real estate loans with outstanding balances totalling $8,250,000 were pledged under a blanket agreement as collateral for FHLB advances. At December 31, 1996, the total available borrowing capacity from the FHLB was $10,248,000.


NOTE 9 - INCOME TAXES

Income tax expense for 1996 and 1995 is comprised of the following:

                                                                  1996                  1995
                                                                  ----                  ----
Federal:
  Current                                                          $ 81,289              $103,736
  Deferred                                                          (14,677)               22,086
State:
  Current                                                            16,264                19,908
  Deferred                                                              348                 2,591
                                                                   --------              --------
                                                                    $83,224              $148,321
                                                                    =======              ========

A reconciliation of the actual income tax expense to the "expected" tax expense (computed by applying the federal statutory tax rate to earnings before income tax expense) is as follows:

                                                      1996                             1995
                                         ------------------------------    -----------------------------
                                                          Effective                          Effective
                                          Amount          Tax Rate          Amount           Tax Rate
                                          ------          --------          ------           --------
Computed "expected" tax
 expense                                   $ 75,269          34.0%           $152,843           34.0%
Increases (reductions) in tax
 resulting from:
  Provision for loan losses                    -               -              (24,540)          (5.5)
  State income taxes, net of
   Federal income tax benefit                 8,828           4.0              19,908            4.5
  Benefit of lower tax rates                   (873)          (.3)              -                 -
  Other items, net                             -               -                  110             -
                                            -------          ----            --------           ----
     Income tax expense                     $83,224          37.7%           $148,321           33.0%
                                            =======          ====            ========           ====

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE 9 - INCOME TAXES (continued)

The amount of deferred income taxes included in Federal income taxes payable is $82,129 and $108,206 at December 31, 1996 and 1995, respectively.


NOTE 10 - REGULATORY CAPITAL AND EQUITY



The Bank is subject to various regulatory capital requirements administered by the federal financial institution agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios. Under regulations of the Office of Thrift Supervision (OTS), the Bank must have: (i) core capital equal to 3.0% of adjusted total assets, (ii) tangible capital equal to 1.5% of adjusted total assets and (iii) total capital equal to 8.0% of risk-weighted assets. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE 10 - REGULATORY CAPITAL AND EQUITY (continued)


The following table presents the Bank's position relative to the three capital requirements.

                                              Stated                       Required           Excess Over
                                              Capital                      Capital            Requirement
                                Stated        As a % of      Required      As a % of      --------------------
                                Capital       Assets(1)      Capital       Assets(1)      Amount       Percent
                                -------       --------       -------       ---------      ------       -------
Summary of Capital
 Requirements (dollars
 in thousands):

Total equity                     $2,450          5.55%

Less:  Unrealized
 security gains, net
 of taxes                         (145)         (.33)
                                 ------         -----       ------         ----           ------        ----

Retained earnings                 2,305          5.22
                                 ------          ----       ------         ----           ------        ----

  Total tangible capital          2,305          5.24       $  661         1.50%          $1,644        3.74%

  Total core capital
   (tier 1 capital)               2,305          5.24        1,321         3.00              984        2.24

General allowance for
 loan losses                        284
                                 ------          ----       ------         ----           ------        ----

  Total capital
   (risk-based)                  $2,589          9.87%      $2,099         8.00%          $  490        1.87%
                                 ======          ====       ======         ====           ======        ====


(1) The regulatory capital requirements are calculated as a percentage of specified assets, as defined by OTS regulation.

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE 10 - REGULATORY CAPITAL AND EQUITY (continued)


As of December 31, 1996, the most recent notification from the OTS categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                                           To be Well
                                                                     For Capital        Capitalized Under
                                                                      Adequacy          Prompt Corrective
                                                 Actual               Purposes           Action Provisions
                                         ------------------      ------------------    --------------------
                                         Amount       Ratio      Amount       Ratio     Amount        Ratio
                                         ------       -----      ------       -----     ------        -----
December 31, 1996 (dollars
 in thousands)

Tier I Capital (to adjusted
 total assets)                            $2,305      5.24%       $1,759       4.00%     $2,199         5.0%

Tier I Capital (to risk
 weighted assets)                          2,305      8.78         1,050        4.0       1,574         6.0

Total Capital (to risk
 weighted assets)                          2,589      9.87         2,099        8.0       2,624        10.0


Included in retained earnings at December 31, 1996 and 1995 is approximately $504,000 in bad debt reserves for which no deferred federal income tax liability has been recorded. This amount represents allocations of income to bad debt deductions for tax purposes only. Reduction of this reserve for purposes other than tax bad-debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes, which would be subject to the then-current corporate income tax rate. At December 31, 1996 and 1995, the unrecorded deferred liability related to these reserves is approximately $191,000.

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE 11 - RETIREMENT PLAN


The Bank's pension expense and contributions for 1996 and 1995 were $23,232 and $16,831, respectively, related to their 401(k) profit sharing plan.


The Bank's 401(k) profit sharing plan is for eligible employees with six months of service and who are at least 20.5 years old. Employer and employee contributions to the plan are discretionary. Any employer contributions vest on a graduated schedule from two to six years of service.


NOTE 12 - SPECIAL FEDERAL INSURANCE ASSESSMENT


On September 30, 1996, legislation was enacted to recapitalize the Savings Association Insurance Fund (SAIF). The effect of this legislation was to require a one-time assessment on all federally insured savings institution's deposits, payable by November 29, 1996. The assessment was levied by the Federal Deposit Insurance Corporation (FDIC) at .657% of insured deposits at March 31, 1995. The amount of the Bank's assessment was $192,573. The assessment was paid and charged to earnings in 1996. After the recapitalization of the SAIF, the FDIC approved new rules regarding deposit insurance premiums. The Bank's deposit insurance premiums were reduced from 23 basis points, effective for 1996, to 6.5 basis points, effective January 1, 1997.



NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET AND
          SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contract or notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial Instruments with Off-Balance-Sheet Risk
 at December 31, 1996:
  Contractual commitments to extend credit                   $1,247,157
  Commercial letters of credit                                  565,000

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET AND
          SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
          (continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include property, plant and equipment and real estate.

Most of the Bank's business activity is with customers located within the state of Tennessee. A majority of the loans are secured by residential or commercial real estate or other personal property. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.


NOTE 14 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Bank's financial instruments, as described in
Note 1, are as follows:

                                                                            December 31, 1996
                                                                     --------------------------------
                                                                     Carrying                Fair
                                                                      Amount                 Value
                                                                     -----------         ------------
Financial assets:
  Cash and cash equivalents                                         $ 1,097,897           $ 1,097,897
  Investment securities                                               2,992,906             2,991,955
  Mortgage-backed securities                                          1,579,910             1,590,108
  Loans receivable, net of allowance                                 36,735,156            37,401,667

Financial liabilities:
  Deposits                                                           35,789,611            35,752,946
  Federal Home Loan Bank advances                                     5,500,000             5,512,643



The carrying amounts in the preceding table are included in the statement of financial condition under the applicable captions.

               SECURITY FEDERAL SAVINGS BANK OF MCMINNVILLE, TN
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE 15 - ADOPTION OF PLAN OF CONVERSION TO STOCK CHARTER (UNAUDITED)

On January 15, 1997, the Bank's Board of Directors formally adopted a plan ("Plan") to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and then to a Tennessee chartered commercial bank subject to approval by the Bank's members as of a still-to-be determined future voting record date. The Plan, which includes formation of a holding company, is subject to approval by the Office of Thrift Supervision
(OTS) and includes the filing of a registration statement with the Securities and Exchange Commission. As of December 31, 1996, the Bank had incurred conversion costs totalling $10,120 which are included in other assets. If the conversion is ultimately successful, actual conversion costs will be accounted for as a reduction in gross proceeds. If the conversion is unsuccessful, the conversion costs will be expensed.

The Plan calls for the common stock of the Bank to be purchased by the holding company and for the common stock of the holding company to be offered to various parties in a subscription offering at a price based on an independent appraisal. It is anticipated that any shares not purchased in the subscription offering will be offered in a direct community offering, and then any remaining shares offered to the general public in a syndicated offering.

The stockholders of the holding company will be asked to approve a proposed stock option plan and a proposed management recognition plan at a meeting of the stockholders after the conversion. Shares issued to directors and employees under these plans may be from authorized but unissued shares of common stock or they may be purchased in the open market. In the event that options or shares are issued under these plans, such issuances will be included in the earnings per share calculation, thus, the interests of existing stockholders would be diluted.

The Bank may not declare or pay a cash dividend if the effect thereof would cause its net worth to be reduced below either the amounts required for the liquidation account discussed below or the regulatory capital requirements imposed by federal and state regulations.

At the time of conversion, the Bank will establish a liquidation account, which will be a memorandum account that does not appear on the balance sheet, in an amount equal to its retained income as reflected in the latest consolidated balance sheet used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their deposit accounts in the Bank after conversion. In the event of a complete liquidation of the Bank (and only in such an event), eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account before any liquidation may be made with respect to common stock.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Holding Company and the Savings Bank. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Holding Company or the Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.


         Table of Contents                                                  Page
Prospectus Summary.......................................................
Selected Financial Condition, Operating and Other Data...................
Risk Factors.............................................................
Security Bancorp, Inc....................................................
Security Federal Savings Bank of McMinnville, TN.........................
Use of Proceeds..........................................................
Dividend Policy..........................................................
Market for Common Stock..................................................
Capitalization...........................................................
Historical and Pro Forma Capital Compliance..............................
Pro Forma Data...........................................................
Shares to be Purchased by Management Pursuant to
Subscription Rights......................................................
Security Federal Savings Bank of McMinnville, TN
Statements of Income.....................................................
Management's Discussion and Analysis of Financial........................
Condition and Results of Operations......................................
Recent Developments......................................................
Business of the Holding Company..........................................
Business of the Savings Bank.............................................
Management of the Holding Company........................................
Management of the Savings Bank...........................................
Regulation...............................................................
Taxation.................................................................
The Conversion...........................................................
Restrictions on Acquisition of the Holding Company.......................
Description of Capital Stock of the Holding Company......................
Registration Requirements................................................
Legal Opinions...........................................................
Experts..................................................................
Additional Information...................................................
Index to Financial Statements............................................

Until the later of ____ __, 1997 or 90 days after commencement of the offering of Common Stock, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                             SECURITY BANCORP, INC.

                                     [Logo]

                         (Proposed Holding Company for
                            Security Federal Savings
                            Bank of McMinnville, TN)


                          280,500 to 379,500 Shares of
                                  Common Stock


                                ----------------

                                   Prospectus
                                ----------------



                            TRIDENT SECURITIES, INC.



                                 May ___, 1997

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.        Indemnification of Officers and Directors

                Article XIII of the Charter of Security Bancorp, Inc. requires indemnification of directors, officers and employees to the fullest extent permitted by Tennessee law.

                Section 48-18-502 through Section 48-18-508 of the Tennessee Business Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

        48-18-502 AUTHORITY TO INDEMNIFY. - (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:
        (1) He conducted himself in good faith; and
        (2) He reasonably believed:
        (A) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and
        (B) In all other cases, that his conduct was at least not opposed to its best interests; and
        (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
        (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subdivision (a)(2)(B).
        (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
        (d)  A corporation may not indemnify a director under this section:
        (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
        (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        48-18-503 MANDATORY INDEMNIFICATION. - Unless limited by its charter, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        48-18-504 ADVANCE FOR EXPENSES. - (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:
        (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section .48-18-502;
        (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and
        (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this part.
        (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.
        (c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section .48-18-506.

        48-18-505 COURT ORDERED INDEMNIFICATION. - Unless a corporation's charter provides otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines:
        (1) The director is entitled to mandatory indemnification under
(S)48-18-503, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or
        (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in (S)48-18-502 or was adjudged liable as described in (S)48-18- 502(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

        48-18-506 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. - (a) A corporation may not indemnify a director under (S)48-18-502 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in (S)48-18-502.
        (b)  The determination shall be made:
        (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
        (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two
(2) or more directors not at the time parties to the proceeding;
        (3)  By independent special legal counsel;
        (A) Selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or
        (B) If a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or
        (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
        (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation to reasonableness of expenses shall be made by those entitled under subdivision
(b)(3) to select counsel.

        48-18-507 INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. - Unless a corporation's charter provides otherwise:
        (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under (S)48-18-503, and is entitled to apply for court-ordered indemnification under (S)48-18-505, in each case to the same extent as a director;
        (2) The corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and
        (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

        48-18-508 INSURANCE. - A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have the power to indemnify him against the same liability under (S)48-18-502 or (S)48-18-503.

Item 25.  Other Expenses of Issuance and Distribution(1)


     Legal fees and expenses.......................................      70,000
     Securities marketing firm legal fees..........................      20,000
     EDGAR, printing, postage and mailing..........................      60,000
     Appraisal/business plan fees and expenses.....................      15,000
     Accounting and auditing fees..................................      17,500
     Securities marketing fees and expenses(1).....................      57,500
     Data processing fees and expenses.............................       7,000
     SEC filing fee (assumes $4.364 million supermax)..............       1,325
     OTS filing fee................................................       8,400
     Blue Sky filing fees and expenses.............................      10,000
     Other.........................................................      33,275
                                                                       --------
           Total...................................................    $300,000
                                                                       ========

---------------------------
(1)      Fixed at each point of the Estimated Valuation Range.


Item 26.          Recent Sales of Unregistered Securities.

                  Not Applicable

Item 27.          Exhibits

                  The exhibits filed as part of this Registration Statement are as follows:

(a)      List of Exhibits


 1.1     --       Form of proposed Agency Agreement among Security Bancorp,
                  Inc., Security Federal Savings Bank of McMinnville, TN and
                  Trident Securities, Inc.

 1.2     --       Engagement Letter with Security Federal Savings Bank of
                  McMinnville, TN and Trident Securities, Inc. (a)

 2       --       Plan of Conversion of Security Federal Savings Bank of
                  McMinnville, TN (attached as an exhibit to the Proxy Statement included herein as Exhibit 99.5)

 3.1     --       Charter of Security Bancorp, Inc. (a)

 3.2     --       Bylaws of Security Bancorp, Inc. (a)

 4       --       Form of Certificate for Common Stock (a)

 5       --       Opinion of Breyer & Aguggia regarding legality of securities registered (a)

 8.1     --       Federal Tax Opinion of Breyer & Aguggia

 8.2     --       State Tax Opinion of Housholder, Artman and Associates,
                  P.C.

 8.3     --       Opinion of Feldman Financial Advisors, Inc. as to the value of subscription rights (a)

10.1     --       Proposed Form of Employment Agreement with Joe H. Pugh
                  (a)


10.2     --       Proposed Form of Severance Agreement with John W. Duncan (a)

10.3     --       Proposed Form of Severance Agreement with Ray Talbert (a)

10.4     --       Security Federal Savings Bank of McMinnville, TN 401(k) Plan

10.5     --       Proposed Form of Employee Stock Ownership Plan (a)

21       --       Subsidiaries of Security Bancorp, Inc. (a)

23.1     --       Consent of Housholder, Artman and Associates, P.C.

23.2     --       Consent of Breyer & Aguggia (contained in opinion included as
                  Exhibit 8.1) (a)

23.3     --       Consent of Breyer & Aguggia as to its Federal Tax Opinion (a)

23.4     --       Consent of Feldman Financial Advisors, Inc. (a)

24       --       Power of Attorney (contained in signature page) (a)

99.1     --       Order and Acknowledgement Form (a)

99.2     --       Solicitation and Marketing Materials (a)

99.3     --       Appraisal Agreement with Feldman Financial Advisors, Inc. (a)

99.4     --       Appraisal Report of Feldman Financial Advisors, Inc.

99.5     --       Proxy Statement for Special Meeting of Members of Security
                  Federal Savings Bank of McMinnville, TN (a)

---------------------

(a) Previously filed.



Item 28. Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                   (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

                   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) The undersigned registrant hereby undertakes to provide the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McMinnville, Tennessee on the 9th day of May, 1997.

                                    SECURITY BANCORP, INC.



                                    By: /s/Joe H. Pugh
                                        -------------------------------
                                        Joe H. Pugh
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                        Title                                          Date
----------                                        -----                                          ----

/s/Joe H. Pugh                                 President, Chief Executive                      May 9, 1997
----------------------------------------       Officer and Director
Joe H. Pugh                                    (Principal Executive Officer)



/s/John W. Duncan*                             Vice President/Operations                       May 9, 1997
----------------------------------------       (Principal Financial and
John W. Duncan                                 Accounting Officer)



/s/Earl H. Barr*                               Chairman of the Board and                       May 9, 1997
-----------------------------------------      Director
Earl H. Barr


/s/Raymond Neil Schultz, D.D.S.*               Director                                        May 9, 1997
-----------------------------------------
Raymond Neil Schultz, D.D.S.


/s/Dr. John T. Mason, III*                     Director                                        May 9, 1997
-----------------------------------------
Dr. John T. Mason, III


/s/Robert W. Newman*                           Director                                        May 9, 1997
-----------------------------------------
Robert W. Newman


/s/Donald R. Collette*                         Director                                        May 9, 1997
------------------------------------------
Donald R. Collette


/s/Franklin J. Noblin, D.D.S.*                 Director                                        May 9, 1997
-----------------------------------------
Franklin J. Noblin, D.D.S.

--------------
* By power of attorney dated March 21, 1997.

   As filed with the Securities and Exchange Commission on May 9, 1997

                                                   Registration No. 333-6670
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                                   EXHIBITS
                                      TO

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO

                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                            SECURITY BANCORP, INC.
               ------------------------------------------------
              (Exact name of registrant as specified in charter)




       Tennessee                          6035                  62-1682697
-------------------------------    --------------------      ----------------
(State or other jurisdiction of     (Primary SICC No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)



                              306 W. Main Street
                         McMinnville, Tennessee 37110
                                (615) 473-4483
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)




                         John F. Breyer, Jr., Esquire
                         Victor L. Cangelosi, Esquire
                               BREYER  & AGUGGIA
                                Suite 470 East
                              1300 I Street, N.W.
                            Washington, D.C.  20005
                   -----------------------------------------
                    (Name and address of agent for service)

                               INDEX TO EXHIBITS


 1.1   --     Form of proposed Agency Agreement among Security Bancorp, Inc.,
              Security Federal Savings Bank of McMinnville, TN and Trident
              Securities, Inc.


 1.2   --     Engagement Letter with Security Federal Savings Bank of
              McMinnville, TN and Trident Securities, Inc. (a)


 2     --     Plan of Conversion of Security Federal Savings Bank of
              McMinnville, TN (attached as an exhibit to the Proxy Statement included herein as Exhibit 99.5)


 3.1   --     Charter of Security Bancorp, Inc. (a)

 3.2   --     Bylaws of Security Bancorp, Inc. (a)

 4     --     Form of Certificate for Common Stock (a)

 5     --     Opinion of Breyer & Aguggia regarding legality of securities registered (a)


 8.1   --     Federal Tax Opinion of Breyer & Aguggia

 8.2   --     State Tax Opinion of Housholder, Artman and Associates, P.C.


 8.3   --     Opinion of Feldman Financial Advisors, Inc. as to the value of subscription rights (a)

10.1   --     Proposed Form of Employment Agreement with Joe H. Pugh (a)

10.2   --     Proposed Form of Severance Agreement with John W. Duncan (a)

10.3   --     Proposed Form of Severance Agreement with Ray Talbert (a)


10.4   --     Security Federal Savings Bank of McMinnville, TN 401(k) Plan


10.5   --     Proposed Form of Employee Stock Ownership Plan (a)

21     --     Subsidiaries of Security Bancorp, Inc. (a)


23.1   --     Consent of Housholder, Artman and Associates, P.C.


23.2   --     Consent of Breyer & Aguggia (contained in opinion included as
              Exhibit 8.1) (a)

23.3   --     Consent of Breyer & Aguggia as to its Federal Tax Opinion (a)

23.4   --     Consent of Feldman Financial Advisors, Inc. (a)

24     --     Power of Attorney (contained in signature page) (a)

99.1   --     Order and Acknowledgement Form (a)

99.2   --     Solicitation and Marketing Materials (a)

99.3   --     Appraisal Agreement with Feldman Financial Advisors, Inc. (a)

99.4   --     Appraisal Report of Feldman Financial Advisors, Inc.


99.5   --     Proxy Statement for Special Meeting of Members of Security Federal
              Savings Bank of McMinnville, TN (a)

---------------------

(a) Previously filed.